Table of Contents

Registration No. 333-253154

As filed with the Securities and Exchange Commission on May 24, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	7370	46-5542401
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2060 NW Boca Raton Blvd., #6

Boca Raton, Florida 33431

(561) 287-5776

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Darren Marks

Chief Executive Officer

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., #6

Boca Raton, Florida 33431

(561) 287-5776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq. Eric Mendelson, Esq. The Crone Law Group, P.C. 500 Fifth Avenue, Suite 938 New York, New York 10110 Telephone: (917) 538-1775	David E, Danovitch, Esq. Scott M. Miller, Esq. Sullivan & Worcester, LLP 1633 Broadway, 32nd Floor New York, NY 10019 Telephone: (212) 680-3076

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Underwritten Offering
Units (1)(2)(3)(4)	N/A	N/A	$11,500,000.00	$1,254.65
Common Stock, $0.001 par value per share, included in the Units	N/A	N/A	-(5)	-
Warrants to purchase Common Stock, included in the Units	N/A	N/A	-(5)	-
Common Stock underlying Warrants	N/A	N/A	$12,650,000.00	$1,380.12
Underwriter’s Warrants	N/A	N/A	-(6)	-
Common Stock underlying Underwriter’s Warrants (1)(2)(3)(4)(7)	N/A	N/A	$690,000.00	$75.28
Selling Shareholders Offering
Common Stock, par value $0.001 per share, issuable upon conversion of convertible promissory notes by the selling shareholders (1)(3) (8)	955,142	$6.00	$5,730,852	$625.24
Common Stock, par value $0.001 per share, issuable upon exercise of common stock purchase warrants by a selling shareholder (1)(3)(8)	581,769	$6.00	$3,490,614	$389.83
Total				$3,725.12	(9)

___________________________
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes the aggregate offering price of additional shares that the underwriters have a 45-day option to purchase to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	Each Unit consists of one share of common stock and one Warrant, each Warrant exercisable for one share of common stock at 110% of the public offering price.
(5)	Included in the price of the Units. No separate registration fee required pursuant to Rule 457(g) under the Securities Act.
(6)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended
(7)	The Underwriter’s Warrants are exercisable for up to 6% of the aggregate number of shares of common stock sold in the primary offering at a per share exercise price equal to 100% of the public offering price of the shares of common stock in the primary offering.
(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the closing sale price of the registrant’s common stock on the OTCQB of $6.00 per share on May 21, 2021 (which reflects a reverse stock split at a ratio of 1-for-32, which was effective as of May 13, 2021 and which became effective for quotation on the OTCQB on May 19, 2021).
(9)	$4,127.52 previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 24, 2021

PRELIMINARY PROSPECTUS

GROM SOCIAL ENTERPRISES, INC.

2,000,000 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

We are offering to sell 2,000,000 units, each unit consisting of one share of our common stock, $0.001 par value per share, and one warrant, each warrant exercisable for one share of common stock, in a firm commitment underwritten offering at an assumed public offering price of $5.00 per unit (the midpoint of the $4.00 to $6.00 estimated price range of the public offering price) (the “Underwritten Offering”).

The warrants included within the units are exercisable immediately, will have an exercise price per share of common stock of $[●] per share (equal to 110% of the public offering price of one unit, and will expire five years from the date of issuance. The shares of common stock and warrants that are part of the units are immediately separable and will be issued separately in the Underwritten Offering. The Underwritten Offering also includes the shares of common stock issuable from time to time upon exercise of the warrants.

The selling shareholders identified in this prospectus are offering an aggregate of 1,536,911 shares of our common stock, issuable upon exercise of convertible promissory notes and common stock purchase warrants (the “Selling Shareholder Shares”) held by such selling shareholders (the “Selling Shareholders Offering”). We will not receive any proceeds from the sale of any shares by the selling shareholders.

Our common stock is currently traded on the OTCQB Marketplace operated by the OTC Markets Group, Inc. (the “OTCQB) under the symbol "GRMMD." On May 21, 2021, the last reported sale price for our common stock was $6.00 per share (which reflects a reverse stock split at a ratio of 1-for-32, which was effective as of May 13, 2021 and which became effective for quotation on the OTCQB on May 19, 2021). We have applied to list our common stock and warrants on the Nasdaq Capital Market under the proposed symbols “GROM” and “GROMW,” respectively, which listing is a condition to the closing of the Underwritten Offering. Based on discussions with Nasdaq, we expect that our listing will be under committee review on May 24, 2021 and, hopefully, will be approved on such date, or soon thereafter. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTCQB will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market. In addition, no assurance can be given that a trading market will develop for the warrants included within the units. If our listing application is not approved by the Nasdaq Stock Market, we will not be able to consummate the Underwritten Offering and will terminate the Underwritten Offering, but will proceed with the Selling Shareholders Offering.

The number of units offered in this prospectus and all other applicable information has been determined based on an assumed public offering price of $5.00 per unit (the midpoint of the $4.00 to $6.00 estimated price range of the public offering price). The actual number of units and the public offering price per unit in the Underwritten Offering will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the assumed public offering price per unit used throughout this prospectus may not be indicative of the actual public offering price for the units.

On September 14, 2020, our Board approved, and on September 16, 2020, our shareholders approved, the granting of authority to the Board to amend the Company’s articles of incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, by a ratio of no less than 1-for-2 and no more than 1-for-25, with the exact ratio to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date, if at all, as determined by the Board in its sole discretion. On April 7, 2021, our Board approved, and on April 8, 2021, our shareholders approved, an increase to the range of the ratio for the reverse stock split to a ratio of no less than 1-for-2 and no more than 1-for-50. On May 6, 2021, our Board fixed the ratio for our reverse stock split at 1-for-32 and, on May 7, 2021, we filed a certificate of amendment to our articles of incorporation with the Secretary of State of the State of Florida to effect the reverse stock split which became effective as of May 13, 2021. Our common stock began being quoted on the OTCQB on a post-reverse split basis beginning on May 19, 2021.

Unless otherwise noted, and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a reverse stock split of our outstanding common stock at a 1-for-32 ratio, effective as of May 13, 2021.

The Selling Shareholder Shares may be resold from time to time by the selling shareholders listed in the section titled “Selling Shareholders” beginning on page 71.

The selling shareholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Selling Shareholder Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling shareholders may sell their Selling Shareholder Shares hereunder following the effective date of this registration statement. We provide more information about how a selling shareholder may sell its Selling Shareholder Shares in the section titled “Plan of Distribution” on page 74.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW AND CONSIDER ALL THE INFORMATION IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, INCLUDING THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 8.

The Underwritten Offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to buy up to an additional 300,000 units from us, upon the same terms as the units sold in the Underwritten Offering, to cover over-allotments, if any (such units not to exceed, in the aggregate, 15% of the units offered hereby). The underwriters may exercise this option at any time and from time to time during the 45-day period from the date of this prospectus.

	Per Share		Total
Public offering price	$	[●]	$	[●]
Underwriting discounts and commissions(1)(2)	$	[●]	$	[●]
Proceeds to us, before expenses	$	[●]	$	[●]

(1) We have agreed to reimburse the underwriters for certain expenses. Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1% of the public offering price payable to the underwriters. The underwriters will receive an underwriting discount equal to 8% of the gross proceeds in the Underwritten Offering. In addition, we have agreed to pay up to a maximum of $150,000 of the fees and expenses of the underwriters in connection with the Underwritten Offering, which includes the fees and expenses of underwriters’ counsel. See “Underwriting” Section for more information.

(2) We have also agreed to issue to the underwriters warrants to purchase up to an aggregate of 120,000 shares of our common stock. See “Underwriting” beginning on page 81 for additional information regarding these warrants and underwriting compensation generally.

The Underwritten Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all the units offered by this prospectus if the Underwritten Offering is consummated.

The underwriters expect to deliver the shares on or about __________, 2021.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Sole Book Running Manager

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

The date of this prospectus is __________, 2021

GROM SOCIAL ENTERPRISES, INC.

You should rely only on the information contained in this prospectus or in any free writing prospectus we or the underwriters or the selling shareholders may authorize to be delivered or made available to you. Neither we, the underwriters nor the selling shareholders have authorized anyone to provide you with different information. We and the selling shareholders are offering to sell, and seeking offers to buy, units, shares of common stock and warrants only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of units, our common stock and warrants. Our business, financial condition, operating results and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our shares or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Underwritten Offering and Selling Shareholders Offering and the distribution of this prospectus applicable to that jurisdiction.

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EXPLANATORY NOTE

This Prospectus relates to two separate offerings. The first is a public offering of up to 2,000,000 units, each unit consisting of one share of our common stock and one warrant, each warrant exercisable for one share of common stock (excluding 300,000 units which may be sold upon exercise of the underwriters’ over-allotment option) through the underwriter named on the cover page of the prospectus (the “Underwritten Offering”). The second is an offering by certain selling shareholders of an aggregate of 1,536,911 shares of our common stock, consisting of (i) 955,142 shares of our common stock issuable upon exercise of outstanding convertible promissory notes held by certain of the selling shareholders, and (ii) 581,769 shares of our common stock issuable upon exercise of outstanding warrants held by certain of the selling shareholders (the “Selling Shareholders Offering”). Certain sections and disclosure in the prospectus relate specifically to either the Underwritten Offering or the Selling Shareholders Offering, as indicated in the prospectus.

Unless otherwise noted, and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a reverse stock split of our outstanding common stock at a 1-for-32 ratio, effective as of May 13, 2021. Our common stock began trading on a post-split basis in the over-the-counter market on May 19, 2021.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully, especially the “Risk Factors,” and our financial statements and the accompanying notes to those statements, included elsewhere in this prospectus, before making an investment decision. Unless the context requires otherwise, references to the “Company”, “we”, “us,” and “our” refer to Grom Social Enterprises, Inc., a Florida corporation.

Overview

We were incorporated in the State of Florida on April 14, 2014, as Illumination America, Inc. and changed our name to Grom Social Enterprises, Inc. on August 17, 2017 in connection with our acquisition of Grom Holdings, Inc., a Delaware corporation (“Grom Holdings”)

Effective August 17, 2017, we acquired Grom Holdings pursuant to the terms of a share exchange agreement (the “Share Exchange Agreement”) entered into on May 15, 2017 (the “Share Exchange”). In connection with the Share Exchange, the Company issued an aggregate of 3,464,184 shares of its common stock to the Grom Holdings stockholders, pro rata to their respective ownership percentage of Grom Holdings. Each share of Grom Holdings was exchanged for approximately 0.1303 shares of our common stock. As a result, the stockholders of Grom Holdings owned approximately 92% of the Company’s issued and outstanding shares of common stock at such time.

We are a media, technology and entertainment company that focuses on delivering content to children under the age of 13 years in a safe secure platform that is compliant with Children’s Online Privacy Protection Act (“COPPA”) and can be monitored by parents or guardians. We operate our business through the following four wholly-owned subsidiaries:

•	Grom Social, Inc. (“Grom Social”) was incorporated in the State of Florida on March 5, 2012 and operates our social media network designed for children under the age of 13 years.

•	TD Holdings Limited (“TD Holdings”) was incorporated in Hong Kong on September 15, 2005. TD Holdings operates through its two wholly-owned subsidiaries: (i) Top Draw Animation Hong Kong Limited, a Hong Kong corporation (“Top Draw HK”) and (ii) Top Draw Animation, Inc., a Philippines corporation (“Top Draw Philippines”). The group’s principal activities are the production of animated films and televisions series.

•	Grom Educational Services, Inc. (“GES”) was incorporated in the State of Florida on January 17, 2017. GES operates our web filtering services provided to schools and government agencies.

•	Grom Nutritional Services, Inc. (“GNS”) was incorporated in the State of Florida on April 19, 2017. GNS intends to market and distribute nutritional supplements to children. GNS has not generated any revenue since its inception.

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Recent Developments

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB under the symbol “GRMMD”. In connection with the Underwritten Offering, we have applied to list our common stock and warrants on the Nasdaq Capital Market (“Nasdaq”) under the proposed symbols “GROM” and “GROMW,” respectively. If our listing application is approved, we expect to list our common stock and warrants on Nasdaq upon consummation of the Underwritten Offering, at which point our common stock will cease to be traded on the OTCQB. No assurance can be given that our listing application will be approved. The Underwritten Offering will occur only if Nasdaq approves the listing of our common stock. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements. Based on discussions with Nasdaq, we expect that our listing will be under committee review on May 24, 2021 and, hopefully, will be approved on such date, or soon thereafter. If Nasdaq does not approve the listing of our common stock, we will terminate the Underwritten Offering, but will proceed with the Selling Shareholders Offering. There can be no assurance that our common stock or warrants will be listed on the Nasdaq.

Reverse Stock Split

On September 14, 2020, our Board approved, and on September 16, 2020, our shareholders approved, the granting of authority to the Board to amend the Company’s articles of incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, by a ratio of no less than 1-for-2 and no more than 1-for-25, with the exact ratio to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date, if at all, as determined by the Board in its sole discretion. On April 7, 2021, our Board approved, and on April 8, 2021, our shareholders approved, an increase to the range of the ratio for the reverse stock split to a ratio of no less than 1-for-2 and no more than 1-for-50. On May 6, 2021, our Board fixed the ratio for our reverse stock split at 1-for-32 and, on May 7, 2021, we filed a certificate of amendment to our articles of incorporation with the Secretary of State of the State of Florida to effect a reverse stock split which became effective as of May 13, 2021. Our common stock began being quoted on the OTCQB on a post-reverse split basis beginning on May 19, 2021.

Unless otherwise noted, and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a reverse stock split of our outstanding common stock at a 1-for-32 ratio, effective as of May 13, 2021.

The reverse stock split did not impact our number of authorized shares of common stock which remained at 500,000,000 shares.

Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 8 of this prospectus and includes:

•	We have a history of losses;

•	We will be required to raise additional financing;

•	We have a significant amount of indebtedness;

•	We may not be able to retain key members of our management team;

•	We may be unable to protect our intellectual property;

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•	Market acceptance of our products is still uncertain;

•	We may not be able to retain existing users, or obtain new users, for our online platforms;

•	We face significant competition;

•	Investors in the Underwritten Offering will incur substantial dilution; and

•	Investors in the Underwritten Offering may lose their entire investment.

Corporate Information

Our principal executive offices are located at 2060 NW Boca Raton, #6, Boca Raton, Florida 33431. Our telephone number is (561) 287-5776. Our website address is www.gromsocial.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Emerging Growth Company

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). We will remain an emerging growth company until the earlier of (i) December 31, 2021, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2021. References herein to "emerging growth company" have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

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An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a "smaller reporting company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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THE OFFERING

Common stock outstanding prior to the Underwritten Offering and Selling Shareholders Offering (as of May 21, 2021)	6,037,528 shares (which reflects a reverse stock split of 1-for-32, effective as of May 13, 2021)

Securities offered by us in the Underwritten Offering

2,000,000 units, each consisting of one share of our common stock and one warrant, each warrant exercisable for one share of common stock. (2,300,000 shares if the underwriters exercise their over-allotment option in full).

The units will not be certificated and the shares of common stock and warrants comprising the units must be purchased together in the Underwritten Offering as units. Such shares and warrants will be immediately separable to allow for separate trading of such shares and warrants.

Offering price for units sold in the Underwritten Offering	An assumed public offering price of $5.00 per unit, which is the midpoint of the price range for the units set forth on the cover page of this prospectus. The actual public offering price per unit may be at, above or below such assumed public offering price and will be determined at pricing based on, among other factors, our historical performance and capital structure, prevailing market conditions, and overall assessment of our business at the time of pricing. See “Underwriting — Determination of Offering Price” for additional information.

Over-allotment option	The underwriters have an option for a period of 45 days to purchase up to 300,000 additional units (15% of the number of units sold in the Underwritten Offering) to cover over-allotments, if any, upon the same terms as the units sold in the Underwritten Offering, less underwriting discounts and commissions.

Common stock outstanding after completion of the Underwritten Offering (assuming none of the shares offered by the selling shareholders in the Selling Shareholders Offering have been issued)	8,037,528 shares (8,337,528 shares if the underwriters exercise their over-allotment option in full).

Common stock offered by the selling shareholders in the Selling Shareholders Offering	1,536,911 shares, consisting of 955,142 shares of our common stock issuable upon exercise of outstanding convertible promissory notes held by certain of the selling shareholders, and 581,769 shares of our common stock issuable upon exercise of outstanding warrants held by certain of the selling shareholders.

Common stock outstanding after the Selling Shareholders Offering (assuming all of the shares offered in the Underwritten Offering and Selling Shareholders Offering have been issued and sold)	9,574,439 shares (9,874,439 shares if the underwriters exercise their over-allotment option in full).

Underwriter’s Warrants	The registration statement of which this prospectus is a part also registers for sale warrants (the “Underwriter’s Warrants”) to purchase 120,000 shares issuable to Kingswood Capital Markets (the “Underwriter”), which is equal to 6% of the number of shares sold in the Underwritten Offering, as a portion of the underwriting compensation payable to the Underwriter in connection with the Underwritten Offering. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the five- year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $[●] (100% of the public offering price per unit).

Lock-up Agreements	We, our directors and officers, and certain of our principal shareholders, have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 360 days (with respect to us and our officers and directors) and 180 days (with respect to certain of our principal shareholders), after the date of this prospectus. See “Underwriting – Lock-Up Agreements.”

Use of proceeds

We intend to use the net proceeds from the Underwritten Offering after deducting the estimated underwriting discounts and estimated offering expenses for sales and marketing activities, product development, and capital expenditures, and we may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, and for working capital and general corporate purposes. See “Use of Proceeds” on page 25 of this prospectus.

We will not receive any proceeds from the sale of any shares by the selling shareholders in the Selling Shareholders Offering.

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OTCQB Symbol	Our common stock is presently quoted on the OTCQB Marketplace under the symbol “GRMMD.”

Proposed Nasdaq Symbol	We have applied to list our common stock and warrants on the Nasdaq Capital Market under the proposed symbols “GROM” and “GROMW,” respectively.

Reverse Stock Split	On September 14, 2020, our Board approved, and on September 16, 2020, our shareholders approved, the granting of authority to the Board to amend the Company’s articles of incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, by a ratio of no less than 1-for-2 and no more than 1-for-25, with the exact ratio to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date, if at all, as determined by the Board in its sole discretion. On April 7, 2021, our Board approved, and on April 8, 2021, our shareholders approved, an increase to the range of the ratio for the reverse stock split to a ratio of no less than 1-for-2 and no more than 1-for-50. On May 6, 2021, our Board fixed the ratio for our reverse stock split at 1-for-32 and, on May 7, 2021, we filed a certificate of amendment to our articles of incorporation with the Secretary of State of the State of Florida to effect the reverse stock split, which became effective as of May 13, 2021.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8.

Unless we indicate otherwise, the number of shares of our common stock that will be outstanding immediately after the Underwriting Offering and Selling Shareholders Offering is based on 6,037,528 shares of common stock outstanding as of May 21, 2021. The number gives effect to the reverse stock split of our common stock at a ratio of 1-for-32, effective as of May 13, 2021, and excludes the following:

(i)	230,574 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $8.64 per share;

(ii)	192,649 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants;

(iii)	shares of common stock issuable upon the conversion of by convertible promissory note holders of all of the outstanding principal amount and accrued and unpaid interest due into 246,582 shares of common stock;

(iv)	1,443,809 shares issuable upon the conversion of Series B Stock (to be exchanged for shares of Series C Stock on a one for one basis);

(v)	2,000,000 shares of common stock (2,300,000 shares of common stock, if the over-allotment is exercised by the underwriters, in full) underlying the warrants to be issued to the investors in the Underwritten Offering; and

(vi)	120,000 shares of common stock underlying the warrants to be issued to the underwriters in connection with the Underwritten Offering; and

(vii)	1,875,000 shares of common stock reserved for issuance under our Equity Incentive Plan.

In addition, the number of shares of our common stock that will be outstanding immediately after the Underwriting Offering does not include 955,142 shares of common stock underlying the convertible notes and 581,769 shares of common stock underlying the warrants to be offered by the selling shareholders in the Selling Shareholders Offering.

Except as otherwise indicated herein, all information in this prospectus assumes no exercise by the underwriter of its over-allotment option to purchase additional shares.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our common stock and warrants, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case the trading price of our common stock and warrants could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to our Business and Industry

Our independent auditors have expressed their concern as to our ability to continue as a going concern.

On a consolidated basis, the Company has incurred significant operating losses since inception and has a working capital deficit. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements of its equity securities and convertible notes and through officer loans as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and by obtaining short-term loans. The Company will be required to continue to do so until its consolidated operations become profitable.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern.

We have a $1,000,000 note issued to the TDH Sellers which matures on June 30, 2021 and $3,000,000 in notes issued to certain accredited investors which mature on March 16, 2024 that are secured by all of the assets of TDH.

On March 16, 2020, the maturity date of the TDH Note was extended from April 1, 2020 to June 30, 2021. If the TDH Note is not paid in full by June 30, 2021, the TDH Sellers could foreclose on their collateral causing us to lose our TDH subsidiary. Furthermore, we issued $3,000,000 of our 12% senior secured convertible notes, dated March 16, 2020, to certain accredited investors. If the senior secured convertible notes are not paid in full by March 16, 2024, the accredited investors could foreclose on their collateral causing us to lose our TDH subsidiary. Either occurrence would have a material adverse impact on the Company.

Our future performance will depend on the continued engagement of key members of the management team of the Company.

Our future performance depends to a large extent on the continued services of members of the Company’s current management and other key personnel, including Zachary Marks. While we have employment agreements with Messrs. Marks, Dearing and Leiner, the failure to secure the continued services of these or other key personnel for any reason, could have a material adverse effect on our business, operations, and prospects. We currently do not carry “key man insurance” on any of our executives.

If we fail to retain existing users or add new users, or if our users decrease their level of engagement, our revenue, financial results, and business may be significantly harmed.

The size of our user base and our users’ level of engagement are critical to our success. We have over 10,000,000 Grom Social users under the age of 13 and an almost equal number of parents in our database as of May 28, 2020. Our future financial performance will be significantly determined by our success in adding, retaining, and engaging users. If people do not perceive our site and the content that we offer to be enjoyable, engaging, reliable, and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their interaction on our website. A number of other social networking companies that achieved early popularity have since seen their active user bases or levels of engagement decline, in some cases precipitously. There is no guarantee that we will not experience a similar erosion of our user base or engagement levels. A decrease in user retention, growth, or engagement could render us less attractive to developers and advertisers, which may have a material and adverse impact on our revenue, business, financial condition, and results of operations. Any number of factors could potentially negatively affect our ability to attract and retain user and to increase their engagement on the website, including, if:

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•	our users decide to spend their time on competing sites;

•	we fail to introduce new and improved content or if we introduce new content or services that are not favorably received;

•	we are unable to successfully balance our efforts to provide a compelling user experience with the decisions we make with respect to the frequency, prominence, and size of ads and other commercial content that we display;

•	we are unable to continue to develop products for mobile devices that users find engaging, that work with a variety of mobile operating systems and networks, and that achieve a high level of market acceptance;

•	there are changes in user sentiment about the quality or usefulness of our products or concerns related to privacy and sharing, safety, security, or other factors;

•	we are unable to manage and prioritize information to ensure users are presented with content that is interesting, useful, and relevant to them;

•	there are adverse changes in our products that are mandated by legislation or regulatory authorities;

•	technical or other problems prevent us from delivering our products in a rapid and reliable manner or otherwise affect the user experience;

•	we adopt policies or procedures related to areas such as sharing or user data that are perceived negatively by our users or the general public; or

•	we fail to provide adequate customer service to users, developers, or advertisers;

If we are unable to maintain and increase our user base and user engagement, our revenue, financial results, and future growth potential may be adversely affected.

Our strategy at Grom Social to create new and original content, charge users for that content and attempt to secure advertisers to pay to advertise on our app, could fail to attract or retain users or generate revenue.

Our ability to retain, increase, and engage our user base and to increase our revenue will depend heavily on our ability to create successful new content, both independently and in conjunction with third parties. If new or enhanced content fails to engage users, developers, or advertisers, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, and our business may be adversely affected. In the future, we may invest in new products and initiatives to generate revenue, but there is no guarantee these approaches will be successful. If we are not successful with new approaches to monetization, we may not be able to maintain or grow our revenue as anticipated or recover any associated development costs, and our financial results could be adversely affected.

If we are not able to maintain and enhance our brand, or if events occur that damage our reputation and brand, our ability to expand our user base may be impaired, and our business and financial results may be harmed.

We believe that maintaining and enhancing the Grom Social brand is central to expanding our base of users and advertisers. Many of our new users are referred by existing users, and therefore we strive to ensure that our users remain favorably inclined towards our brand. Maintaining and enhancing our brand will depend largely on our ability to continue to provide age-appropriate, enjoyable, reliable, trustworthy, and innovative content and services, which we may not do successfully. We may introduce new content or terms of service that users do not like, which may negatively affect our brand. Additionally, the actions of third-party developers may affect our brand if users do not have a positive experience using third-party apps and websites integrated with our website. We also may fail to provide adequate customer service, which could erode confidence in our brand. Our brand may also be negatively affected by the actions of users that are deemed to be hostile or inappropriate to other users, or by users acting under false or inauthentic identities. Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful. If we fail to successfully promote and maintain the Grom brand or if we incur excessive expenses in this effort, our business and financial results may be adversely affected.

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Our Grom Social platform may be misused by users, despite the safeguards we have in place to protect against such behavior.

Users may be able to circumvent the controls we have in place to prevent abusive, illegal or dishonest activities and behavior on our website, and may engage in such activities and behavior despite these controls. For example, our Grom Social platform could be used to exploit children and to facilitate individuals seeking to engage in improper communications or contact with children. Such potential behavior of such users would injure our other users and would jeopardize the reputation and integrity of our Grom Social platform. Fraudulent users could also post fraudulent profiles or create false or unauthorized profiles on behalf of other, non-consenting parties. This behavior could expose us to liability or lead to negative publicity that could injure the reputation of our Grom Social platform and materially adversely affect our brand.

We could experience system failures or capacity constraints that could negatively impact our Grom Social platform and business.

Our ability to provide reliable service to our users largely depends on the efficient and uninterrupted operation of our Grom Social platform, relying on people, processes, and technology to function effectively. Any significant interruption to, failure of, or security breaches affecting, our Grom Social platform could result in significant expense, a loss of users, and harm to our business and reputation. Interruptions, system failures or security breaches could result from a wide variety of causes, including disruptions to the Internet, malicious attacks or cyber incidents such as unauthorized access, loss or destruction of data (including confidential and/or personal customer information), account takeovers, computer viruses or other malicious code, and the loss or failure of systems over which we have no control. The failure of our Grom Social platform, or the loss of data, could result in disruption to our operations, damage to our reputation and remediation costs, which could individually or in the aggregate adversely affect our business and brand.

Improper access to or disclosure of our users’ information, or violation of our terms of service or policies, could harm our reputation and adversely affect our business.

Our efforts to protect the information that our users have chosen to share using Grom Social may be unsuccessful due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, or other factors. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users’ data. If any of these events occur, our users’ information could be accessed or disclosed improperly. We have a privacy policy that governs the use of information that users have chosen to share using the Grom Social website and how that information may be used by us and third parties. Some third-party developers may store the information provided by our users through apps on the Grom Social platform or websites. If these third parties or developers fail to adopt or adhere to adequate data security practices or fail to comply with our terms and policies, or in the event of a breach of their networks, our users’ data may be improperly accessed or disclosed.

Any incidents involving unauthorized access to or improper use of the information of our users or incidents involving violation of our terms of service or policies, including our privacy policy, could damage our reputation and our brand and diminish our competitive position. In addition, the affected users or government authorities could initiate legal or regulatory action against us in connection with such incidents, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Any of these events could have a material and adverse effect on our business, reputation, or financial results.

We face intense competition in all aspects of our business including competition in the animation and web filtering businesses. If we do not provide features and content that will engage and attract users, advertisers and developers we may not remain competitive, and our potential revenues and operating results could be adversely affected.

We face intense competition in almost every aspect of our business, including from companies such as Facebook, YouTube, Twitter and Google, which offer a variety of Internet products, services, content, and online advertising offerings, as well as from mobile companies and smaller Internet companies that offer products and services that may compete directly with Grom Social for users, such as Yoursphere, Fanlala, Franktown Rocks and Sweety High. As we introduce new services and products, as our existing services and products evolve, or as other companies introduce new products and services, we may become subject to additional competition.

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Some of our current and potential competitors have significantly greater resources and better competitive positions than we do. These factors may allow our competitors to respond more effectively than us to new or emerging technologies and changes in market requirements. Our competitors may develop products, features, or services that are similar to ours or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. In addition, our users, content providers or application developers may use information shared by our users through Grom Social in order to develop products or features that compete with us. Certain competitors, including Facebook, could use strong or dominant positions in one or more markets to gain a competitive advantage against us in areas where we operate including: by creating a social networking experience similar to ours with similar content and features. As a result, our competitors may acquire and engage users at the expense of the growth or engagement of our user base, which may negatively affect our business and financial results.

We believe that our ability to compete effectively depends upon many factors, including:

•	the age appropriateness, attractiveness, safety, ease of use, performance, and reliability of the Grom Social platform, our content and products compared to our competitors;

•	the size and composition of our user base;

•	the engagement of our users with our products;

•	the timing and market acceptance of content, services, and products, including developments and enhancements to our or our competitors’ content, services and products;

•	our ability to monetize our products, including our ability to successfully monetize mobile usage;

•	the frequency, size, and relative prominence of the ads and other commercial content displayed by us or our competitors;

•	customer service and support efforts;

•	marketing and selling efforts;

•	responding to changes mandated by legislation or regulatory authorities, some of which may have a disproportionate effect on us;

•	acquisitions or consolidation within our industry, which may result in more formidable competitors;

•	our ability to attract, retain, and motivate talented employees, particularly programmers;

•	our ability to cost-effectively manage and grow our operations; and

•	our reputation and brand strength relative to our competitors.

If we are not able to effectively compete, our user base and level of user engagement may decrease, which could make us less attractive to developers and advertisers and materially and adversely affect our revenue and results of operations.

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Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results. To manage our growth effectively, we must continually evaluate and evolve our business and manage our employees, operations, finances, technology and development, and capital investments efficiently. Our efficiency, productivity and the quality of our Grom Social platform, animation business and web filtering user services and content may be adversely impacted if we fail to appropriately coordinate across our business operations. Additionally, rapid growth may place a strain on our resources, infrastructure, and ability to maintain the quality of our Grom Social platform. If and when our structure becomes more complex as we add additional staff, we will need to improve our operational, financial and management controls as well as our reporting systems and procedures. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating revenues.

We collect, process, share, retain and use personal information and other data, which subjects us to governmental regulations and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business.

A variety of federal, state and foreign laws and regulations govern privacy and the collection, use, retention, sharing and security of personal information. We collect, process, use, share and retain personal information and other user data, including information about our users as they interact with our platform, and we have a privacy policy concerning our use of data on our platform. We are subject to COPPA which regulates the collection, use, and disclosure of personal information from children under 13 years of age. and CIPA, which addresses concerns about children's access to obscene or harmful content over the Internet.

Any failure or perceived failure by us to comply with COPPA, CIPA, or other applicable privacy laws and regulations or with our privacy policy or any compromise of security that results in the unauthorized release or transfer of sensitive information, which may include personally identifiable information or other user data, may result in governmental enforcement actions or litigation, which could be costly to defend and may require us to pay significant fines or damages. Such failures or perceived failures could also result in public statements against us by consumer advocacy groups, our users or others, which could harm our brand and could cause our users, and parents to lose trust in us which in turn could have an adverse effect on our business. Additionally, if third parties we work with, such as advertisers, vendors, content or platform providers, violate applicable laws or our policies, such violations may also put the information of our users at risk and could, in turn, have an adverse effect on our business.

We also are or may become required to comply with varying and complex privacy laws and regulations in multiple jurisdictions, and laws and regulations in foreign jurisdictions are sometimes more restrictive than those in the United States. Complying with these laws as they evolve could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

As a result of our collection, retention, and use of personal data, we are or may become subject to diverse laws and regulations in the United States and foreign jurisdictions mandating notification to affected individuals in the event that personal data (as defined in the various governing laws) is accessed or acquired by unauthorized persons. Complying with such numerous and complex regulations in the event of unauthorized access would be expensive and difficult, and failure to comply with these regulations could subject us to regulatory scrutiny and additional liability.

User trust regarding privacy and data security is very important to our brand and the growth of our business, and privacy or data security concerns relating to our Grom Social platform could damage our reputation and brand and deter current and potential users from using our platform, even if we are in compliance with applicable privacy and data security laws and regulations.

Users may curtail or stop their use of our Grom Social platform if our security measures are compromised, if our platform is subject to attacks that degrade or deny the ability of users to access our platform or if our member data is compromised.

Our Grom Social platform collects, processes, stores, shares, discloses and uses the information of our users and their communications. We are vulnerable to computer viruses, break-ins, phishing attacks, and attempts to overload our servers with denial-of-service and other cyber-attacks and similar disruptions from unauthorized use of our computer systems. Our security measures may also be breached due to employee error, malfeasance or otherwise. Several recent, highly publicized data security breaches and denial of service attacks at other companies have heightened public awareness of this issue and may embolden individuals or groups to target our systems. Any of the foregoing could lead to interruptions, delays or platform shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential or sensitive information, such as credit card information or information about our members. If our security is compromised, we could experience platform performance or availability problems, the complete shutdown of our platform or the loss or unauthorized disclosure of confidential or sensitive information. We could be subject to liability and litigation and reputational harm, and our users may be harmed, lose confidence in us and decrease or terminate the use of our platform.

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We also rely on certain third parties to provide critical services and to store sensitive customer information. For example, our platform is hosted using data centers operated by third parties. However, we have little or no control over the security measures implemented by these parties, and if these measures are compromised, we could be exposed to similar risks and liabilities to those described above.

Unauthorized parties may also fraudulently induce employees or members to disclose sensitive information in order to gain access to our information or the information of our members or access this information through other means. They might also abuse our systems in other ways, such as by sending spam, which could diminish or otherwise degrade the experience of our members or by compromising or gaining unauthorized access to member accounts. Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and are becoming increasingly sophisticated, they often are not recognized until launched against a target. Furthermore, such attacks may originate from less regulated and remote areas around the world, and we may be unable to proactively address these techniques or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new members and increase engagement by existing members, cause existing members to stop using our platform or subject us to lawsuits, regulatory fines or other action or liability, thereby harming our business and operating results.

Moreover, if a high-profile security breach occurs with respect to another social media provider, our users and potential users may lose trust in the security of our platform generally, which could adversely impact our ability to retain existing users or attract new ones.

Future business acquisitions, strategic investments or alliances, if any, as well as business acquisition transactions, could disrupt our business and may not succeed in generating the intended benefits and may, therefore, adversely affect our business, revenue and results of operations.

We completed the acquisition of TD Holdings in 2016 and we may in the future explore potential acquisitions of companies or technologies, strategic investments, or alliances to strengthen our business. Acquisitions involve numerous risks, any of which could harm our business, including:

•	our due diligence may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired business, product or technology, including issues related to intellectual property, product quality or architecture, regulatory compliance practices, or accounting practices or employee issues;

•	failure to successfully integrate acquired businesses;

•	diversion of management's attention from operating our business to addressing acquisition integration challenges;

•	difficulties in coordinating geographically disparate organizations and corporate cultures and integrating management personnel with different business backgrounds;

•	anticipated benefits may not materialize;

•	retention of employees from the acquired company;

•	integration of the acquired company's accounting, management information, human resources, and other administrative systems;

•	coordination of product development and sales and marketing functions;

•	liability for activities of the acquired company before the acquisition, including patent and trademark infringement, claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and

•	litigation or other claims in connection with the acquired company, including claims from terminated employees, users, former stockholders or other third parties.

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Failure to appropriately mitigate these risks or other issues related to such strategic investments and acquisitions could result in reducing or completely eliminating any anticipated benefits of transactions and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses or the impairment of goodwill, any of which could harm our business, financial condition, and operating results.

If any of our relationships with internet search websites terminate, if such websites' methodologies are modified or if we are outbid by competitors, traffic to our websites could decline.

We depend in part on various internet search websites, such as Google.com, Bing.com, Yahoo.com, and other websites to direct a significant amount of traffic to our websites. Search websites typically provide two types of search results, algorithmic and purchased listings. Algorithmic listings generally are determined and displayed as a result of a set of unpublished formulas designed by search engine companies in their discretion. Purchased listings generally are displayed if particular word searches are performed on a search engine. We rely on both algorithmic and purchased search results, as well as advertising on other internet websites, to direct a substantial share of visitors to our websites and to direct traffic to the advertiser customers we serve. If these internet search websites modify or terminate their relationship with us or we are outbid by our competitors for purchased listings, meaning that our competitors pay a higher price to be listed above us in a list of search results, traffic to our websites could decline. Such a decline in traffic could affect our ability to generate advertising revenue and could reduce the desirability of advertising on our websites.

We may have difficulty scaling and adapting our existing network infrastructure to accommodate increased traffic and technology advances or changing business requirements, which could cause us to incur significant expenses and lead to the loss of users and advertisers.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computer power we will need. We could incur substantial costs if we need to modify our websites or our infrastructure to adapt to technological changes. If we do not maintain our network infrastructure successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users' experience could decline. Maintaining an efficient and technologically advanced network infrastructure is particularly critical to our business because of the pictorial nature of the products and services provided on our websites. A decline in quality could damage our reputation and lead us to lose current and potential users and advertisers. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

We are a holding company organized in Florida, with no operations of our own, and we depend on our subsidiaries, incorporated in Hong Kong, Manila and Florida for cash to fund our operations.

Our operations are conducted entirely through our subsidiaries and our ability to generate cash to fund operations or to meet debt service obligations is dependent on the earnings and the receipt of funds from our subsidiaries. Deterioration in the financial condition, earnings or cash flow of TD Holdings and its subsidiaries for any reason could limit or impair their ability to make payments to us. Additionally, to the extent that we need funds and our subsidiaries are restricted from making such distributions under applicable law or regulation or are otherwise unable to provide such funds, it could materially adversely affect our business, financial condition, results of operations or prospects.

Future capital raises may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership may decrease, and these stockholders may experience substantial dilution. If we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our stockholders.

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Our intellectual property rights are critical to our success, and the loss of such rights could materially adversely affect our business.

We regard our trademarks, copyrights, and other intellectual property rights as critical to our success and attempt to protect such intellectual property with registered and common law trademarks and copyrights, restrictions on disclosure and other actions to prevent infringement. However, there can be no assurance that other third parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially adversely affected.

We may be subject to claims alleging the intellectual property subject to our licensing agreements is violating the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to patents and intellectual property rights of others. We could be required to participate in interference proceedings involving issued patents and pending applications of another entity. The cost to us of any such proceeding could be substantial. An adverse outcome in an interference proceeding could require us to cease using the technology, substantially modify it or to license rights from prevailing third parties. There is no guarantee that any prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license is made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our services, technologies or other matters.

Risks Related to Grom Nutritional Services

The Company’s supplement that it intends to market to children, will be subject FDA regulations.

Although the FDA does not require supplement manufacturers to submit their products to the FDA for review nor receive FDA approval before marketing, companies must ensure they are not making false or misleading claims on the product label. Like other food substances, dietary supplements are not subject to the safety and efficacy testing requirements imposed on drugs, and unlike drugs they do not require prior approval by the FDA; however, they are subject to FDA regulations regarding adulteration and misbranding. In the event we do not properly follow FDA regulation and guidelines we could be subject to regulatory action that would have a material adverse impact on the Company.

Risks Related to Top Draw Animation

Since Top Draw’s business operations are located in the Philippines, our results of operations or financial condition could be materially adversely affected by economic or political developments in the Philippines.

Top Draw’s business operations are located in the Philippines. As a result, we are subject to certain risks presented by the Philippine economy and regulatory environment. We believe that the Philippine government exercises substantial control over virtually every sector of the Philippine economy through regulations and, in some cases, state-ownership. Our ability to operate Top Draw’s business in the Philippines may be harmed by changes in the local laws and regulations, including those relating to employment, taxation, business regulation, intellectual property rights, property, and other matters.

In the event of adverse weather conditions, calamity or epidemic that may occur in the Philippines, the lack of a fully developed infrastructure could have a material adverse impact on Top Draw’s business.

The vast majority of Top Draw’s employees do not own an automobile and must commute to work using public transportation. Additionally, the power grid in the Philippines is considered substandard compared to developed countries. Any negative event that impacts public transportation or power generation could result in Top Draw’s employees not being able to go to the office to perform their work thus potentially delaying projects.

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Operating Top Draw in the Philippines subjects us to challenges and risks unique to operating a business in the Philippines and if we are unable to manage those challenges and risks, the growth of our business could be limited, and our business could suffer.

Operating Top Draw in the Philippines subjects us to a number of risks and challenges that specifically relate to our Philippine operations. Our Philippine operations may not be successful if we are unable to meet and overcome these challenges, which could limit the growth of our business and may have an adverse effect on our revenue and operating results. These risks and challenges include:

•	difficulties and costs of staffing and managing foreign operations, including any impairment to our relationship with employees caused by the change in ownership;

•	restrictions imposed by local labor practices and laws on our business and operations;

•	exposure to different business practices and legal standards;

•	unexpected changes in regulatory requirements;

•	the imposition of government controls and restrictions;

•	political, social and economic instability and the risk of war, terrorist activities or other international incidents;

•	the failure of telecommunications and connectivity infrastructure;

•	natural disasters and public health emergencies;

•	potentially adverse tax consequences; and

•	lack of intellectual property protection.

Although we report our results of operations in U.S. dollars, approximately 90.0% of our revenue is currently denominated in foreign currencies. We do not hedge against currency fluctuations and unfavorable fluctuations in foreign currency exchange rates. Such fluctuations could have a material adverse effect on our results of operations.

Because our consolidated financial statements are presented in U.S. dollars, we must translate our Top Draw’s revenues, expenses, and income, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. Therefore, changes in the value of the U.S. dollar against other currencies will affect our revenues, operating income and the value of balance-sheet items, including intercompany payables and receivables, originally denominated in other currencies. These changes cause our growth in consolidated earnings stated in U.S. dollars to be higher or lower than our growth in other currencies when compared against other periods.

An increase in the value of other currencies, against the U.S. dollar could increase costs for delivery of our digital animation services by increasing labor and other costs that are denominated in other currencies. Conversely, a decrease in the value of other currencies, against the U.S. dollar could place us at a competitive disadvantage compared to service providers that benefit to a greater degree from such a decrease and can, as a result, deliver services at a lower cost.

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Historically, Top Draw’s business has been reliant and concentrated upon a limited number of key clients, the loss of any one of which could have a material adverse effect on Top Draw’s and our revenue and financial condition.

During the three months ended March 31, 2021 and the year ended December 31, 2020, Top Draw accounted for approximately 91.4% and 89.0% of our consolidated revenue, respectively. During the same periods, three of Top Draw’s clients accounted for approximately 91.3% and 68.5% of our consolidated revenue, respectively. Although the relative percentages by client may change from quarter to quarter, the reliance upon a limited number of clients is not expected to change for the foreseeable future. As a result, a decrease in business or revenue from any one or more of these key clients could materially negatively impact Top Draw’s and our revenue, results of operation, and financial condition.

The success of Top Draw, and consequently our success, depends on certain key employees.

The success of Top Draw, and consequently our success depends to a significant extent on the performance of certain senior management personnel and other key employees. In particular, we are dependent upon the services of Wayne Dearing and Stella Dearing to operate and manage Top Draw. The loss of the services of Wayne or Stella Dearing could have a material adverse effect on our business, revenue, and results of operations.

In order for our digitally animated content and related products to be successful, we must develop appealing creative content.

The success of each digitally animated feature developed and produced by Top Draw depends in large part upon our ability to develop and produce compelling stories and characters that will appeal to our target audience. Traditionally, this process has been extremely difficult. While we believe Top Draw has enjoyed success with its digitally animated features, there can be no assurance that similar levels of success will be achieved by Top Draw’s subsequent features and our other future projects.

We expect to experience intense competition with respect to Top Draw’s digitally animated features and related content.

We expect that Top Draw’s digitally animated features will compete with family-oriented, animated and live-action feature films and other family-oriented entertainment products produced by major movie studios, including Disney, DreamWorks Animation SKG, Inc., Warner Bros. Entertainment, Sony Pictures Entertainment, Fox Entertainment Group Inc., Paramount Pictures, Lucasfilm Ltd., Universal Studios, Inc., MGM/UA, and Studio Ghibli as well as numerous other independent motion picture production companies.

We believe competition from animated feature films and family-oriented feature films will likely continue to intensify over the next several years. Some of the other movie studios with which we compete have significantly greater financial, marketing and other resources than we do. In addition to the box office and home video competition, other family-oriented features and films will compete with Top Draw Animation’s digital features.

If we are not able to produce digital features and content that can compete successfully with offerings from our competitors, it could have a material adverse impact on our business, revenue, and results of operations.

Risks Related to Our Common Stock

We do not anticipate paying any cash dividends on our common stock in the foreseeable future; therefore, capital appreciation, if any, of our common stock, will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, future loan arrangements, if any, may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock, will be your sole source of gain for the foreseeable future.

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Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our common stock.

Our board of directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing shareholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

The voting and conversion rights of our issued and outstanding shares of Series B Stock, and the Series C Stock into which they will be exchanged, will have the effect of diluting the voting power of existing common stockholders.

Our authorized capital stock includes 25,000,000 shares of preferred stock, of which 2,000,000 shares are designated as Series A Stock and 10,000,000 shares are designated as Series B Stock. As of the date hereof, no shares of our Series A Stock and 9,215,059 shares of Series B Stock are issued and outstanding. The holders of our outstanding shares of Series B Stock may at any time, after the 12-month anniversary of the issuance of their shares of Series B Stock, convert each such shares into shares of our common stock at a conversion price equal to the 30-day volume weighted average price (“VWAP”) of a share of common stock. In addition, the Company may, at any time, require conversion of all or any of the Series B Stock then outstanding at a 50% discount to the 30-day VWAP. The conversion of shares of our Series B Stock will dilute your interests. The 30-day VWAP of our common stock for the period ended May 21, 2021 was $6.38. Therefore, if all of the outstanding shares of our Series B Stock were converted as of May 21, 2021, we would have 1,443,809 additional shares of common stock issued and outstanding, which, based on the 6,037,528 shares outstanding as of May 21, 2021, would represent 19.30% of our shares of common stock outstanding prior to the Underwritten Offering and 15.23% of our shares our common stock outstanding after the Underwritten Offering, assuming the issuance of 2,000,000 shares of common stock in the Underwritten Offering, no exercise of the over-allotment option by the underwriters and no exercise of any of the warrants issued in connection with the Underwritten Offering.

On May 20, 2021, we entered into exchange agreements with all of the holders of our Series B Stock, pursuant to which they agreed to exchange all of the 9,215,059 issued and outstanding shares of Series B Stock for an equal number of shares of our Series C Stock. The exchange will be effective upon the acceptance for filing of the Certificate of Designation we filed with the Secretary of State of the State of Florida, which may be as of May 20, 2021, or a later date. Following the exchange, the holders of the Series C Stock would have the right, at any time after the 6-month anniversary of the issuance of their shares of Series C Stock, to convert such shares into shares of our common stock at a conversion price equal to $1.92. In addition, upon exchange, the Company would have the right, at any time, to require conversion of all or any of the Series C Stock then outstanding at a conversion price equal to $1.92. The conversion of shares of our Series C Stock would dilute your interests. If all of the shares of our Series C Stock that would be issued upon exchange were converted, we would have 4,799,510 additional shares of common stock issued and outstanding, which, based on the 6,037,528 shares outstanding as of May 21, 2021, would represent 44.29% of our shares of common stock outstanding prior to the Underwritten Offering and 37.39% of our shares our common stock outstanding after the Underwritten Offering, assuming the issuance of 2,000,000 shares of common stock in the Underwritten Offering, no exercise of the over-allotment option by the underwriters and no exercise of any of the warrants issued in connection with the Underwritten Offering,

In addition, the holders of shares of our Series B Stock and, upon exchange, our Series C Stock, vote together as a single class with the holders of shares of our common stock, with each share entitling the holder to 1.5625 votes per share. Therefore, as of the date hereof, the holders of our 9,215,059 shares of Series B Stock and, upon exchange, our Series C Stock, have an aggregate of 14,398,530 votes, representing 70.5% of our voting power.

The effects of the voting and conversion rights tied to shares of our Series B Stock and, upon exchange, our Series C Stock, may affect the rights of our common stockholders by, among other things, restricting dividends on our common stock, diluting the voting power of our common stockholders, reducing the market price of our common stock, or impairing the liquidation rights of our common stock.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. After the Underwritten Offering, we will have 8,037,528 shares outstanding of our common stock, assuming no exercise of the over-allotment option, and no exercise of any of the warrants issued in connection with the Underwritten Offering, based on the 6,037,528 shares outstanding as of May 21, 2021. This includes the shares included in the Underwritten Offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing stockholders. The remaining 1,700,200 shares are currently restricted as a result of lock-up agreements.

Moreover, after Underwritten Offering, none of the holders of shares of our common stock, will have rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or our stockholders (other than the selling shareholders included in the Selling Shareholders Offering). We, our directors, and officers, and certain of our principal shareholders, have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 360 days (with respect to us and our officers and directors) and 180 days (with respect to certain principal shareholders) after the date of this prospectus.

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Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders.

The market price of our shares of common stock is subject to fluctuation.

The market prices of our shares may fluctuate significantly in response to factors, some of which are beyond our control, including:

•	The announcement of new products by our competitors
•	The release of new products by our competitors
•	Developments in our industry or target markets
•	General market conditions including factors unrelated to our operating performance

Recently, the stock market, in general, has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme market volatility in the price of our shares of common stock which could cause a decline in the value of our shares.

There is currently a limited trading market for our shares.

There is currently only a limited trading market for our common stock. We cannot predict the extent investor interest will lead to the development of an active trading market or how liquid that trading market might become. If an active trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive or at all. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares.

Prior to the completion of the Underwritten Offering, there will have been no public trading market for our warrants. An active public trading market for the warrants may not develop, which may affect the market price and liquidity of the warrants.

The Underwritten Offering under this prospectus is an initial public offering of our warrants. Prior to the closing of the Underwritten Offering, there will have been no public market for any of our warrants. An active public trading market for our warrants offered under this prospectus may not develop after the completion of the Underwritten Offering. If an active trading market for our warrants does not develop after the Underwritten Offering, the market price and liquidity of the warrants offered under this prospectus may be materially and adversely affected.

The warrants offered by this prospectus may not have any value.

The warrants offered by this prospectus will be exercisable for five years from the date of initial issuance at an initial exercise price equal to 110% of the public offering price per unit set forth on the cover page of this prospectus. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants offered by this prospectus. In the event that our common stock price does not exceed the exercise price of such warrants during the period when such warrants are exercisable, the warrants may not have any value.

A warrant does not entitle the holder to any rights as common stockholders until the holder exercises the warrant for a share of our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, your warrants will not provide you any rights as a common stockholder. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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If we are unable to maintain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from Nasdaq.

At the time of the closing of the Underwritten Offering, our common stock will be listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to remain in compliance with Nasdaq’s listing standards or if we do later fail to comply and subsequently regain compliance with Nasdaq’s listing standards, that will be able to continue to comply with the applicable listing standards. If we are unable to maintain compliance with these Nasdaq requirements, our common stock will be delisted from Nasdaq.

In the event that our common stock is delisted from Nasdaq due to our failure to continue to comply with any requirement for continued listing on Nasdaq, and is not eligible for quotation on another market or exchange, trading of our common stock could, again, be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Pink or the OTCQB tiers of the OTC marketplace. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

In the event that our common stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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Our officers, directors and principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers and significant stockholders will continue to have substantial control over us after the Underwritten Offering and could delay or prevent a change in corporate control. After the Underwritten Offering, our directors, executive officers and holders of more than 5% of our common stock, together with their affiliates, will beneficially own, in the aggregate, 74.1% of our outstanding common stock (excluding the warrants and the Underwriter’s Warrants issued in the Underwritten Offering and the shares offered by the selling shareholders in the Selling Shareholders Offering, and assuming the Underwriter does not exercise the over-allotment option). As a result, these stockholders, acting together, would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, would have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership might adversely affect the market price of our common stock by:

•	delaying, deferring or preventing a change in control of the company;

•	impeding a merger, consolidation, takeover, or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the company.

Our management will have discretion in the use of the net proceeds from the Underwritten Offering and may not use them in a way which increases the value of your investment.

We currently intend to use the net proceeds of the Underwritten Offering for working capital and general corporate purposes, including sales and marketing activities, product development, and capital expenditures, and we may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. However, our management will have considerable discretion in the application of the net proceeds from the Underwritten Offering and investors will be relying on the judgment of our management regarding the application of those proceeds. Our management may spend the proceeds in ways that do not improve our operating results or enhance the value of our common stock, and you will not have the opportunity to influence management’s decisions on how to use the proceeds from the Underwritten Offering. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Purchasers in the Underwritten Offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our common stock being offered in the units is substantially higher than the net tangible book value per share of our common stock immediately after the Underwritten Offering. Therefore, if you purchase our common stock in the Underwritten Offering, you will incur an immediate dilution of $4.43 in net tangible book value per share from the price you paid, based on an assumed public offering price of $5.00 per share, which is the midpoint of the price range for the units set forth on the cover page of this prospectus. The exercise of outstanding options and warrants will result in further dilution. In addition, if we raise additional funds by issuing equity securities, our stockholders may experience further dilution. For a detailed description of the dilution that you will experience immediately after the Underwritten Offering, see “Dilution.” If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the public offering price.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of common stock at or above the offering price of the securities in the Underwritten Offering, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our common stock could, for example, decline precipitously in the event that a large number of our common stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of common stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares of common stock at or above the offering price of the securities in the Underwritten Offering.

The market price of our common stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;

•	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments in the financial markets and worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	announcements by the government relating to regulations that govern our industry;

•	sales of our common stock or other securities by us or in the open market;

•	changes in the market valuations of other comparable companies; and

•	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

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In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Risks Related to Covid-19

The uncertainty and extent of the Covid-19 pandemic may continue to have an adverse effect on our operations and on the global capital markets.

The current outbreak of Covid-19 could continue to have a material and adverse effect on the Company’s business operations. These could include disruptions or restrictions on the Company’s ability to travel or to distribute its products, as well as temporary closures of production facilities. Any such disruption or delay would likely impact our sales and operating results. In addition, Covid-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets of many other countries, resulting in an economic downturn that could affect demand for our products and significantly impact our operating results.

As the result of current restrictions put in place to address COVID-19, we have limited access to our corporate and Manila offices, cannot efficiently and fully access our data and records, and many of our corporate and administrative staff is required to work remotely, disrupting interactions among our staff, with our customers and suppliers, and with our accountants, consultants and advisors. The extent to which our results continue to be affected by COVID-19 will largely depend on future developments which cannot be accurately predicted, including the duration and scope of the pandemic, governmental and business responses to the pandemic and the impact on the global economy, demand for our products, and our ability to provide our products, particularly as result of our employees working remotely and/or the closure of certain offices and production facilities. While these factors are uncertain, the COVID-19 pandemic or the perception of its effects could continue to have a material adverse effect on our business, financial condition, results of operations, or cash flows.

We may not be entitled to forgiveness of our recently received PPP Loans, and our application for the PPP Loans could in the future be determined to have been impermissible or could result in damage to our reputation.

On May 3, 2020 and May 14, 2020, we received proceeds of $127,958 and $100,954, respectively, from loans under the Paycheck Protection Program of the CARES Act, a portion of which may be forgiven, which we used to retain current employees, maintain payroll and make lease and utility payments. The PPP Loans mature on May 3, 2022 and May 14, 2022, respectively, and bear annual interest at a rate of 1.0%. Commencing on the date that is the latter of (i) the date that is the 10th month after the end of the Company’s PPP Loans covered period (as described below) and (ii) assuming the Company has applied for PPP Loans forgiveness within the period described in clause (i), the date on which SBA remits the loan forgiveness amount on the Company’s PPP Loans to the PPP lender (or notifies such lender that no loan forgiveness is allowed), we are required to pay the lender equal monthly payments of principal and interest as required to fully amortize by May 3, 2022 and May 14, 2022, respectively, any principal amount outstanding on the PPP Loans as of November 1, 2022 and November 12, 2020, respectively. A portion of the PPP Loans may be forgiven by the SBA upon our application and upon documentation of expenditures in accordance with the SBA requirements. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the twenty-four week period or, if elected by the Company, the eight week period beginning on the date of the loan is advanced. Not more than 40% of the forgiven amount may be for non-payroll costs. The amount of the PPP Loans eligible to be forgiven may be limited due to declines in headcount, whether voluntary or involuntary, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25% as compared to the period of January 1, 2020 through March 31, 2020. We will be required to repay any portion of the outstanding principal that is not forgiven, along with accrued interest, in accordance with the amortization schedule described above, and we cannot provide any assurance that we will be eligible for loan forgiveness, that we will ultimately apply for forgiveness, or that any amount of the PPP Loans will ultimately be forgiven by the SBA.

In order to apply for the PPP Loan, we were required to certify, among other things, that the current economic uncertainty made the PPP Loan request necessary to support our ongoing operations. We made this certification in good faith after analyzing, among other things, our financial situation and access to alternative forms of capital, and believe that we satisfied all eligibility criteria for the PPP Loan, and that our receipt of the PPP Loan is consistent with the broad objectives of the Paycheck Protection Program of the CARES Act. The certification described above does not contain any objective criteria and is subject to interpretation. On April 23, 2020, the SBA issued guidance stating that it is unlikely that a public company with substantial market value and access to capital markets will be able to make the required certification in good faith. The lack of clarity regarding loan eligibility under the Paycheck Protection Program has resulted in significant media coverage and controversy with respect to public companies applying for and receiving loans. If, despite our good-faith belief that given our Company's circumstances we satisfied all eligible requirements for the PPP Loan, we are later determined to have violated any of the laws or governmental regulations that apply to us in connection with the PPP Loan, such as the False Claims Act, or it is otherwise determined that we were ineligible to receive the PPP Loan, we may be subject to penalties, including significant civil, criminal and administrative penalties and could be required to repay the PPP Loan in its entirety. In addition, receipt of a PPP Loan may result in adverse publicity and damage to reputation, and a review or audit by the SBA or other government entity or claims under the False Claims Act could consume significant financial and management resources. Any of these events could have a material adverse effect on our business, results of operations and financial condition.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this prospectus, including statements regarding our strategy, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” ‘will” “would,” or the negative of these words or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

The forward-looking statements in this prospectus include, among other things, statements relating to:

•	our ability to secure sufficient funding to support our existing and proposed operations;

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

•	our expectations related to the use of proceeds from the Underwritten Offering;

•	the effects of increased competition in our markets and our ability to successfully compete with companies that are currently in, or may in the future enter, the markets in which we operate;

•	our ability to maintain, protect, and enhance our brand and intellectual property;
•	our estimated market opportunity;

•	the potential impact of the COVID-19 outbreak on our business plans; and
•	our ability to identify and complete acquisitions that complement and expand our business.

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factor” section, that we believe could cause actual results or events to differ materially from the forward-statements that we make. Furthermore, we operate in a competitive and rapid changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

You should read this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of such markets. We obtained the industry, market and similar data set forth in this prospectus from our internal estimates and research and from industry research, publications, surveys and studies conducted by third parties. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe our internal research is reliable, such research has not been verified by any third party. You are cautioned not to give undue weight to any such information, projections and estimates.

USE OF PROCEEDS

We estimate that the net proceeds from the Underwritten Offering will be approximately $8,837,262 ($10,202,262 if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from the Underwritten Offering as follows:

	Assuming Underwriter does not exercise its over-allotment option	Percentage of Total	Assuming Underwriter exercises its over-allotment option in full	Percentage of Total

Marketing and advertising	$2,000,000	22.6%	$2,500,000	24.5%

Acquisition and partnerships	2,300,000	26.0%	2,500,000	24.5%

Technology build-out, including animation	500,000	5.7%	600,000	5.9%

Expansion of corporate infrastructure	450,000	5.1%	600,000	5.9%

Short-form content development (live action and animation)	600,000	6.8%	850,000	8.3%

Exclusive content licensing	300,000	3.4%	350,000	3.4%

Payoff of existing debt	700,000	7.9%	700,000	6.9%

Working capital and general corporate purposes	1,987,262	22.5%	2,102,262	20.6%

Total	$8,837,262	100%	$10,202,262	100%

We will retain broad discretion over the use of the net proceeds of the Underwritten Offering which may result in an allocation of net proceeds in differing amounts than those listed above, or in entirely new areas. The amount and timing of these proposed expenditures will depend on a number of factors, including the progress of our user acquisition efforts, and any unforeseen cash needs. As a result, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be used in a way that does not yield a favorable, or any, return for us. Pending application of the net proceeds as described above, we intend to invest the proceeds in investment grade interest bearing instruments or will hold the proceeds in interest bearing or non-interest-bearing bank accounts.

Management believes that the proceeds from the Underwritten Offering will be sufficient to satisfy the Company’s cash needs for the next 12 - 18 months.

We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders in the Selling Shareholders Offering. However, we may receive proceeds of $1,079,160 if the selling shareholders exercise all of their warrants for cash.

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DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

MARKET PRICE

Market Information

Our shares of our common stock are quoted on the OTCQB under the symbol “GRMMD.” Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and do not necessarily represent actual transactions.

The last reported sales price of our common stock which trades under the symbol “GRMMD” on the OTCQB on May 21, 2021, was $6.00 (which reflects a reverse stock split at a ratio of 1-for-32, which was effective as of May 13, 2021 and which became effective for quotation on the OTCQB on May 19, 2021).

Holders

As of May 21, 2021, there were 533 stockholders of record of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

DILUTION

If you invest in our units in the Underwritten Offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock that is part of the unit and the pro forma as adjusted net tangible book value per share of our common stock immediately after the Underwritten Offering.

As of March 31, 2021, we had a net tangible book value of approximately $(3,112,375) or approximately ($0.52) per share.

On a pro forma basis, after giving effect to the sale of 2,000,000 units in the Underwritten Offering at an assumed public offering price of $5.00 per unit, which is the midpoint of the price range for the units set forth on the cover page of this prospectus, and assuming no exercise of any warrants or the underwriter’s warrants, no exercise of the over-allotment option after deducting the underwriting discount and estimated offering expenses payable by us in connection with the Underwritten Offering, and also excluding the issuance and sale of any of the shares of common stock being offered by the Selling Shareholders in the Selling Shareholders Offering, our as adjusted net tangible book value per share as of March 31, 2021, would have been approximately $5,724,887 or approximately $0.71 per share. This represents an immediate increase in net tangible book value per share of $1.23 to existing stockholders and an immediate dilution of approximately $4.29 per share to new investors purchasing units in the Underwritten Offering.

Dilution in pro forma net tangible book value per share represents the difference between the public offering price of the units in the Underwritten Offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after the Underwritten Offering.

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The following table illustrates this dilution on a per share basis:

Assumed public offering price per share (attributing no value to the warrants)		$5.00
Net tangible book value per share at March 31, 2021	$(0.57)
Increase in net tangible book value per share attributable to new investors in the Underwritten Offering	$1.23
As adjusted net tangible book value per share after the Underwritten Offering		$0.71
Dilution per share to new investors		$4.29

If the underwriter exercises its over-allotment option in full, our pro forma as adjusted net tangible book value would be approximately $7,089,887, or approximately $0.85 per share, representing an increase in the net tangible book value to existing stockholders of approximately $1.37 per share and immediate dilution of approximately $4.15 per share to new investors purchasing units in the Underwritten Offering.

A $1.00 increase (decrease) in the assumed public offering price of $5.00 per unit would increase (decrease) our as adjusted net tangible book value after giving effect to the Underwritten Offering by $1,820,000 the as adjusted net tangible book value per share after giving effect to this Underwritten Offering by $0.23 per share and the dilution in as adjusted net tangible book value per share to new investors in the Underwritten Offering by $0.77 per share, assuming no change to the number of units offered by us as set forth on the front cover of this prospectus and assuming no exercise of the warrants offered hereby, no exercise of the Underwriter’s Warrants, or any exercise of the over-allotment option, and after deducting underwriters’ fees and estimated offering expenses payable by us.

The table and discussion above are based on 5,916,135 shares of common stock outstanding as of March 31, 2021 (giving effect to our 1-for-32 reverse stock split, effective as of May 13, 2021), and excludes, as of that date, the following:

(i)       230,574 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $8.64 per share;

(ii)      192,649 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants;

(iii)     320,023 shares of common stock issuable upon the conversion of by convertible promissory note holders of all of the outstanding principal amount and accrued and unpaid interest;

(iv)     2,221,059 shares issuable upon the conversion of Series B Stock (to be exchanged for shares of Series C Stock on a one for one basis);

(v)      2,000,000 shares of common stock underlying the warrants to be issued to investors in the Underwritten Offering;

(vi)        120,000 shares of common stock underlying the warrants to be issued to the underwriters in connection with the Underwritten Offering; and

(vii)       1,875,000 shares of common stock reserved for issuance under our 2020 Equity Incentive Plan.

In addition, we may choose to raise additional capital in the future. To the extent that capital is raised through equity or convertible securities, the issuance of those securities may result in further dilution to the holders of common stock.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2021:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale by us of 2,000,000 shares of our common stock in the Underwritten Offering at an assumed public offering price of $5.00 per share, after deducting underwriting discounts and estimated offering expenses payable by us (assuming no exercise of the underwriter’s over-allotment option).

You should read this information together with our consolidated financial statements and related notes, as well as the information set forth under the headings "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

	March 31, 2021
	Actual	As Adjusted(1)(2)
Cash and cash equivalents	$581,950	$9,419,212
Indebtedness due within one year	$1,612,259	$1,612,259

Total long-term debt, net of unamortized discounts - non-current portion	$292,083	$292,083

Stockholders’ equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 5,916,135 actual shares and 7,916,135 as adjusted shares outstanding	5,917	7,917
Series B preferred stock, $0.001 par value, 10,000,000 shares authorized; 9,215,884 shares outstanding	9,215	9,215
Additional paid-in capital	68,851,061	77,688,323
Accumulated deficit	(58,107,489)	(58,107,489)
Accumulated other comprehensive income	(20,965)	(20,965)
Total stockholders' equity	10,737,739	19,577,001
Total capitalization	$12,642,081	$21,481,343

 __________

(1)	The as adjusted information discussed above is illustrative only. Our additional paid-in capital, total stockholders’ equity and total capitalization following the completion of the Underwritten Offering are subject to adjustment based on the actual public offering price and other terms of the Underwritten Offering determined at pricing.

(2)	Assuming we sell all units offered by us as set forth on the front cover of this prospectus, and after deduction of underwriters’ fees and estimated offering expenses payable by us, a US$1.00 increase (decrease) in the assumed public offering price of US$5.00 per unit, which is the midpoint of the price range for the units set forth on the cover page of this prospectus, would increase (decrease) each of additional paid-in capital, total shareholders’ equity, and total capitalization by $1,820,000, assuming no change to the number of units offered by us as set forth on the front cover of this prospectus and assuming the sales of all of the units we are offering and no exercise of the related warrants, and after deducting underwriters’ fees and estimated offering expenses payable by us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto. The management's discussion and analysis contain forward-looking statements, such as statements of our plans, objectives, expectations, and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words "believe," "plan," "intend," "anticipate," "target," "estimate," "expect" and the like, and/or future tense or conditional constructions ("will," "may," "could," "should," etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under "Risk Factors," which appear elsewhere in this prospectus, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

The share and per share information in the following discussion reflects a reverse stock split of our outstanding common stock at a 1-for-32 ratio, effective as of May 13, 2021.

Overview

We were incorporated under the laws of the State of Florida on April 14, 2014, as Illumination America, Inc.

Effective August 17, 2017, we acquired Grom Holdings pursuant to the terms of the Share Exchange Agreement entered into on May 15, 2017. In connection with the Share Exchange, the Company issued an aggregate of 3,464,184 shares of its common stock to the Grom Holdings stockholders, pro rata to their respective ownership percentage of Grom Holdings. Each share of Grom Holdings was exchanged for 0.1303 shares of our common stock. As a result, the stockholders of Grom Holdings owned approximately 92% of the Company’s issued and outstanding shares of common stock at such time.

In connection with the Share Exchange, we changed our name from Illumination America, Inc. to “Grom Social Enterprises, Inc.”

We are a media, technology and entertainment company that focuses on delivering content to children under the age of 13 years in a safe secure platform that is compliant with COPPA and can be monitored by parents or guardians. We operate our business through the following four wholly-owned subsidiaries:

•	Grom Social was incorporated in the State of Florida on March 5, 2012 and operates our social media network designed for children under the age of 13 years.

•	TD Holdings was incorporated in Hong Kong on September 15, 2005. TD Holdings operates through its two wholly-owned subsidiaries: (i) Top Draw HK and (ii) Top Draw Philippines. The group’s principal activities are the production of animated films and televisions series.

•	GES was incorporated in the State of Florida on January 17, 2017. GES operates our web filtering services provided to schools and government agencies.

•	GNS was incorporated in the State of Florida on April 19, 2017. GNS intends to market and distribute nutritional supplements to children. GNS has not generated any revenue since its inception.

Impact of COVID-19

The Company has experienced significant disruptions to its business and operations due to circumstances related to COVID-19, and as a result of delays caused government-imposed quarantines, office closings and travel restrictions, which affect both the Company’s and its service providers. The Company has significant operations in Manila, Philippines, which was locked down by the government on March 12, 2020 due to concerns related to the spread of COVID-19. As a result of the Philippines government’s call to contain COVID-19, the Company’s animation studio, located in Manila, Philippines, which accounts for approximately 89% of the Company’s total revenues on a consolidated basis, has been closed.

In response to the outbreak and business disruption, the Company has instituted employee safety protocols to contain the spread, including domestic and international travel restrictions, work-from-home practices, extensive cleaning protocols, social distancing and various temporary closures of its administrative offices and production studio. The Company has implemented a range of actions aimed at temporarily reducing costs and preserving liquidity.

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Recent Events

Series B Preferred Stock Designation

On August 4, 2020, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Stock with the Secretary of State of the State of Florida designating 10,000,000 shares as Series B Stock. The Series B Stock ranks senior and prior to all other classes or series of the Company’s preferred stock and common stock.

The holder may at any time after the 12-month anniversary of the issuance of the shares of Series B Stock convert such shares into common stock at a conversion price equal to the 30-day volume weighted average price (“VWAP”) of a share of common stock for each share of Series B Stock to be converted. In addition, the Company at any time may require conversion of all or any of the Series B Stock then outstanding at a 50% discount to the 30-day VWAP.

Each share of Series B Stock entitles the holder to fifty votes for each share of Series B Stock. The consent of the holders of at least two-thirds of the shares of Series B Stock is required for the amendment to any of the terms of the Series B Stock, to create any additional class of stock unless the stock ranks junior to the Series B Stock, to make any distribution or dividend on any securities ranking junior to the Series B Stock, to merge or sell all or substantially all of the assets of the Company or acquire another business or effectuate any liquidation of the Company. Cumulative dividends accrue on each share of Series B Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in common stock in arrears quarterly commencing 90 days from issuance.

Upon a liquidation, dissolution or winding up of the Company, the holders of the Series B Stock are entitled to $1.00 per share plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series B Stock upon a liquidation until Series B stockholders receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series B Stock, may elect to deem a merger, reorganization or consolidation of the Company into or with another corporation, not affiliated with said majority, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company.

Series B Stock Purchases

On August 2, 2020, November 30, 2020, February 17, 2021, and March 31, 2021, the Company entered into subscription agreements with accredited investors pursuant to which the Company sold an aggregate of 250,000 shares, 233,500 shares, 300,000 shares, and 650,000 shares of Series B Stock for aggregate gross proceeds of $250,000, $233,500, $300,000, and $650,000, respectively.

August 2020 Exchange Agreements

On August 6, 2020, the Company, entered into debt exchange agreements (the “Debt Exchange Agreements”) with holders of the Company’s (a) 10% convertible notes in the aggregate amount of $411,223 of outstanding principal and accrued and unpaid interest; (b) 12% secured convertible notes, which were secured against the assets of TD Holdings, in the aggregate amount of $1,101,000 of outstanding principal and accrued and unpaid interest; and (iii) 12% secured convertible notes, which were secured against all of the other assets of the Company in the aggregate amount of $782,500 of outstanding principal and accrued and unpaid interest (collectively, the “Exchange Notes”). Pursuant to the terms of the Debt Exchange Agreements, the holders of the Exchange Notes exchanged the outstanding Exchange Notes, and all amounts owed by the Company thereunder, for an aggregate of 3,623,884 shares of the Company’s newly designated 8% Series B convertible preferred stock (the “Series B Stock”). At the time of the exchange, all amounts due under the Exchange Notes were deemed to be paid-in-full and the Exchange Notes were cancelled.

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In addition, on August 6, 2020, the Company entered into exchange agreements (the “Series A Exchange Agreements” and together with the Debt Exchange Agreements, the “Exchange Agreements”) with the holders of 925,000 issued and outstanding shares of the Company’s Series A Stock. Pursuant to the terms of the Series A Exchange Agreements, the holders of Series A Stock exchanged their shares for an aggregate of 1,202,500 shares of the Company’s Series B Stock. At the time of the exchange, all of the exchanged shares of Series A Preferred Stock were cancelled.

November 2020 Exchange Agreements

On November 30, 2020, the Company, entered into Debt Exchange Agreements with holders of two of the Company’s convertible promissory notes in the aggregate amount of $200,000 of outstanding principal and accrued and unpaid interest. The holders of the notes exchanged the outstanding notes, and all amounts owed by the Company thereunder for an aggregate of 316,000 shares of Series B Stock. At the time of the exchange, all amounts due under the notes were deemed to be paid in full and the notes were cancelled.

February 2021 Exchange Agreements

On February 17, 2021, the Company, entered into Debt Exchange Agreements with holders of three of the Company’s convertible promissory notes in the aggregate amount of $1,700,905 of outstanding principal and accrued and unpaid interest. The holders of the notes exchanged the outstanding notes, and all amounts owed by the Company thereunder for an aggregate of 2,564,175 shares of Series B Stock. At the time of the exchange, all amounts due under the notes were deemed to be paid in full and the notes were cancelled.

In connection with the execution and delivery of the Exchange Agreements, the holders of the notes and the Series A stockholders executed and delivered proxies to Darren Marks and Melvin Leiner, both officers and directors of the Company, granting each of them the power to vote all their shares in the Company for a period of two years. As a result, Messrs. Marks and Leiner, collectively, have an aggregate of 16,523,630, votes, or 81.2% of the voting capital of the Company.

EMA Financial Financing

On November 30, 2020, the Company entered into a securities purchase agreement with EMA Financial, LLC, a Delaware limited liability company (“EMA”), pursuant to which the Company issued EMA a nine-month 8% convertible promissory note in the principal amount of $260,000 (the “EMA Note”) for a $234,000 investment. The term of the EMA Note may be extended by EMA up to an additional year. EMA also has the right to purchase an additional nine-month convertible promissory note on the same terms.

If the Company fails to maintain the listing and trading and of its common stock, or does not comply with the SEC reporting obligations, such failure will result in liquidated damages of $15,000 payable to EMA, at its election, in cash or an additional EMA Note.

EMA will have the right of first refusal to participate in future financings of the Company to the extent that such participation would not result in EMA and its affiliates beneficially owning more than 4.99% of the Company’s outstanding shares of common stock. If future financings of the Company have more favorable terms than the EMA Note, EMA will be entitled to such favorable terms. Failure to timely notify EMA of a financing will result in liquidated damages of $1,000 per day in cash, or, at the option of EMA, as additional EMA Note principal.

EMA has piggyback registration rights for shares issuable upon conversion of the EMA Note. Failure to register EMA’s shares will result in liquidated damages of 50% of the outstanding principal amount of the EMA Note, but not less than $25,000, payable to EMA, at its election, in cash or additional EMA Note principal.

If the Company engages in capital raising transactions, EMA may compel the Company to redeem up to 25% of the outstanding balance of the EMA Note from the gross proceeds of such transaction, or 100%, if such financing is $1,000,000 or greater.

EMA is entitled to liquidated damages of $250 for each business day that the delivery of unlegended shares is not timely made and, if the delivery is late for an aggregate of 30 days during any 360-day period, EMA may require the Company to redeem such shares at a price per share as set forth in the EMA Note.

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If delivery of the common stock issuable upon conversion the EMA Note is not timely made, the Company will pay EMA $250 per day in cash or, at the option of EMA, as additional EMA Note principal.

The Company’s performance and payment obligations under the EMA Note are jointly and severally guaranteed by the Company’s subsidiaries.

If the EMA Note is not paid when due, it will bear interest at 24% per annum until paid.

The EMA Note is convertible into common stock of the Company at any time after 180 days from issuance, provided that no such conversion would result in beneficial ownership by EMA and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock.

The conversion price of the EMA Note is equal to the lower of: (i) $1.92 per share, or (ii) 70% of the lowest trading price of the common stock during the ten consecutive trading days including and immediately preceding the conversion date. If an event of default as described in the EMA Note has occurred, EMA may elect to use a conversion price equal to the lower of: (i) the lowest traded price of the common stock on the trading day immediately preceding the date of issuance of the EMA Note, or (ii) 70% of either the lowest traded price or the closing bid price. The conversion price of the EMA Note is subject to adjustment in the event of stock distributions, subdivisions, combinations, splits or reclassifications. The conversion price is also subject to a 15% discount if the Company’s common stock is chilled for DTC deposit or for certain other trading restrictions if the Company ceases to be a reporting company, or the EMA Note cannot be converted into free trading shares after 181 days from the issuance date.

If in connection with a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, shares are changed into the same or a different number of shares of another class of stock or securities of the Company or another entity, or in case of any sale or conveyance of substantially all of the assets of the Company, EMA has the right to receive, in lieu of common stock, such securities or assets which EMA would have been entitled to receive if the EMA Note been converted in full immediately prior to such transaction.

If the Company makes a distribution of its assets to its common shareholders as a dividend, stock repurchase, or otherwise, EMA is entitled, to receive the amount of such assets which would have been payable to EMA with respect to shares issuable upon such conversion had such shares been converted.

If the Company issues convertible securities or rights to purchase securities or other property pro rata to its shareholders, EMA will be entitled to acquire such securities or rights upon the same terms as if the EMA Note had been converted.

The Company pay prepay the EMA Note at any time until 180 days following the date of issuance of the EMA Note at a 105% premium if prior to 30 days, 115% if from 31 days through 60 days, 120% if from 61 days through 90 days, 125% if from 91 days through 120 days; 130% if from 121 days through 159 days; 135% if from 151 days through 180 days following the date of issuance of the EMA Note.

The EMA Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon the occurrence of an event of default as described in the EMA Note, the Note will become immediately due and payable at a default interest rate of 125% of the then outstanding principal amount of the EMA Note plus any other default interest or amounts owing to EMA or the parity value of common stock as calculated in accordance with the terms of the EMA Note.

As of December 17, 2020, the terms of the EMA financing were amended to (a) increase the principal amount of the EMA Note to $265,200, (b) reduce the conversion rate to $1.28, and (c) add a three-year warrant to purchase up to 82,875 shares of the Company’s common stock, at an exercise price of $1.60 per share.

Quick Capital Financing

On December 17, 2020, the Company entered into a note purchase agreement with Quick Capital, LLC, a Wyoming limited liability company (“Quick Capital”), pursuant to which the Company issued Quick Capital a nine-month convertible promissory note in the principal amount of $113,587 (the “Quick Note”) for a $100,000 investment, which included an original issuance discount of 8% and a $4,500 credit for Quick Capital’s transaction expenses. In connection with the Note issuance, Quick Capital was also issued a three-year warrant (the “Quick Warrant”) to purchase up to an aggregate of 36,975 shares of the Company’s common stock at an exercise price of $1.60 per share (the “Quick Warrant Shares”).

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Quick Capital is entitled to a cash payment of $25,000 as liquidated damages for any failure to include all shares issuable upon the conversion of the Quick Note and the exercise of the Quick Warrant on any registration statement filed with the SEC. For twelve months following the issuance of the Quick Note, Quick Capital will have the right of first refusal to participate in future financings proposed to the Company by bonafide third parties on the same terms as such third party. If the Company receives cash proceeds, the Quick Capital has the right to require that such proceeds be used to repay outstanding amounts under the Quick Note.

The Company must use its best efforts to uplist its common stock to Nasdaq or the New York Stock Exchange within 90 days of the issuance of the Quick Note.

The Quick Note may be prepaid in whole or in part, subject to a 10% premium if prepaid in the first 60 days of the term of the Quick Note and a 30% premium thereafter.

The Quick Note may be converted into shares of common stock at (i) a 30% discount to the lowest price per share of any debt or securities offering by the Company if the Company’s common stock is listed on Nasdaq or NYSE within 90 days of the Quick Note issuance; (ii) the lesser of (A) $1.28 or (B) a 30% discount to the average of the two lowest closing prices during the ten trading days prior to the conversion date; (iii) $1.28 per share, upon an event of default as described in the Quick Note. If delivery of conversion shares is not timely made, the Company is obligated to pay Quick Capital $2,000 for each day that the delivery is late as liquidated damages. The conversion price of the Quick Note will be reduced if the Company issues common stock or grants derivative securities for consideration at a price less than the conversion price to the amount of the consideration of such dilutive issuance.

If the Company makes a distribution of its assets, Quick Capital will be entitled to receive the amount of such assets which would have been payable had Quick Capital been the holder of such shares on the record date for such distribution. If the Company issues convertible securities or rights to purchase securities or other property pro rata to its common shareholders, Quick Capital will be entitled to acquire such securities or rights upon the same terms as if Quick Capital had converted the Quick Note.

The Quick Note also contains certain restrictive covenants limiting the Company’s ability to repurchase its securities, incur debt, sell its assets, make loans, or engage in exchange offers.

If the Company receives cash proceeds from any source, Quick Capital has the right to require the Company to apply such proceeds to repay outstanding amounts owed under the Quick Note.

If an event of default (as described in the Quick Note) occurs, the Quick Note will become immediately due and payable in an amount equal to (i) 150% of the then outstanding principal amount of the Quick Note plus any other default interest or amounts owing to Quick Capital or (ii) the parity value of common stock as calculated in accordance with the terms of the Quick Note.

Quick Capital is entitled to the same terms of future financings of the Company that are more favorable than the terms of the Quick Note.

The Quick Warrant provides, among other things, that if the Quick Warrant Shares are not timely delivered, the Company will be obligated to pay $3,000 per day as liquidated damages. If there is no effective registration statement covering the Quick Warrant Shares, Quick Capital may exercise the Quick Warrant on a cashless basis in accordance with the terms of the Quick Warrant. The exercise price and number of Quick Warrant Shares are subject to adjustment in the event of certain corporate actions as described in the Quick Warrant, including stock dividends, distributions, stock splits and dilutive issuances. Upon the occurrence of certain fundamental transactions including mergers, the sale of all of the Company’s assets and tender offers, Quick Capital will be entitled to alternative consideration related to those transactions.

The Quick Note may not be converted and the Quick Warrant may not be exercised if after giving effect to such conversion or exercise, as the case may be, Quick Capital and its affiliates would beneficially own more than 4.99% of the outstanding common stock of the Company.

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Auctus Fund Financing

On February 9, 2021, the Company entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued Auctus a one-year convertible promissory note in the principal amount of $500,000 which accrues interest at 12% per annum (the “Auctus Note”) for proceeds of $428,000 (after deducting fees and expenses related to the transaction). Auctus was also issued a five-year warrant (the “Auctus Warrant”) to purchase 195,313 shares of the Company’s common stock, at an exercise price of $1.92 per share (the “Auctus Warrant Shares”).

The Company granted Auctus piggyback registration rights with respect to the shares underlying the Auctus Note and the Auctus Warrant. In addition, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not sell securities on more favorable terms than those provided to Auctus, without adjusting Auctus’ terms accordingly. Further, among other things, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not enter into any variable rate transactions.

In the event the Company fails to pay any amount when due under the Auctus Note, the interest rate will increase to the greater of 16%, or the maximum amount permitted by law. The Auctus Note may not be prepaid. Auctus may convert any amount due under the Auctus Note at any time and its affiliates into shares of common stock at a conversion price of $0.06 per share; provided, that no such conversion would result in Auctus beneficially owning in excess of 4.99% of the Company’s then outstanding common stock. The conversion price and number of shares issuable upon conversion of the Auctus Note will be subject to adjustment for any subdivision or consolidation of shares and other dilutive events.

Auctus may not exercise the Auctus Warrant with respect to any number of Auctus Warrant Shares that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The Auctus Warrant may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the Auctus Warrant’s exercise price, and there is not an effective registration statement covering the Auctus Warrant Shares, the Auctus Warrant may be exercised on a cashless basis. The number of Warrant Shares is subject to adjustment for subdivision or consolidation of shares and other dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

FirstFire Global Financing

On March 11, 2021 the Company entered into a securities purchase agreement (the “FirstFire Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which the Company issued to FirstFire a one-year 12% convertible promissory note in the principal amount of $300,000 (the “FirstFire Note”). In connection with the issuance of the FirstFire Note, FirstFire was also issued a five-year warrant (the “FirstFire Warrant”) to purchase up to an aggregate of 117,188 shares of the Company’s common stock (the “FirstFire Warrant Shares”), at an exercise price of $0.06 per share. The net proceeds received by the Company were $270,000, after deducting an original issue discount in the amount of $30,000.

In the event the Company fails to pay any amount when due under the FirstFire Note, the interest rate will increase to the lesser of 20%, or the maximum amount permitted by law. At any time while the FirstFire Warrant Shares are subject to an effective registration statement, or, if no registration statement covering the FirstFire Warrant Shares is effective, at any time after 180 days from the date of issuance, FirstFire may convert any amount due under the FirstFire Note into shares of the Company’s common stock (“FirstFire Conversion Shares”) at a conversion price of $1.92 per share; provided, however, that, if an event of default exists, the conversion price will be the lesser of (i) $0.96 per share, or (ii) 70% of the lowest trading price of the Company’s common stock during the ten consecutive trading days prior to the conversion. FirstFire may not convert any portion of the FirstFire Note of the FirstFire Warrant that would cause it and its affiliates to beneficially own in excess of 4.99% of the Company’s common stock (which may be waived, up to 9.99%, by FirstFire upon 61 days' prior notice to the Company). The conversion price and number of shares of the Company’s common stock issuable upon conversion of the FirstFire Note will be subject to adjustment in the event of any merger, consolidation, distribution of shares, or other dilutive issuances.

The FirstFire Warrant may be exercised for cash, or, if there is not an effective registration statement covering the FirstFire Warrant Shares, on a cashless basis. The exercise price and number of Warrant Shares is subject to adjustment for subdivision or consolidation of shares, or other dilutive issuances.

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Pursuant to the FirstFire Purchase Agreement, the Company agreed that, while any of the FirstFire Note, the FirstFire Conversion Shares, the FirstFire Warrants, or the FirstFire Warrant Shares remain outstanding, it would not sell securities on more favorable terms than those provided to FirstFire without adjusting FirstFire’s securities to incorporate those more favorable terms.

FirstFire has a right of first refusal to participate in sale of the Company’s securities for a period of 18 months and mandatory registration rights with respect to the FirstFire Conversion Shares and the FirstFire Warrant Shares.

Labrys Fund Financing

On April 16, 2021 (the “Effective Date”), Grom Social Enterprises, Inc., a Florida corporation (the “Company”), entered into a securities purchase agreement (the “Labrys Purchase Agreement”) with Labrys Fund, LP, a Delaware limited partnership (“Labrys”), pursuant to which the Company issued to Labrys a convertible promissory note in the principal amount of $300,000 (the “Labrys Note”). In connection with the issuance of the Labrys Note, Labrys was also issued a five-year warrant (the “Labrys Warrant”) to purchase up to an aggregate of 117,188 shares of the Company’s common stock (the “Labrys Warrant Shares”), at an exercise price of $1.92 per share. The net proceeds received by the Company were $266,000, after deducting an original issue discount in the amount of $30,000 and $4,000 to cover Labrys’s legal fees. The Company intends to use the net proceeds for working capital and general corporate purposes.

The Labrys Note has a principal balance of $300,000, and a stated maturity date of one year from the Effective Date. The Labrys Note bears interest at a rate of 12% per annum, which is payable when the Labrys Note becomes due, whether at maturity, or upon acceleration, or by prepayment, or otherwise, with the understanding that the first twelve months of interest (equal to $36,000) is guaranteed and deemed to be earned in full as of the date of issuance. In the event the Company fails to pay any amount when due under the Labrys Note, the interest rate will increase to the lesser of 16%, or the maximum amount permitted by law. Labrys may convert any amount due under the Labrys Note into shares of the Company’s common stock (the “Labrys Conversion Shares”) at a conversion price of $1.92 per share. Labrys may not convert any portion of the Labrys Note that would cause it, together with its affiliates, to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Labrys Note will be subject to adjustment from time to time in the event of any merger, consolidation, distribution of shares, or other dilutive issuances.

The Labrys Warrant provides for the purchase of up to 117,188 shares of the Company's common stock, an exercise price of $1.92 per share. The Labrys Warrant is exercisable for a term of five years from the Effective Date. Labrys may not exercise the Labrys Warrant with respect to any number of Labrys Warrant Shares that would cause it, together with its affiliates, to beneficially own in excess of 4.99% of the Company’s common stock. The Labrys Warrant may be exercised for cash, or, if the market price of the Company’s common stock is greater than the Labrys Warrant’s exercise price, the Labrys Warrant may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Labrys Warrant is subject to adjustment for subdivision or consolidation of shares and other dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

Pursuant to the Labrys Purchase Agreement, the Company agreed to give Labrys a right of first refusal to participate in any offer or sale of the Company’s equity or debt securities for as long as the Labrys Note is outstanding. In addition, the Company granted Labrys piggyback registration rights with respect to the Labrys Conversion Shares and the Labrys Warrant Shares. Also, the Company agreed that, while any of the Labrys Note, the Labrys Conversion Shares, the Labrys Warrants, or the Labrys Warrant Shares remain outstanding, it would not sell securities on more favorable terms than those provided to Labrys without adjusting Labrys’s securities to incorporate those more favorable terms. Further, the Company agreed that, while any amount remains unpaid under the Labrys Note, it would not enter into any subsequent variable rate transactions.

Curiosity Ink Media Letter of Intent

On April 1, 2021, the Company entered into a binding letter of intent with Curiosity Ink Media, LLC, a California limited liability company (“Curiosity”), Russell Hicks (“Hicks”), Brent Watts (“Watts”), and the other members of Curiosity (collectively, the “Sellers”), pursuant to which the Company agreed to acquire an aggregate of 80% of Curiosity’s membership interests (the “80% Membership Interests”) from the Sellers, on a pro rata basis, for a purchase price of $3,678,000, of which: (i) $400,000 is payable in cash, to be used to pay down a portion of loans made to Curiosity by Hicks and Watts; (ii) $3,000,000 is payable in shares of the Company’s common stock, valued at a price per share equal to the 20-day volume-weighted average price of the Company’s common stock; and (iii) $278,000 is payable by the issuance to Hicks and Watts of 8% convertible promissory notes payable in equal monthly installments, on an amortized basis over 18 months. The Sellers will have the opportunity to receive up to an additional $2,000,000 in acquisition consideration, paid in shares of the Company’s common stock, based upon the successful execution of certain specified contracts and/or material agreements. The Sellers will also have the opportunity to receive an additional $17,500,000 in purchase consideration, paid 50% in cash and 50% in shares of the Company’s common stock, based upon achieving certain performance milestones through December 31, 2023. The Company has the exclusive right to acquire the 80% Membership Interests through June 30, 2021. The consummation of the acquisition is contingent upon the parties entering into a definitive agreement and other closing conditions.

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Reverse Stock Split

On May 7, 2021, the Company filed a certificate of amendment to the Company’s articles of incorporation, as previously amended, with the Secretary of State of the State of Florida, to effect a reverse stock split of the Company’s common stock at a rate of 1-for-32, which became effective as of May 13, 2021. Our common stock began trading on a post-split basis in the over-the-counter market on May 19, 2021. At the open of trading on May 19, 2021, the Company’s trading symbol changed from “GRMM” to “GRMMD.” The “D” will be removed 20 business days after the split becomes effective in the market. The reverse stock split did not have any impact on the number of authorized shares of common stock which remains at 500,000,000 shares. Unless otherwise noted, and other than in the financial statements and the notes thereto, the share and per share information in this prospectus reflects the reverse stock split of the Company’s outstanding common stock at a 1-for-32 ratio, effective as of May 13, 2021.

Series C Preferred Stock Designation and Exchange

On May 20, 2021, the Company submitted a Certificate of Designation of Preferences, Rights and Limitations of Series C Stock for filing with the Secretary of State of the State of Florida to designate 10,000,000 shares as Series C Stock and is currently awaiting confirmation of such filing, which may be as of May 20, 2021, or a later date. The Series C Stock will rank senior and prior to all other classes or series of the Company’s preferred stock and common stock.

The holder may at any time after the 6-month anniversary of the issuance of the shares of Series C Stock convert such shares into common stock at a conversion price equal to $1.92 per share. In addition, the Company at any time may require conversion of all or any of the Series C Stock then outstanding at a conversion price equal to $1.92 per share.

Each share of Series C Stock will entitle the holder to 1.5625 votes for each share of Series C Stock. The consent of the holders of at least two-thirds of the shares of Series C Stock will be required for the amendment to any of the terms of the Series C Stock, to create any additional class of stock unless the stock ranks junior to the Series C Stock, to make any distribution or dividend on any securities ranking junior to the Series C Stock, to merge or sell all or substantially all of the assets of the Company or acquire another business or effectuate any liquidation of the Company. Cumulative dividends will accrue on each share of Series C Stock at the rate of 8% per annum of the stated value of $1.00 per share and will be payable in common stock in arrears quarterly commencing 90 days from issuance.

Upon a liquidation, dissolution or winding up of the Company, the holders of the Series C Stock will be entitled to $1.00 per share plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series C Stock upon a liquidation until Series C stockholders receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series C Stock, may elect to deem a merger, reorganization or consolidation of the Company into or with another corporation, not affiliated with said majority, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company.

On May 20, 2021, the Company entered into exchange agreements with all of the holders of the Company’s Series B Stock, pursuant to which the holders agreed to exchange all of the issued and outstanding shares of the Company’s Series B Stock for shares of Series C Stock, on a one for one basis. The exchange will be effective upon the acceptance for filing of the Certificate of Designation by the Secretary of State of the State of Florida, which may be as of May 20, 2021, or a later date. Upon effectiveness of the exchange, all 9,215,059 issued and outstanding shares of the Company’s Series B Stock will be exchanged for an aggregate of 9,215,059 shares of the Company’s Series C Stock, and all of the exchanged shares of Series B Stock will be cancelled.

Amendments to Bridge Loan Documents

The Company is in negotiations with certain of its lenders to amend their respective loan documents, and the securities issued thereunder, to remove certain full-ratchet anti-dilution provisions and variable conversion rates to satisfy Nasdaq requirements. The Company expects to complete these amendments prior to the closing of the Underwritten Offering.

Results of Operations

For the Three Months Ended March 31, 2021 and 2020

Revenue

Revenue for the three months ended March 31, 2021 was $1,875,284, compared to revenue of $1,292,239 during the three months ended March 31, 2020, representing an increase of $583,045 or 45.1%.

Animation revenue for the three months ended March 31, 2021 was $1,713,958, compared to animation revenue of $1,153,236 during the three months ended March 31, 2020, representing an increase of $560,722 or 48.6%. The increase in animation revenue is primarily attributable to the increase in the overall number of contracts completed as client delays caused by concerns related to the spread of COVID-19 began to subside.

Web filtering revenue for the three months ended March 31, 2021 was $161,241, compared to web filtering revenue of $138,143 during the three months ended March 31, 2020, representing an increase of $23,098 or 16.7%. The increase is primarily due to an increase in organic sales growth, and the timing or loss of multi-year contract renewals.

Subscription and advertising revenue from our Grom Social website, Grom Social mobile application and MamaBear safety mobile application have been nominal. Subscription and advertising revenue for the three months ended March 31, 2021 was $384 compared to subscription and advertising revenue of $860 during the three months ended March 31, 2020, representing a decrease of $476 or 55.3%, primarily attributable to a decrease in marketing and promotion activities.

Gross Profit

Our gross profits vary significantly by subsidiary. Historically, our animation business has realized gross profits between 45% and 55%, while our web filtering business has realized gross profits between 75% and 90%. Additionally, our gross profits may vary from period to period due to the nature of the business of each subsidiary, and the timing and volume of customer contracts and projects. Current gross margins percentages may not be indicative of future gross margin performance.

Gross profit for the three months ended March 31, 2021 and 2020 were $1,074,850, or 57.3%, and $680,146, or 52.6%, respectively. The increase in gross profit is primarily attributable to an increase in web filtering sales and higher contract margins in our animation business.

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Operating expenses

Operating expenses for the three months ended March 31, 2021 were $1,785,699, compared to operating expenses of $1,748,548 during the three months ended March 31, 2020, representing an increase of $37,151 or 2.1%. The increase is primarily attributable to an increase in fees for professional services rendered during the three months ended March 31, 2021. General and administrative expenses were $1,350,799 for the three months ended March 31, 2021, compared to $1,449,348 for the three months ended March 31, 2020, representing a decrease of $98,549 or 6.8%. Professional fees were $187,109 for the three months ended March 31, 2021, compared to $52,718 for the three months ended March 31, 2020, representing an increase of $134,391 or 254.9%.

Other Income (Expense)

Net other expense for the three months ended March 31, 2021 was $1,604,726, compared to a net other expense of $278,432 for the three months ended March 31, 2020, representing an increase of $1,326,294 or 476.3%. The increase in net other expense is primarily attributable to a one-time extinguishment loss of $947,179 related to the exchange of $1,447,996 in principal and interest accrued under certain convertible notes for 2,395,175 shares of our Series B preferred stock.

Interest expense is comprised of interest incurred on our convertible notes and from the amortization of note discounts. Interest expense was $648,846 for the three months ended March 31, 2021, compared to $277,763 during the three months ended March 31, 2020, representing a decrease of $371,083 or 133.6%. The increase is primarily attributable to an increase in amortization expense associated with debt discounts recorded during the three months ended March 31, 2021 compared to the three months ended March 31, 2020.

Net Loss Attributable to Common Stockholders

We realized a net loss attributable to common stockholders of $2,315,575, or $0.39 per share, for the three months ended March 31, 2021, compared to a net loss attributable to common stockholders of $1,346,834, or $0.26 per share, during the three months ended March 31, 2020, representing an increase in net loss attributable to common stockholders of $969,741 or 71.9%.

For the years ended December 31, 2020 and December 31, 2019

Revenue

Revenue for the year ended December 31, 2020 was $6,159,531, compared to revenue of $8,296,997 during the year ended December 31, 2019, representing a decrease of $2,137,466 or 25.8%.

Animation revenue for the year ended December 31, 2020 was $5,483,332, compared to animation revenue of $7,565,672 during the year ended December 31, 2019, representing a decrease of $2,082,340 or 27.5%. The decrease in animation revenue is primarily attributable to the decline in the overall number of contracts completed, and client delays to the timing and production of certain animation projects due to concerns related to the spread of COVID-19.

Web filtering revenue for the year ended December 31, 2020 was $673,182, compared to web filtering revenue of $723,800 during the year ended December 31, 2019, representing a decrease of $50,618 or 7.0%. The decrease is primarily due to a decline in organic sales growth, and the timing or loss of multi-year contract renewals.

Subscription and advertising revenue from our Grom Social website, Grom Social mobile application and MamaBear safety mobile application have been nominal. Subscription and advertising revenue for the year ended December 31, 2020 was $3,017 compared to subscription and advertising revenue of $7,525 during the year ended December 31, 2019, representing a decrease of $4,508 or 59.9%, primarily attributable to a decrease in marketing and promotion activities.

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Gross Profit

Our gross profits vary significantly by subsidiary. Historically, our animation business has realized gross profits between 45% and 55%, while our web filtering business has realized gross profits between 75% and 90%. Additionally, our gross profits may vary from period to period due to the nature of the business of each subsidiary, and the timing and volume of customer contracts and projects. Current gross margins percentages may not be indicative of future gross margin performance.

Gross profit for the years ended December 31, 2020 and 2019 were $2,806,891, or 45.6%, and $3,686,036, or 44.4%, respectively. The decrease in gross profit is primarily attributable to the higher percentage of web filtering revenue to total revenue when compared to the prior year, and higher contract margins realized in our animation business.

Operating Expenses

Operating expenses for the year ended December 31, 2020 were $6,188,689, compared to operating expenses of $6,664,933 during the year ended December 31, 2019, representing a decrease of $476,244 or 7.2%. The decrease is primarily attributable to a decrease in general and administrative expenses and professional services fees resulting from reduced investor relations services and general cost cutting efforts undertaken by the Company. General and administrative expenses were $4,462,095 for the year ended December 31, 2020, compared to $5,140,100 for the year ended December 31, 2019, representing a decrease of $678,005 or 13.2%. Professional fees were $623,014 for the year ended December 31, 2020, compared to $908,093 for the year ended December 31, 2019, representing a decrease of $285,079 or 31.4%. At December 31, 2020, we performed our annual impairment tests as prescribed by ASC 350 on the carrying value of our goodwill and recorded an impairment charge totaling $472,757; of which $420,257 was attributed to the assets of Fyoosion LLC acquired in 2017 and $52,500 was attributed to the assets of Bonnie Boat and Friends acquired in 2018.

Other Income (Expense)

Net other expense for the year ended December 31, 2020 was $2,585,662, compared to a net other expense of $1,577,002 for the year ended December 31, 2019, representing an increase of $1,008,660 or 64.0%. The increase in net other expense is primarily attributable to the loss recorded on the extinguishment of debt realized through the conversion of convertible promissory notes into shares of our Series B Stock.

Interest expense is comprised of interest accrued and paid on our convertible notes and recorded from the amortization of note discounts. Interest expense was $1,398,731 for the year ended December 31, 2020, compared to $1,705,123 during the year ended December 31, 2019, representing a decrease of $306,392 or 18.0%. The decrease is attributable to servicing lower levels of debt and recording lower amortization expense on note discounts during the year ended December 31, 2020.

During the year ended December 31, 2020, we recorded extinguishment losses of $1,312,983 related to the conversion of approximately $2.6 million of convertible promissory notes into 3,939,884 shares of our Series B preferred stock. During the year ended December 31, 2019, we recorded an extinguishment loss of $363,468 related to the amendment of our $4,000,000 promissory note issued with our acquisition of TD Holdings. During the year ended December 31, 2019, we also recorded gains of $429,000 related to the change in fair value of contingent consideration and $45,521 related to the settlement of certain accounts payable.

Net Loss Attributable to Common Stockholders

We realized a net loss attributable to common stockholders of $6,020,933, or $1.07 per share, for the year ended December 31, 2020, compared to a net loss attributable to common stockholders of $5,332,173, or $1.16 per share, during the year ended December 31, 2019 representing an increase in net loss attributable to common stockholders of $688,760 or 12.9%.

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Liquidity and Capital Resources

At March 31, 2021, we had cash and cash equivalents of $581,950.

Net cash used in operating activities for the three months ended March 31, 2021 was $988,573, compared to net cash used in operating activities of $244,122 during the three months ended March 31, 2020, representing an increase in cash used of $744,461, primarily due to the change in operating assets and liabilities.

Net cash used in investing activities for the three months ended March 31, 20201 was $2,391, compared to net cash used in investing activities of $15,267 during the three months ended March 31, 2020 representing a decrease in cash used of $12,876. This change is attributable to a decrease in the amount of fixed assets purchased and/or leasehold improvements made by our animation studio in Manilla, Philippines during the three months ended March 31, 2021.

Net cash provided by financing activities for the three months ended March 31, 2021 was $1,433,438, compared to net cash provided by financing activities of $576,143 for the three months ended March 31, 2020, representing an increase in cash provided of $857,295. Our primary sources of cash from financing activities were attributable to $666,500 in proceeds from the sale of 8% - 12% convertible notes and $950,000 in proceeds from the sale of our Series B Stock during the three months ended March 31, 2021, as compared to $3,655,000 in proceeds from the sale of 12% senior secured convertible notes during the three months ended March 31, 2020. On March 16, 2020, the Company repaid $3,000,000 in principal due to the former shareholders of TD Holdings Limited on a convertible note originally dated September 20, 2016.

We currently have a monthly consolidated cash operating loss ranging between $100,000 to $150,000, or approximately $1,200,000 to $1,800,000 annually. In order to fund our operations for the next twelve months, we believe that we will need to raise $2,000,000. Historically, we have funded our operations through sales of equity, debt issuances and officer loans. We currently have no commitment from any investment banker or other traditional funding sources and no definitive agreement with any third party to provide us with financing, either debt or equity, and there can be no assurances that we will be able to raise additional funds, or if we are successful, on favorable terms. Future equity sales may result in dilution to current shareholders and debt may have negative covenants. In addition, the COVID-19 pandemic has had and may continue to have an adverse effect on the capital markets and our ability to raise additional funding. The failure to obtain the financing necessary to allow us to continue to implement our business plan will have a significant negative impact on our anticipated results of operations.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a consolidated basis, we have incurred significant operating losses since inception. Because we do not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about our ability to continue as a going concern. Therefore, we will need to raise additional funds and are currently exploring sources of financing. Historically, we have raised capital through private offerings of debt and equity and officer loans to finance working capital needs. There can be no assurances that we will be able to continue to raise additional capital through the sale of common stock or other securities or obtain short-term loans.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, purchase price allocation of acquired businesses, impairment of long-lived assets and goodwill, valuation of financial instruments, income taxes, and contingencies. We base our estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 ("ASC 606") requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Animation Revenue

Animation revenue is primarily generated from contracts with customers for preproduction and production services related to the development of animated movies and television series. Preproduction activities include producing storyboards, location design, model and props design, background color and color styling. Production focuses on library creation, digital asset management, background layout scene assembly, posing, animation and after effects. We provide services under fixed-price contracts. Under fixed-price contracts, we agree to perform the specified work for a pre-determined price. To the extent actual costs vary from estimated costs, our profit may increase, decrease, or result in a loss.

We identify a contract under ASC 606 once (i) it is approved by all parties, (ii) the rights of the parties are identified, (iii) the payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable.

We evaluate the services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The services in our contracts are distinct from one another as the referring parties typically can direct all, limited, or single portions of the various preproduction and production activities required to create and design and entire episode to us and we therefore have a history of developing standalone selling prices for all of these distinct components. Accordingly, our contracts are typically accounted for as containing multiple performance obligations.

We determine the transaction price for each contract based on the consideration we expect to receive for the distinct services being provided under the contract.

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We recognize revenue as performance obligations are satisfied and the customer obtains control of the services. In determining when performance obligations are satisfied, we consider factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of our revenue is recognized over time as we perform under the contract due to the contractual terms present in each contract which irrevocably transfer control of the work product to the customer as the services are performed.

For performance obligations recognized over time, revenue is recognized based on the extent of progress made towards completion of the performance obligation. We use the percentage-of-completion cost-to-cost measure of progress because it best depicts the transfer of control to the customer as we incur costs against its contracts. Under the percentage-of-completion cost-to-cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation. The percentage-of-completion cost-to-cost method requires management to make estimates and assumptions that affect the reported amounts of contract assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the total estimated amount of costs that will be incurred for a project or job.

Web Filtering Revenue

Web filtering revenue from subscription sales is recognized on a pro-rata basis over the subscription period. Typically, a subscriber purchases computer hardware and a software and support service license for a period of use between one year to five years. The subscriber is billed in full at the time of the sale. We immediately recognize revenue attributable to the computer hardware as it is non-refundable and control passes to the customer. The advanced billing component for software and service is initially recorded as deferred revenue and subsequently recognized as revenue on a straight-line basis over the subscription period.

Fair Value Measurements

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3 - Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020 and December 31, 2019. We use the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash, trade receivables, related party payables, accounts payable, accrued liabilities and short-term borrowings. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

The estimated fair value of assets and liabilities acquired in business combinations and reporting units and long-lived assets used in the related asset impairment tests utilize inputs classified as Level 3 in the fair value hierarchy.

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We determine the fair value of contingent consideration based on a probability-weighted discounted cash flow analysis. The fair value remeasurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement as defined in the fair value hierarchy. In each period, we reassess our current estimates of performance relative to the stated targets and adjusts the liability to fair value. Any such adjustments are included as a component of Other Income (Expense) in the Consolidated Statements of Operations and Comprehensive Loss.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from our acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. Our amortizable intangible assets consist of customer relationships and non-compete agreements. Their useful lives range from 1.5 to 10 years. Our indefinite-lived intangible assets consist of trade names.

Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. We perform an annual impairment assessment for goodwill and indefinite-lived assets during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, we determine fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, we rely on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, our risk relative to the overall market, our size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Indefinite-lived intangible assets are evaluated for impairment at the individual asset level by assessing whether it is more likely than not that the asset is impaired (for example, that the fair value of the asset is below its carrying amount). If it is more likely than not that the asset is impaired, its carrying amount is written down to its fair value.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that our estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause us to perform an impairment test prior to scheduled annual impairment tests.

We performed our annual fair value assessment at December 31, 2020 on our subsidiaries with material goodwill and intangible asset amounts on their respective balance sheets and determined that an impairment charge of $472,757 was necessary.

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Long-Lived Assets

We evaluate the recoverability of our long-lived assets whenever events or changes in circumstances have indicated that an asset may not be recoverable. The long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows is less than the carrying value of the assets, the assets are written down to the estimated fair value.

We evaluated the recoverability of our long-lived assets at December 31, 2020, respectively on its subsidiaries with material amounts on their respective balance sheets and determined that no impairment exists.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. ASU 2017-04 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis.

On November 15, 2019, the FASB issued ASU 2019-10, which (1) provides a framework to stagger effective dates for future major accounting standards and (2) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 amends the effective date for ASU 2017-04 to fiscal years beginning after December 15, 2022, and interim periods therein.

Early adoption continues to be permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements for both annual and interim reporting periods.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. The amendment will be effective for public companies with fiscal years beginning after December 15, 2020; early adoption is permitted. We are evaluating the impact of this amendment on our consolidated financial statements.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for us for interim and annual periods in fiscal years beginning after December 15, 2022. We believe the adoption will modify the way we analyze financial instruments, but we do not anticipate a material impact on results of operations. We are in the process of determining the effects adoption will have on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40), (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU2020-06 amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the impact of this guidance on its consolidated financial statements.

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DESCRIPTION OF BUSINESS

Overview

We were incorporated under the laws of the State of Florida on April 14, 2014, as Illumination America, Inc.

Effective August 17, 2017, we acquired Grom Holdings pursuant to the terms of the Share Exchange Agreement entered into on May 15, 2017. In connection with the Share Exchange, the Company issued an aggregate of 3,464,184 shares of its common stock to the Grom Holdings stockholders, pro rata to their respective ownership percentage of Grom Holdings. Each share of Grom Holdings was exchanged for 0.1303 shares of our common stock. As a result, the stockholders of Grom Holdings owned approximately 92% of the Company’s issued and outstanding shares of common stock at such time.

In connection with the Share Exchange, we changed our name from Illumination America, Inc. to “Grom Social Enterprises, Inc.”

We are a media, technology and entertainment company that focuses on delivering content to children under the age of 13 years in a safe secure platform that is compliant with Children’s Online Privacy Protection Act (“COPPA”) and can be monitored by parents or guardians. We operate our business through the following four wholly-owned subsidiaries:

•	Grom Social, Inc. (“Grom Social”) was incorporated in the State of Florida on March 5, 2012 and operates our social media network designed for children under the age of 13 years.

•	TD Holdings Limited (“TD Holdings”) was incorporated in Hong Kong on September 15, 2005. TD Holdings operates through its two wholly-owned subsidiaries: (i) Top Draw Animation Hong Kong Limited, a Hong Kong corporation (“Top Draw HK”) and (ii) Top Draw Animation, Inc., a Philippines corporation (“Top Draw Philippines”). The group’s principal activities are the production of animated films and televisions series.

•	Grom Educational Services, Inc. (“GES”) was incorporated in the State of Florida on January 17, 2017. GES operates our web filtering services provided to schools and government agencies.

•	Grom Nutritional Services, Inc. (“GNS”) was incorporated in the State of Florida on April 19, 2017. GNS intends to market and distribute nutritional supplements to children. GNS has not generated any revenue since its inception.

Recent Developments

On May 20, 2021, the Company submitted a Certificate of Designation of Preferences, Rights and Limitations of Series C Stock for filing with the Secretary of State of the State of Florida to designate 10,000,000 shares as Series C Stock and is currently awaiting confirmation of such filing, which may be as of May 20, 2021, or a later date. In addition, on May 20, 2021, the Company entered into exchange agreements with all of the holders of the Company’s Series B Stock, pursuant to which the holders agreed to exchange all of the issued and outstanding shares of the Company’s Series B Stock for shares of Series C Stock, on a one for one basis. The exchange will be effective upon the acceptance for filing of the Certificate of Designation by the Secretary of State of the State of Florida. Upon effectiveness of the exchange, all 9,215,059 issued and outstanding shares of the Company’s Series B Stock will be exchanged for an aggregate of 9,215,059 shares of the Company’s Series C Stock, and all of the exchanged shares of Series B Stock will be cancelled.

On September 14, 2020, our board of directors (the “Board”) approved and on September 16, 2020, our shareholders approved the granting of authority to the Board to amend the Company’s articles of incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, by a ratio of no less than 1-for-2 and no more than 1-for-25, with the exact ratio to be determined by the Board in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion. On April 7, 2021, our Board approved, and on April 8, 2021, our shareholders approved, an increase to the range of the ratio for the reverse stock split to a ratio of no less than 1-for-2 and no more than 1-for-50. On May 6, 2021, our Board fixed the ratio for our reverse stock split at 1-for-32 and, on May 7, 2021, we filed a certificate of amendment to our articles of incorporation to effect the reverse stock split, which became effective as of May 13, 2021.

Our common stock is currently quoted on the OTCQB under the symbol “GRMMD”. We intend to list our common stock and the warrants being offered in the Underwritten Offering on the Nasdaq Capital Market under the proposed symbols “GROM” and “GROMW,” respectively. Based on discussions with Nasdaq, we expect that our listing will be under committee review on May 24, 2021 and, hopefully, will be approved on such date, or soon thereafter. However, we cannot guarantee that the Nasdaq Stock Market will approve the listing of our common stock and warrants.

Unless otherwise noted, and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a reverse stock split of our outstanding common stock at a 1-for-32, which was effective as of May 13, 2021. The Reverse Split did not have any impact on the number of authorized shares of common stock which remains at 500,000,000 shares.

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Business

We are a media, technology and entertainment company focused on delivering content to children under the age of 13 years in a safe secure Children’s Online Privacy Protection Act (“COPPA”) compliant platform that can be monitored by parents or guardians.

The following diagram illustrates our corporate structure as of the date of this prospectus:

We operate our business through the following four wholly-owned subsidiaries:

•	Grom Social was incorporated in the State of Florida on March 5, 2012 and operates our social media network designed for children under the age of 13 years.

•	TD Holdings was incorporated in Hong Kong on September 15, 2005. TD Holdings operates through its two wholly-owned subsidiaries, Top Draw HK and Top Draw Philippines. The group’s principal activities are the production of animated films and televisions series.

•	GES was incorporated in the State of Florida on January 17, 2017 and operates our web filtering services provided to schools and government agencies.

•	GNS was incorporated in the State of Florida on April 19, 2017. GNS intends to market and distribute nutritional supplements to children. GNS has not generated any revenue since its inception.

Grom Social

Grom Social is a media, technology and entertainment company for kids focused on producing original content on Grom Social’s website, www.gromsocial.com and mobile application. Visitors to the Grom Social website may log on via mobile phone, desktop computer or tablet and chat with friends, view original content or play games created by us.

The name “Grom” is derived from Australian surfing slang and is defined by us to mean “a promising young individual who is quick to learn.” Grom Social was conceptualized and developed in 2012 by Zachary Marks, who was 12 years old at the time. He is the son of our Chief Executive Officer, Darren Marks.

Our business model is based upon providing children under the age of 13 with a safe environment on the Internet while promoting “fun,” “wholesomeness” and “family values.” We require that each child receive parental approval prior to gaining full access to the Grom Social platform. In certain jurisdictions and circumstances, we allow parents, teachers and guardians (collectively, “Guardians”) to sign up groups of children at one time. If a Guardian’s approval is not granted, a child’s account will not be opened. If a child does not follow the proper registration process, he or she will be considered a user with limited access. Limited access does not allow the child to chat with other children or visit certain sections of the platform.

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Based on data provided by Google Data Analytics and Joomla Management Systems, in February 2021, our platforms have generated approximately 22,000,000 users in over 200 countries and territories since our inception in 2012. We define a "user" as any child under the age of 13 who registers for a Grom Social account through the website or downloads the Grom Social app from a mobile app store, and any parent who registers for a Grom Social account, any parent who registers or downloads the MamaBear app and any student or faculty that uses our NetSpective web filtering platform.

Monthly active users (“MAUs”) is a usage metric which reveals the total number of users who visit our platforms within a 30-day period. As of February 2, 2021, there were approximately 2,300,000 MAUs on all platforms.

Based upon statistics provided by the Joomla Management System, the average online duration of users logged onto our Grom Social platforms is approximately 51 minutes.

Grom Social App

In May 2019, our Grom Social mobile application (or “app”) for Apple Store and Google Play Store was approved within each platform’s family designated section. The Apple Store markets iPhone operating system (“IOS”) applications for download solely on Apple devices. The Google Play Store markets applications for download on Android devices.

We communicate with the children through messaging on a child’s profile page and through seventeen unique Grom characters that engage with children with many additional “fun” and safety features.

We believe our mobile app is the only children’s app where kids can:

•	Openly (free-form) chat with each other without restriction as opposed to having to choose from pre-selected words to make sentences;

•	Record videos of themselves to post in a social environment and use enhanced facial features, masks, and filters while doing so;

•	upload videos that are COPPA compliant;

•	View 1400 hours of exclusive Grom TV content - video on demand platform for kids which is free and curated to provide only safe and educational content for children.

•	Message and chat with cartoon characters and cast members;

•	Communicate with users and parents (through the MamaBear app described below) regardless of where they may be navigating on the Grom Social website. This feature eliminates the need to leave the section of the site in which they are engaged.

We have established the following safeguards and procedures which we believe will ensure our Grom Social platform is a safe place for children:

•	Account Approval: We have account creation procedures to help ensure that only children under the age of 13 can create an account. If a child submits a request to open an account on the Grom Social website or mobile apps, we send an email notification to his or her parents that their child has applied to create a Grom Social account. If the child’s parents approve the account, by using one of three methods that are approved by COPPA guidelines, the account is opened. If a parent’s approval is not given, the account will not be opened, and the child will have limited access to the Grom Social website.

•	Parental Involvement: By requiring parental approval for a child to open an account and to interact with other users on Grom Social, we hope to ensure that parents are aware of and involved with their child’s activity on the website. Further, we believe that parental involvement provides us with the ability to market products and services to parents.

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•	Digital Citizenship Educational Content – Children are encouraged to take and pass an internet safety course and receive a Digital Citizen License from us in order to gain increased access to the features provided on the Grom Social platforms.

•	Limited Data Collection of Child and Parent – No digital profiles will be built for children or parents. The information we collect is for analytical data only and is limited to parent email, birthdate, gender and country locations.

•	Content Monitoring: We have software that monitors posts for inappropriate content using standard “keyword” filter technology. If a post contains inappropriate content, it will not appear on the platform and the poster will be sent a warning about offensive content. We believe that through monitoring content we can promote social responsibility and digital citizenship. We view this as a learning opportunity but will ban users if the problem persists.

•	Anti-bullying: We have software that monitors the Grom Social website for bullying. In addition to monitoring the interaction between children on the website, we also post messages that strongly emphasize anti-bullying and actively promotes social responsibility and digital citizenship. Additionally, our platform has received the “KidSafe Seal of Approval” from KidSafe, an independent safety certification service and seal-of-approval program designed exclusively for children-friendly websites and technologies, including online game sites, educational services, virtual worlds, social networks, mobile apps, tablet devices, connected toys, and other similar online and interactive services.

•	Use of “Gromatars”: Children on Grom Social create animated pictures, which we call “Gromatars,” to represent themselves on Grom Social without providing a real-life photograph. Gromatars are viewed as profile pictures on a user’s home wall, and when a user leaves a comment or “like” on a public page. Kids can build and customize their Gromatars by selecting over 200 different options such as the eyes, nose, hair, teeth, ears, skin color, hairstyle, and color.

These safeguards and procedures are a critical component of our business model. We believe that children are increasingly accessing the Internet at younger ages and therefore the need for safe, age-appropriate platforms for younger children to browse and interact with other children is increasing. According to recent statistics on GuardChild.com:

•	81% of children from 9 to 17 years old say they visited a social networking site in the past three months;

•	41% of teens had a negative experience as a result of using social networking; and

•	88% of teens have seen someone be mean or cruel to another person on a social networking site.

•	70% of children have accidentally encountered online pornography
•	90% of children from 8 to 16 years old have seen online pornography
•	65% of children from 8 to 14 years old have been involved in a cyber-bullying incident

GuardChild.com is a website providing software and applications to promote safe Internet browsing for children and statistics collected from various resources including: Social Media and Young Adults, Pew Internet & American Life Project, Global Insights Into Family Life Online, Norton/Symantec & StrategyOne, Teen/Mom Internet Safety Survey, McAfee & Harris Interactive, Pew Research Center, FOSI, Cable in the Classroom 2011, Journal of Adolescent Health, National Cyber Security Alliance (NCSA)-McAfee Online Safety Study, American Osteopathic Association, Social Media and Young Adults, Pew Internet, American Life Project and Grunwald Associates.

MamaBear App

MamaBear is a mobile, all-in-one parenting app that we acquired in September 2016. By using MamaBear, a parent can follow and protect their child’s online presence by monitoring their social networking/media accounts, including, Facebook, Instagram, Twitter, and YouTube. The app is available for IOS devices through the Apple Store and Android devices though the Google Play Store. MamaBear provides parents with a powerful all-in-one safety and awareness tool that we believe offers a unique set of social media monitoring features, family mapping.

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Content

In addition to providing a safe, fun, social media platform for children to interact with their peers, we create our own content consisting of animated characters, interactive chats, videos, blogs, and games geared to provide wholesome family entertainment. We create our own short-form content consisting of animated characters, interactive chats, videos, blogs, games and five live action shows released weekly. We currently have over 1,400 hours of live action shows in our content library. This exclusive content is only available on our platforms.

Our Grom Social app features include direct messaging, video recordings with face filters and effects, notifications, profiles with custom colors, Gromatar cartoon avatars, over 1,400 hours of Grom TV exclusive videos on demand, a search and discovery section, hashtags and mentions in post descriptions, liking, commenting, sharing of content, including the ability to share photos, videos and doodle drawings in direct messages. With this feature set and the safety permissions in place, the app will provide children their own social platform similar to the popular adult platforms, but in a safe controlled environment. Kids can upload videos along with a variety of different music, similar to TikTok. Users also have a vast variety of face filters similar to Snapchat and Instagram. The Company produces up to 5 new short-form videos each week similar to Netflix to maintain user engagement.

According to a survey released on October 29, 2019 from Common Sense Media, a nonprofit that tracks young people’s tech habits reports, twice as many young people watch videos every day as they did four years ago, and the average time spent watching videos, mostly on You Tube has roughly doubled, to an hour a day. The survey also found that on average, American children from 8 to 12 years old spend 4 hours and 44 minutes on screen media each day and teens average 7 hours and 22 minutes, not including time spent using screens for school or homework. Based upon statistics provided by the Joomla Management System, the average online duration of users logged onto our Grom Social platform was approximately 51 minutes as of February 2, 2021. We believe the longer duration time is a result of our ability to better engage users through our original content.

Strategy

•	Advertising Revenue. We believe that our app will enable us to begin to generate advertising revenue and the growth of our database may attract high-profile companies to advertise on our Grom Social website and mobile platforms, although there can be no assurances that advertisers will use our website or mobile app. We intend to emphasize to advertisers what we believe is the unique level of parental involvement on Grom Social. We currently have an agreement with SuperAwesome one of the largest COPPA complaint kid advertising companies in the world. A number of SuperAwesome’s clients, including Disney, Nickelodeon, and McDonalds are currently advertising on our platform. In addition, we currently have several advertisers that are advertising on our newly created Grom Safe Ads advertising program that allows pre-approved (by Grom) COPPA complaint ads to run on our platforms

•	Subscription Based Premium Content. Although we currently do not charge a subscription fee, we hope to be able to move to a subscription-based model in the future. We are continuously making software upgrades which will hope will enable us to offer premium content to users for which they will be charged a monthly subscription fee. Users that sign up for a premium program will become Grom Club Members which will enable them to utilize current and new features to:

➢	Create and view interactive videos that can be shared with other Grom Club Members, with non-paying Grom users and with any other third parties in their approved network;

➢	Receive exclusive Gromatar options and accessories including masks, voice modification, face modification, special effects, and numerous filters.

➢	Have unlimited access to new premium games;

➢	Engage in exclusive chats with athletes and celebrities that we hope to engage in the future;

➢	Receive discounts on Grom Social merchandise;

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➢	Turn off ads; and

➢	Participate in Bookstore pre/reviews and live readings.

Publishing and Distribution

We believe that Grom Social offers a great way to get user feedback and see how kids respond to content. We believe offering book titles to be previewed and added to wish lists for parents to purchase is a good way to get titles out to the Grom Social kids demographic.

Comments could be used for reviews and a rating star system could be implemented. Badges could be awarded to users to complete different book titles, similar to an online e-book store.

Authors could schedule a live reading where users would be able to log on during the live time-period and listen to the author live read a chapter of their book to the kids, with Q&A with the author live in public forum.

•	Online Game Fees. The games currently available to users on our website are free. We intend to offer users an option to pay to play exclusive games and/or pay for game upgrades. These games may be developed by us, such as Grom Skate, where the character skates through three worlds collecting coins, doing tricks and avoiding obstacles and solving geometry problems, or obtained from outside developers and adapted to use on our website.

•

Licensing Merchandise Revenue. We hope to create Grom Social apparel and other merchandise for purchase through our website and mobile app and enter into licensing and merchandise agreements.

Partnerships and Collaborations

The Company believes that due to its strong youth following that it can be a valuable resource to many organizations and sports leagues looking to build, reconnect and/or maintain their brand among the youth market. The Company has designed an opportunity for clients to utilize existing programming and broadcasts by condensing long programming such as 3-4 hour baseball games, 8 hour-a-day surfing events and 6-hour golf rounds into engaging short-form content wrapped in gaming and animation utilizing celebrities and athlete interaction.

Intellectual Property Strategy

The Company plans to produce, develop, license and purchase a number of intellectual properties and monetize by franchise, licensing and merchandising opportunities in addition to hosting on its own platform. To satisfy and help fill the demand for content, the Company intends to continue to create original content as well as use underutilized content.

Throughout our monetization efforts, we will maintain a free version of the app in an effort to not negatively impact our user base. The Grom Social website and mobile app have generated nominal revenues to date.

TD Holdings

TD Holdings is a holding company that operates through its two wholly-owned subsidiaries Top Draw Hong Kong and (ii) Top Draw Philippines. Based in Manila, Philippines, the group’s principal activities are the production of animated films and televisions series. Top Draw Hong Kong, which owns our animation studio in Manila, Philippines, contracts with third parties for the production of animated films and televisions series. Through an intercompany agreement, Top Draw Philippines then does the production work at our studio in Manila, Philippines.

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Top Draw Philippines is a full-service production and pre-production animation studio working with international clients. It specializes in providing two-dimensional digital production services for animated television series and movies on a contract basis or under co-production arrangements.

Top Draw Philippines’ pre-production services include planning and creating storyboards, location design, model and props design, background color and color styling. Its production services focus on library creation, digital asset management, background layout scene assembly, posing, animation and after-effects. Top Draw Philippines currently provides services to high-profile properties, including Tom and Jerry, My Little Pony and Disney Animation’s Penn Zero: Part-Time Hero. Its studio produces over two hundred half-hour segments of animated content for television annually, which we believe makes it one of the top producers of animation for television worldwide.

The following table depicts some of Top Draw Philippines’ recent notable projects:

Show	Client	Number of Series in Years	Period
My Little Pony	DHX Media	10	2010-2019
My Little Pony - Equestrian Girls	DHX Media	7	2012-2013, 2015-2019
Tom and Jerry	Slap Happy Cartoons	5	2015-2019
Polly Pocket	WildBrain (formerly DHX Media)	3	2017-2020
Glitch Techs	Nickelodeon	1	2018-2019

Carmen Sandiego	WildBrain (formerly DHX Media)	2	2019-2020
Rhyme Time Town	DreamWorks	1	2019-2020
Archibald’s Next Big Thing	DreamWorks	1	2020-2021
Polly Pocket S3	DHX Media	3	2021
The Loud House Movie	New Nickelodeon Animation	1	2021
Bionic Max	Gaumont Animation	1	2021
Vikingskool	Samka Production	1	2021

Grom Educational Services, Inc.

On January 2, 2017, we acquired certain assets including Internet content filtering software called “NetSpective Webfilter” from TeleMate.net. Since inception, we have sold hardware and/or subscriptions for web filtering software to thousands of schools with more than 4,000,000 children in attendance. Clients pay for hardware within 30 days of delivery and in advance for filtering service ranging between one to five years. We offer a proprietary digital citizenship program that assists K-12 schools in the United States to comply with The Children's Internet Protection Act (“CIPA”) requirements. CIPA requirements include the use Internet content filters and implementation of other protective measures to prevent children from exposure to harmful online content.

Grom Nutritional Services, Inc.

GNS was formed with the intention of developing, marketing and distributing nutritional supplement beverages to children to support the healthy development of neurological structure and intellectual development of cognitive skills. We initially intend to market and distribute nutritional based supplements to our user base of children and their parents, then subsequently expand our marketing efforts to the wholesale/retail grocery, convenience, and big box sectors. GNS has had no significant operations to date, but the Company is exploring partnerships.

Acquisition Strategy

Our acquisition strategy is to acquire synergistic companies, products or intellectual property that will help grow our Grom Social user base and operate profitably as both a stand-alone enterprise as well as enhance Grom’s overall monetization strategy.

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Acquisition of TD Holdings

On July 1, 2016, we entered into a share sale agreement (the “TDH Share Sale Agreement”) for the acquisition of 100% of the capital stock of TD Holdings for which we paid $4,000,000 in cash, issued a 5% secured promissory note in the principal amount of $4,000,000 which originally matured on July 1, 2018 (the “TDH Note”), and 230,219 shares of our common stock valued at $4,240,000, or approximately $18.56 per share, to the selling shareholders of TDH (“TDH Sellers”).

Under the terms of the TDH Share Sale Agreement, we were also required to make additional payments (“Earnout Payments”) of up to $5,000,000 to the TDH Sellers, if TD Holdings achieved certain adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) during the three-year period following the acquisition (the “Earnout Period”), to be paid 25% in cash and the balance in shares of common stock at a share price equal to the lower of a 10% discount to our last private placement price per share prior to making the Earnout Payment, or if such shares are listed on a recognized stock exchange and publicly traded, at a 10% discount to the previous 20 day weighted average closing price per share.

No earnout was achieved for the original three-year Earnout Period. The original Earnout Period was extended to December 31, 2019, pursuant to the First Amendment described below. However, no earnout was achieved during the extended Earnout Period through December 31, 2019.

First Amendment to the TDH Share Sale Agreement

On January 3, 2018, we entered into an amendment to the TDH Share Sale Agreement with the TDH Sellers (the “First Amendment”). Under the terms of the First Amendment:

•	the maturity date of the TDH Note was extended from July 1, 2018 until July 1, 2019 (the “First Note Extension Period”);

•	the interest rate on the TDH Note was increased from 5% to 10% during the First Note Extension Period;

•	during the First Note Extension Period, interest will be paid quarterly in arrears, instead of annually in arrears. The first such quarterly interest payment of $100,000 was due on September 30, 2018; and

•	the Earnout Period was extended to December 31, 2019.

As consideration for the First Amendment, we issued 800,000 shares of our common stock valued at $480,000 to the TDH Sellers.

Second Amendment to the TDH Share Sale Agreement

On January 15, 2019, we entered into a second amendment to the TDH Share Sale Agreement with the TDH Sellers (the “Second Amendment”). Under the terms of the Second Amendment:

•	the maturity date of the TDH Note was extended from July 1, 2019 to April 2, 2020.

•	the TDA Sellers shall have the right to convert the TDH Note at a conversion price of $8.64 per share, in whole or in part at any time prior to the maturity, subject to the terms and conditions set forth in the Second Amendment.

•	In the event that the notes are not repaid prior to July 2, 2019, no funds shall be transferred by TDH to the Company.

•	The payment terms of the contingent earnout was modified from 50% payable in cash and 50% payable in stock to 75% payable in cash and 25% payable in stock.

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As consideration for the Second Amendment, we issued 25,000 shares of our common stock valued at $220,000 to the TDH Sellers.

Third Amendment to the TDH Share Sale Agreement

On March 16, 2020, we entered into a third amendment to the TDH Share Sale Agreement with the TDH Sellers (the “Third Amendment”). We used the proceeds received from the TDH Secured Notes Offering to pay the TDH Sellers $3,000,000 of the principal due under the TDH Notes, leaving an outstanding principal balance due to the TDH Sellers under the TDH Note of $1,000,000 in principal (plus accrued interest and costs). In addition, accrued interest of $361,767 due to the TDH Sellers pursuant to the TDH Note was agreed to be paid in three monthly installments of $93,922 commencing April 16, 2020, and 12 monthly installments of $6,667 commencing April 16, 2020.

The terms of the Third Amendment provide that, among other things:

•	the maturity date of the TDH Note be extended one year to June 30, 2021;
•	the interest rate of the TDH Note be increased to 12%;
•	a first priority security interest on the shares of TDH and TDAHK, pari passu with the holders of the TDH Secured Notes secure the obligations under the TDH Note; and
•	the balance of the TDH Note be paid monthly in arrears, amortized over a four-year period.

Acquisition of the MamaBear Mobile Software Application Assets

On September 30, 2016, we purchased the online application and website “MamaBear” from GeoWaggle, LLC. As consideration therefor, we issued 6,516 shares of our common stock valued at approximately $162,500, or approximately $24.96 per share.

Acquisition of the NetSpective Webfilter Assets

On January 1, 2017, we acquired NetSpective webfilter assets from TeleMate.net Software, LLC, a Georgia limited liability company, (“TeleMate”) pursuant to an asset purchase agreement (the “NetSpective APA”). Under the terms of the NetSpective APA, we issued a three-year 0.68% $1,000,000 redeemable, convertible promissory note to TeleMate (the “TeleMate Note”). The TeleMate Note is convertible into our common stock at a conversion rate of $24.96 per share. If not converted by TeleMate by November 1, 2019, the note may be converted by the Company into shares of common stock at a conversion rate of $15.36 per share. In addition, we entered into a master services agreement (“MSA”) with TeleMate under which TeleMate provided engineering and sales support for twelve months and assumed all risks of NetSpective negative cash flow for one year.

Additionally, TeleMate was entitled to an earnout payment of up to $362,500, payable in our common stock at a price of $24.96 per share or 14,524 shares, if the NetSpective WebFilter assets generated $362,500 in “net cash flow” as defined in the NetSpective APA over a one-year period. Such net cash flow milestone was achieved and NetSpective became entitled to such earnout payment. However, TeleMate did not meet the terms of the MSA and failed to remit $146,882 collected on our behalf from NetSpective customers pursuant to the MSA. As a result, on January 12, 2018, we entered into a First Modification to the NetSpective APA (the “First Modification”).

Under the terms of the First Modification, TeleMate agreed to pay us in monthly installments of $10,000 against their outstanding balance of $146,822. Additionally, the TeleMate Note may not be converted or any earnout shares issued until the outstanding balance is paid in full, and all interest payments under the TeleMate Note were suspended until all payments owing the Company were made. If and when TeleMate is permitted to convert the TeleMate Note, the number of shares converted thereunder will be subject to a one-year leak-out agreement.

In April 2019, TeleMate paid the TeleMate Note in full. On December 4, 2019, the Company converted the outstanding principal and interest of $1,013,200 under the TeleMate Note into 66,045 shares of its common stock.

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Acquisition of the Assets of Fyoosion LLC

On December 27, 2017, we acquired all of the assets of Fyoosion LLC, a Delaware limited liability company (“Fyoosion”), which included proprietary software, its website, and source code. The acquired software utilizes a digital automation marketing platform to help companies to efficiently generate sales leads and improve customer retention.

In consideration therefor, we issued an aggregate of 9,375 shares of our common stock to Fyoosion. Such shares were subject to a -leak-out agreement limiting the number of shares that could be sold for one year following the acquisition to 25% of the daily average trading volume during the period prior to such sale. The Company’s proposed business in the first year utilizing the acquired assets did not attain EBITDA of $125,000, and accordingly, Fyoosion was not entitled to 6,250 additional shares as provided in the acquisition agreement.

Business Strategy

We hope to grow our business through a combination of marketing initiatives and synergistic acquisitions in an effort to increase our Grom Social user base to a large enough size to enable us to attract advertisers and paid users for our premium content. However, there can be no assurance that our strategy will be successful or that our revenues will increase as a result of our business strategies.

Our Growth Strategy

Our current growth strategy is as follows:

•

Increase the size of our database of users of Grom Social. Comparable to other successful social media companies, we believe the key strategy to our future success is to grow the size of our database. Although the revenue from Grom Social is now nominal, we believe that our database will continue to increase due to our production of original content and through synergies such as our MamaBear application which has approximately 1,250,000 downloads since inception, with approximately 90,000,000 total sessions. We intend to launch a marketing campaign, subject to raising sufficient capital, to increase awareness of the Grom Social platforms. There can be no assurance that we can continue to grow the Grom platforms, and if we are successful in doing so, that we will be able to generate revenues from the website and mobile app.

Marketing initiatives. We plan to use celebrities and high-profile athletes as role models, content providers and overall brand ambassadors. The Company as recently entered into long-term with US Olympic surfing team member and the current world #2, 18-year-old Caroline Marks. Our user base will be able to follow Caroline leading up to the 2021 Olympics in Tokyo and follow as she competes on the world tour.

•	Expand Core Products. We manage our brands through strategic product development initiatives, including introducing new products and modifying our existing intellectual property. Our marketing team and development teams strive to develop enhanced products to offer added technological, aesthetic and functional improvements to our portfolio of products.

•	Pursue Strategic Acquisitions. We supplement our internal growth with strategic and synergistic acquisitions.

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Competition

Grom Social

The markets in which we compete are characterized by innovation and new and rapidly evolving technologies. We believe we will face significant and intense competition in every aspect of our intended business, including from Facebook, YouTube, Twitter, and Google, which offer a variety of Internet products, services, and content that will compete for our user's Internet time and spending dollars. In addition to facing general competition from these large, well-funded companies, we also face competition from smaller Internet companies that offer products and services that may compete directly with Grom Social for users, such as TikTok, SnapChat, Video Star and Zoomerang. Additionally, as we introduce new services and products, as our existing services and products evolve, or as other companies introduce new products and services, we may become subject to additional competition from:

•	Companies that offer products that replicate either partial or the full range of capabilities we intend to provide.

•	Companies that develop applications, particularly mobile applications, that provide social or other communications functionality, such as messaging, photo-and video-sharing, and micro-blogging.

•	Companies that provide web-and mobile-based information and entertainment products and services that are designed to engage our target audience and capture time spent on mobile devices and online.

Many of these companies have substantially greater resources than us.

We believe that the following features differentiate us from our competitors and provide us with a possible competitive advantage with respect to our target market:

•	We provide children with a social media experience in a safe and controlled environment;

•	We encourage direct parental involvement and oversight;

•	We produce content developed by “kids and for kids”;

•	We have developed a registration process to safely register children on the website;

•	We provide live monitoring of the website by trained individuals to help protect children from malicious content that may be found on other social networking sites available to children, supplemented by standard “bad word” filtering software; and

•	We have developed the only COPPA compliant app that offers live commenting, hashtags, streaming video content and the ability to record and share videos.

We believe that Grom Social is one of the only social media platforms that offers games, chatrooms, educational services, social interaction, exclusive content, global connectivity, and group collaboration to develop new content and activities based on user behavior in one platform.

TD Holdings

We have extensive competition in our animation business from production companies in Korea, Taiwan, Canada, India and, to a lesser degree, China, Malaysia, Singapore, and Thailand. Businesses in these countries, such as Malaysia, may receive government subsidies which can increase competitive pressure.

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Our intention is for Top Draw Philippines to remain competitive for the production of family-oriented, animated television series and movies and other family-oriented entertainment products produced by major movie studios, including Disney, DreamWorks Animation, Warner Bros. Entertainment, Netflix, Nickelodeon, and numerous other independent motion picture production companies.

The primary competitors of Top Draw Philippines in the Philippines are Toon City Animation, Snipple Animation Studio, and Synergy 88 Digital.

Growth in the television industry is being driven by larger streaming companies such as Netflix, Disney Plus, NBC, Amazon Prime, and Facebook. Competition is primarily based on the ability to reach an audience directly and deliver products that meet consumer demand. The success of these streaming companies is primarily related to the size and reach of their user or subscriber base.

Grom Educational Services

We believe our primary competitors for web filtering products and services are iBoss, Lightspeed, Go Guardian and Securly. There are other large companies that offer web filtering products including Forcepoint (Websense), Bluecoat, Palo Alto Networks, Barracuda and Cisco. However, we believe these companies are enterprise focused whereby they sell numerous products with web filtering representing a minimal component of their portfolio.

Grom Nutritional Services

We believe that consumer awareness regarding the benefits of dietary supplements and new product availability are the major drivers for the market worldwide. The global nutritional supplements market size was valued at $273.9 billion in 2018 and is anticipated to expand at a compound annual growth rate of 6.4% over the forecast period from 2019 to 2025, according to Grand View Research. The largest of our competitors are Axxess Pharma Inc., Celsius Holdings, Inc., GNC Holdings Inc., and Pfizer Inc.

Government Regulation

We are subject to several U.S. federal and state and foreign laws and regulations that affect companies conducting business on the Internet. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm our business. These may involve user privacy and data protection, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, personal information, electronic contracts and other communications, competition, protection of minors, consumer protection, telecommunications, product liability, taxation, economic or other trade prohibitions or sanctions, securities law compliance, and online payment services. In particular, we are subject to federal, state, and foreign laws regarding privacy and protection of data. Foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. U.S. federal and state and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. In addition, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. There are also a number of legislative proposals pending before federal, state, and foreign legislative and regulatory bodies. including data protection regulation.

In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services.

Our platforms follow the guidelines of the Children's Online Privacy Protection Act of 1998, 15 U.S.C. 6501–6505. COPPA imposes certain requirements on operators of websites or online services directed to children under 13 years of age, and on operators of other websites or online services that have actual knowledge that they are collecting personal information online from a child under 13 years of age.

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Additionally, our K-12 NetSpective web filter clients are subject to CIPA, which was enacted by Congress in 2000 to address concerns about children's access to obscene or harmful content over the Internet. CIPA imposes certain requirements on schools or libraries that receive discounts for Internet access or internal connections through the E-rate program – a program that makes certain communications services and products more affordable for eligible schools and libraries. In early 2001, the FCC issued rules implementing CIPA and provided updates to those rules in 2011.

The nutritional supplements that we intend to market to children are governed by the US Food and Drug Administration (“FDA”). The FDA defines supplements as a product intended to increase its levels in the diet. These may include vitamins, minerals, herbs, amino acids, or other plant-based substances. Over-the-counter supplements do not undergo the same formal approval process as prescription and over-the-counter drugs. The FDA does not require supplement manufacturers to submit their products to the FDA for review nor receive FDA approval, however, before marketing, companies must ensure they are not making false claims on the product label to mislead consumers. Like other food substances, dietary supplements are not subject to the safety and efficacy testing requirements imposed on drugs, and unlike drugs they do not require prior approval by the FDA; however, they are subject to the FDA regulations regarding adulteration and misbranding.

Intellectual Property

To establish and protect our proprietary rights we rely on a combination of trademarks, copyrights, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee non-disclosure and invention assignment agreements, and other contractual rights. We do not believe that our proprietary website is dependent on any single copyright or groups of related patents or copyrights. We currently own six trademarks as follows:

Country	Mark	Status	Class	Serial Number	Filing Date	Registration Number	Registration Date	Owner Name	Expiration Date
US	GROM SOCIAL	Registered	045	85562637	03/07/2012	4236835	11/06/2012	Grom Social LLC	11/06/2022
US and INTL		Registered	042, 045	85632192	05/22/2012	4242103	11/13/2012	Grom Social LLC	11/13/2022
US	GROM	Registered	042	85808178	12/20/2012	4464931	01/14/2014	Grom Social LLC	01/14/2024
US	GROMPOUND	Registered	041	85865569	03/04/2013	4380376	08/06/2013	Grom Social, LLC	08/06/2023
US	TECHTOPIA	Registered	009	86346608	07/24/2014	4820748	09/29/2015	Grom Social, Inc.	09/29/2021
US and INTL	GROM FANTASY SURFER	Pending	100, 101	88257301	01/10/2019	N/A	N/A	Grom Social Enterprises, Inc.	N/A
US and INTL	MAMABEAR	Registered	021, 023, 026, 036, 038	85631796	05/22/2012	4351472	06/11/2013	Grom Holdings Inc.	06/11/2023
US and INTL		Pending	05, 06, 018, 044, 046, 051, 052	90197048	09/21/2020	N/A	N/A	Grom Nutritional Services, Inc.	N/A

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Employees

As of May 21, 2021, the Company had 14 full-time employees, 2 part-time employee and 4 independent contractors in the United States and Top Draw had 77 full-time employees, 63 part-time employees and 287 contracted employees in the Philippines.

Properties

We lease approximately 2,100 square feet of office space as our principal executive offices in Boca Raton, Florida for approximately $4,000 per month pursuant to a three-year lease expiring on September 30, 2021.

Our animation business leases portions of three floors comprised of an aggregate of approximately 28,800 square feet in the West Tower of the Philippine Stock Exchange Centre in Pasig City, Manila for administration and production purposes. We currently pay approximately $24,000 per month for such space (which increases by approximately 5% per year). These leases expire in December 2022.

Our web filtering business leases approximately 1,400 square feet in Norcross, Georgia, for approximately $2,100 per month pursuant to a five-year lease which expires in December 2023. The lease payments increase by approximately 3% annually.

We believe our leased space for the present time is adequate and additional space at comparable prices is available at all locations.

Legal Proceedings

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

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MANAGEMENT

Directors, Executive Officers and Significant Employees

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position

Darren Marks	53	Chief Executive Officer, President and Director

Melvin Leiner	81	Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary and Director

Norman Rosenthal	67	Director

Robert Stevens	54	Director

Dr. Thomas Rutherford	67	Director

Our directors hold office until the next annual meeting of shareholders of the Company and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

Business Experience

Darren Marks, Chief Executive Officer and President and Director

Darren Marks has served as our Chief Executive Officer and Director since June 2012 and as our President since the Share Exchange on August 17, 2017. From July 6, 2015 until the Share Exchange, Mr. Marks was chairman, chief executive officer, president and a director of Grom Holdings, Inc. From January 2011 to February 2016, Mr. Marks was the President of DNA Brands, Inc., a beverage distributor and formerly a public company quoted on the OTCBB (“DNA Brands”). Mr. Marks has more than 20 years of executive management experience. In 1991, Mr. Marks co-founded and served as Vice-President of Sims Communications, Inc. a telecommunications company that formerly traded on the Nasdaq (“Sims”), where he was responsible for the creation, design, and funding of a national telecommunications program for clients such as Alamo Rental Car and the American Automobile Association. Mr. Marks attended the University of Florida/Santa Fe Community College from 1986 to 1988.

Mr. Marks’ management and public company experience and his role as Chief Executive Officer and President of the Company, led to the conclusion that he should serve as a director.

Melvin Leiner, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary and Director

Melvin Leiner has served as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary since December 2012 and as our Chief Operating Officer as of the Share Exchange on August 17, 2017. From July 6, 2015, until the Share Exchange, Mr. Marks was vice chairman, executive vice president, chief financial officer, secretary and a director of Grom Holdings, Inc. Mr. Leiner was the co-founder of DNA Brands where, from January 2011 to February 2016, he served as executive vice president and a director. Mr. Leiner co-founded Sims Communications, Inc. in 1991 where he served as its chairman, president, and chief executive officer until his resignation in 1997. Mr. Leiner has 50 years of entrepreneurial domestic and international business experience ranging from product creation, development to sales and marketing for public and private companies. Mr. Leiner attended Marshall College where he studied business.

Mr. Leiner’s business experience including with public companies and his sales and marketing experience led to the conclusion that he should serve as a director.

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Dr. Thomas J. Rutherford, Director

Dr. Thomas J. Rutherford has served as a director of the Company since August 2017 and as a director of Grom Holdings Inc. since July 2015. Dr. Rutherford is an oncologist and a national expert in cancer, with more than 30 years of highly specialized surgical and clinical expertise in gynecologic cancer care. Dr. Rutherford has been the Director of Oncology for South Florida University in Tampa, Florida since January 2017. Prior thereto, from January 2015 through December 2016, Dr. Rutherford was the Director of Oncology for Connecticut Oncology, a Division of Women’s Health of Connecticut and Director of Cancer Services for Western Connecticut Health Network leading more than 100 physician subspecialists including surgeons, medical oncologists and radiation oncologists. Dr. Rutherford served as Chair of Gynecological Oncology at Yale University Medical School until January 2015. Dr. Rutherford has served on the Strategic Advisory Board at Mira Dx, Inc., a Delaware corporation. Dr. Rutherford practiced at Yale Oncology and served as Professor of Oncology and Director of Oncology Fellowship at Yale University School of Medicine from July 1993 through December 2014. Dr. Rutherford received a Bachelor of Science degree in 1976 from Roanoke College, a Master of Science degree from John Carroll University in 1979 and a Ph.D. from the Medical College of Ohio in 1989.

Mr. Rutherford’s operational experience led to the conclusion that he should serve as a director.

Robert Stevens, Director

Robert Stevens has served as a director since June 2018. Mr. Stevens founded Somerset Capital Ltd., a private capital firm that employs industry-specific skillsets to make strategic investments in distressed and turnaround situations as well as merger and direct investments in private and pre-public companies and has served as its president and managing director since 2001. Mr. Stevens also serves as a court-appointed receiver. Mr. Stevens also served as Managing Director of Technology Partners, a private equity and M&A firm, from 2010 to 2013.

Mr. Stevens financial experience led to the conclusion that he should serve as a director.

Norman Rosenthal, Director

Norman Rosenthal has served as a director since June 2018. Mr. Rosenthal founded Tempest Systems Inc., a technology consultancy firm which offers business development, relationship management and competitive intelligence services. and has served as its chief executive officer since 1986. Mr. Rosenthal has also served in senior management/advisory positions at Micro Focus International plc and Computer Associates International, Inc.

Mr. Rosenthal’s financial experience led to the conclusion that he should serve as a director.

Significant Employee

Wayne Dearing has served as the Managing Director of TD Holdings (which he founded in November 2002) since we acquired TDH on July 1, 2016. Prior thereto, Mr. Dearing served as a financial and operations leader of Hanna-Barbera Australia and Hanna-Barbera Asia. Mr. Dearing also served as general manager of various divisions of Broadcom Australia, which, at the time, was one of Australia’s largest independent media companies.

Director Independence

With the exception of Darren Marks and Melvin Leiner, our Board has determined that all of our directors are independent, in accordance with the Listing Rules of the Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”). Our Board has determined that, under the Nasdaq Listing Rules, Messrs. Marks and Leiner are not independent directors because they are employees of the Company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

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Board Committees

On June 1, 2018, concurrently with the appointment of two independent directors, Mr. Stevens and Mr. Rosenthal, we formed an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

Mr. Stevens was appointed to the Nominating and Governance Committee, Audit Committee and Compensation Committee. Mr. Stevens was appointed chair of the Audit Committee and “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Mr. Rosenthal was appointed to the Nominating and Governance Committee, Audit Committee and Compensation Committee. Mr. Rosenthal was appointed the chair of the Nominating and Governance Committee.

Dr. Rutherford was appointed to the Nominating and Governance Committee, Audit Committee and Compensation Committee. Dr. Rutherford was appointed the chair of the Compensation Committee.

Audit Committee

The Audit Committee is composed of three independent directors: Robert Stevens (Chair), Thomas Rutherford, and Norman Rosenthal. Mr. Stevens is also an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Each member of the Audit Committee is an independent director as defined by the rules of the SEC and Nasdaq. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company.

The Audit Committee’s primary responsibilities are to:

•	review our accounting policies and issues which may arise in the course of the audit of our financial statements; and
•	select and retain our independent registered public accounting firm.

The Audit Committee meets at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters.

Compensation Committee

The Compensation Committee is composed of three independent directors: Thomas Rutherford (Chair), Robert Stevens and Norman Rosenthal.

The general responsibilities of our Compensation Committee include:

•	approving the compensation of our President and Chief Executive Officer and all other executive officers; and
•	approving all equity grants.

The Compensation Committee meets in executive session to determine the compensation of the Chief Executive Officer of the Company. In determining the amount, form, and terms of such compensation, the Committee considers the annual performance evaluation of the Chief Executive Officer conducted by the Board in light of company goals and objectives relevant to Chief Executive Officer compensation, competitive market data pertaining to Chief Executive Officer compensation at comparable companies, and such other factors as it deems relevant, and is guided by, and seeks to promote, the best interests of the Company and its shareholders.

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In addition, subject to existing agreements, the Compensation Committee determines the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It sets performance targets for determining periodic bonuses payable to executive officers. It also reviews and makes recommendations to the Board regarding executive and employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee approves the compensation of non-employee directors and reports it to the full Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Norman Rosenthal (Chair), Thomas Rutherford and Robert Stevens. All members must satisfy the independence requirements of the Exchange Act, the rules adopted by the SEC thereunder and the corporate governance and other listing standards of the Nasdaq as in effect from time to time.

The duties and responsibilities of the Nominating and Corporate Governance Committee include the following:

•	develop and recommend to the Board a set of corporate governance guidelines and from time to time, review and reassess the adequacy of such guidelines;
•	identify, review and recommend to the Board individuals qualified to become members of the Board of Directors; and
•	recommend to the Board nominating policies and procedures.

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommends to the Board the director nominees for the next annual meeting of stockholders or special meeting of shareholders at which directors are to be elected; recommends to the Board candidates to fill any vacancies on the Board; develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

In recommending director nominees for the next annual meeting of shareholders, the Nominating and Governance Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Nominating and Governance Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Nominating and Governance Committee shall consider such factors at it deems appropriate, including, without limitation, the following: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure).

The Nominating and Governance Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s shareholders and procedures for submission by stockholders of director nominee recommendations.

In appropriate circumstances, Nominating and Corporate Committee, in its discretion, will consider and may recommend the removal of a director, in accordance with the applicable provisions of the Company’s articles of incorporation, as amended, and amended bylaws. If the Company is subject to a binding obligation that requires director removal structure inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.

The Nominating and Governance Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Nominating and Governance Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Nominating and Governance Committee is empowered to investigate any matter brought to its attention.

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Family Relationships

There are no family relationships among any of our officers or directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, financial and accounting officers (or persons performing similar functions), copy of which is included herewith as Exhibit 14.1.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to combine these roles. Due to the small size and early stage of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined. In addition, having one person serve as both Chairman and Chief Executive Officer eliminates the potential for confusion and provides clear leadership for the Company, with a single person setting the tone and managing our operations.

Shareholder Communications to the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Grom Social Enterprises, Inc., 2060 NW Boca Raton Blvd., #6, Boca Raton, Florida 33431. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer and the other executive officer with compensation exceeding $100,000 during 2020 and 2019 (each a "Named Executive Officer").

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

Darren Marks	2020	$245,571	(1)	$–	$–	$–	$245,571
Chief Executive Officer and President	2019	$245,571	(2)	$–	$–	$–	$245,571

Melvin Leiner	2020	$237,369	(3)	$–	$–	$–	$237,369
Executive Vice President, Chief Financial Officer and Secretary	2019	$237,369	(4)	$–	$–	$–	$237,369

__________

(1)	Includes $234,321 which Mr. Marks voluntarily agreed to defer. (2) Includes $153,482 which Mr. Marks voluntarily agreed to defer. (3) Includes $226,119 which Mr. Leiner voluntarily agreed to defer. (4) Includes $148,356 which Mr. Leiner voluntarily agreed to defer.

Employment Agreements

On June 1, 2016, the Company entered into an employment agreement with Darren Marks pursuant to which Mr. Marks serves as the Company’s Chief Executive Officer. The employment agreement is for an initial term of three years, which term automatically renews for successive and additional two-year periods unless either party provides written notice of termination to the other at least 90 days prior to the end of the then-current term. Under the agreement, Mr. Marks is entitled to an annual base salary of $245,000 (subject to a minimum 5% annual increase each year commencing on January 1, 2017) and an annual incentive bonus of up to an 80% of his base salary. The employment agreement may be terminated by the Company for “cause” (as such term is defined in the agreement), in which case Mr. Marks shall be entitled to his base salary up to the date of termination, without “cause” by the Company or for “good reason” (as such term is defined in the agreement), by Mr. Marks upon 90 days’ prior written notice, in which case Mr. Marks shall be entitled to his base salary and health benefits for 18 months from the expiration of the agreement and shall have ten years to exercise any outstanding stock options. The employment agreement provides that Mr. Marks has the obligation to mitigate any such severance. with any income he may subsequently receive. The employment agreement also provides that Mr. Marks will not compete with the Company and will keep all Company information confidential for one year after the term of the agreement.

On June 1, 2016, the Company entered into an employment agreement with Melvin Leiner pursuant to which Mr. Leiner serves as the Company’s Executive Vice President and Chief Financial Officer. The employment agreement is for an initial term of three years, which term automatically renews for successive and additional two-year periods unless either party shall provide written notice of termination at least 90 days prior to the then current term Under the agreement Mr. Leiner is entitled to an annual base salary of $237,500 (subject to a minimum 5% annual increase each year commencing on January 1, 2017) and an annual incentive bonus of up to 80% of his base salary. The employment agreement may be terminated by the Company for “cause” (as such term is defined in the agreement), in which case Mr. Leiner shall be entitled to his base salary up to the date of termination, without “cause” by the Company or for “good reason”( as such term is defined in the agreement), by Mr. Leiner upon 90 days’ prior written notice, in which case Mr. Leiner shall be entitled to base salary and health benefits for 18 months from the expiration of the agreement and shall have ten years to exercise any outstanding stock options. The agreement provides that Mr. Leiner has the obligation to mitigate any such severance with any income he may subsequently receive. The agreement also provides that Mr. Leiner will not compete with the Company and will keep all Company information confidential for one year after the term of the agreement.

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2020 Equity Incentive Plan

General

On September 14, 2020, the Company’s board of directors and on September 16, 2020, its shareholders approved the Company’s 2020 Equity Incentive Plan (the “Plan”) which reserves a total of 1,875,000 shares of common stock (giving effect to our reverse stock split at a ratio of 1-for-32, which was effective on May 13, 2021) for incentive awards. Incentive awards generally may be issued to officers, key employees, consultants and directors and include the grant of nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and performance units.

Administration

The compensation committee of the Board of Directors, or the Board of Directors in the absence of such a committee, will administer the Plan. Subject to the terms of the Plan, the compensation committee, or the Board of Directors in the absence of such a committee, has complete authority and discretion to determine the terms of awards under the Plan.

Adjustment for Awards and Payouts

Unless determined otherwise by the compensation committee or the Board of Directors in absence of such a committee, the following awards and payouts will reduce, on a one-for-one basis, the number of shares available for issuance under the Plan:

1.	An award of an option;
2.	An award of a SAR;
3.	An award of restricted stock;
4.	A payout of a performance share award in shares; and
5.	A payout of a performance units award in shares.

Unless determined otherwise by the compensation committee or the Board of Directors in the absence of such a committee, unless a participant has received a benefit of ownership such as dividend or voting rights with respect to the incentive award, the following transactions will restore, on a one-for-one basis, the number of shares available for issuance under the Plan:

1.	A payout of a SAR or a tandem SAR in cash;
2.	A cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a tandem SAR upon exercise of the related options, or the termination of a related option upon exercise of the corresponding tandem SAR) of any award payable in shares;
3.	Shares tendered in payment of the exercise price of an option;
4.	Shares withheld for payment of federal, state or local taxes;
5.	Shares repurchased by the Company with proceeds collected in connection with the exercise of outstanding options; and
6.	The net shares issued in connection with the exercise of SARs (as opposed to the full number of shares underlying the exercised portion of the SAR).

In addition, the number of shares of common stock subject to the Plan, any number of shares subject to any numerical limit in the Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in the outstanding shares of common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

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Grants

The Plan authorizes the grant of nonqualified stock options, incentive stock options, restricted stock awards, restricted RSUs, performance units and performance shares (which may be designed to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”)) and SARs, as described below:

Options granted entitle the grantee, upon exercise, to purchase a specified number of shares at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of our common stock on the date of grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our common stock on the date of grant. Options expire at such time as the compensation committee or the Board of Directors in the absence of such a committee, shall determine provided that no option shall be exercisable later than the tenth anniversary of the date of its grant and provided further that no incentive stock option shall be exercisable later than the fifth anniversary following the date of its grant to a grantee, who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company.

Restricted stock awards and RSUs may be awarded on terms established by the compensation committee, or the Board in the absence of such a committee, which may include time-based and performance-based conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

A performance share award and/or a performance unit award may be granted to participants. Each performance unit will have an initial value that is established by the compensation committee, or the Board of Directors in the absence of such a committee, at the time of grant. Each performance share will have an initial value equal to the fair market value of one share of common stock on the date of grant. Such awards may be earned based upon satisfaction of certain specified performance criteria, subject to such other terms as the compensation committee, or the Board of Directors in the absence of such a committee, deems appropriate.

SARs entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our common stock on the date of exercise of the SAR and the market price of a share of our common stock on the date of grant of the SAR. An option and a SAR may be granted “in tandem” with each other. An option and a SAR are considered to be in tandem with each other because the exercise of the option aspect of the tandem unit automatically cancels the right to exercise the SAR aspect of the tandem unit, and vice versa. The option may be an incentive stock option or a nonqualified stock option.

Change in Control

Generally, upon the occurrence of a change in control, as such term is defined in the Plan:

1.            all options and SARs granted shall become fully vested and immediately exercisable;

2.           any restrictions imposed on Restricted Stock or RSUs which are not intended to qualify for the means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code (the “Code”) shall lapse; and

3.            any award intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code shall be earned in accordance with the applicable award agreement.

Notwithstanding the foregoing, with respect to any incentive award subject to Internal Revenue Code Section 409A, a “change in control” of the Company is defined in a manner to ensure compliance with Section 409A.

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Duration, Amendment, and Termination

The Board of Directors upon recommendation of the compensation committee has the power to amend, suspend or terminate the Plan without shareholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards, materially increase the benefits accruing to participants or materially modify the requirements for participation in the Plan, unless such change is authorized by shareholders. Unless sooner terminated, the Plan will terminate ten years after it is adopted.

As of May 21, 2021, no options to purchase shares of common stock have been issued under the Plan.

The table below reflects all outstanding equity awards made to each Named Executive Officer that were outstanding on December 31, 2020, and reflects a reverse stock split of our shares of common stock at a ratio of 1-for-32, which was effective on May 13, 2021.

Outstanding Equity Awards at December 31, 2020

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Darren Marks	2/15/2016	32,579	–	$24.96	2/15/2021

Melvin Leiner	2/15/2016	32,579	–	$24.96	2/15/2021

Director Compensation

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Thomas Rutherford	$6,000	$–	–	–	–	–	$6,000
Robert Stevens	$6,000	$–	–	–	–	–	$6,000
Norman Rosenthal	$6,000	$–	–	–	–	–	$6,000

All directors are reimbursed for out-of-pocket expenses related to their board duties. Our employee directors, Mr. Marks and Mr. Leiner, do not receive any compensation for serving as directors. Our three independent directors receive $1,500 per quarter for their services.

On March 21, 2016, we granted Dr. Rutherford options to purchase 26,075 shares of common stock at $24.96 per share which was equivalent to the price of our most recent private offering of common stock prior to the option grant. The options were valued at $552,741 using the Black-Scholes Model. Under the terms of Mr. Rutherford’s option agreement, 1,563 shares vested immediately upon grant, the remaining 4,688 shares vested at the rate of 1,304 shares per month, commencing July 1, 2016.

Upon his appointment as a director on June 1, 2018, Mr. Stevens was issued 7,813 shares of the Company’s restricted common stock valued at $14.40 per share or $112,500, of which 2,188 shares vested immediately with 235 shares vesting in 24 equal monthly installments commencing on July 1, 2018.

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Upon his appointment as director on June 1, 2018, Mr. Rosenthal was issued 4,688 shares of the Company’s restricted common stock valued at $14.40 per share or $67,500, of which 1,313 shares vested immediately and 141 shares will vest in 24 equal monthly installments commencing on the one-month anniversary of the grant date.

Securities Authorized for Issuance Under Equity Compensation Plan

The following table provides information regarding our equity compensation plans as of December 31, 2020, and reflects a reverse stock split of our shares of common stock at a ratio of 1-for-32, which was effective on May 13, 2021:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	–		–	–

Equity compensation plans not approved by security holders (1)	386,949	(1)	$15.36	–

______________

(1) Represents (i) options to purchase an aggregate of 312,019 shares of common stock issued to officers and employees for services provided to the Company at exercise prices between $7.68 and $24.96 and (ii) options to purchase an aggregate of 74,930 shares of common stock issued to consultants and contractors for services provided to the Company at exercise prices between $7.68 and $24.96.

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PRINCIPAL STOCKHOLDERS

The following table lists, as of May 21, 2021, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder's address is c/o Grom Social Enterprises, Inc., 2060 NW Boca Raton Blvd., #6, Boca Raton, Florida, 33431.

The percentages below are calculated based on 6,037,528 shares of common stock (which reflects a reverse stock split of our shares of common stock at a ratio of 1-for-32, which was effective on May 13, 2021) and 9,215,059 shares of Series B Stock issued and outstanding as of May 21, 2021. On May 20, 2021, the Company entered into exchange agreements with all of the holders of the Company’s Series B Stock, pursuant to which the holders agreed to exchange all of the issued and outstanding shares of the Company’s Series B Stock for shares of Series C Stock, on a one for one basis. The exchange will be effective upon the acceptance for filing of the Certificate of Designation by the Secretary of State of the State of Florida, which may be as of May 20, 2021, or a later date.

Name of Beneficial Owner	Common Stock		Percentage of Common Stock	Series B Preferred Stock		Percentage of Series B Stock	Combined Voting Power		Combined Voting Power after Underwritten Offering
Executive Officers and Directors:
Darren Marks	553,668	(1)	9.2%	–		–	79.2%	(11)	72.1%	(11)
Melvin Leiner	342,495	(2)	5.7%	–		–	78.1%	(12)	71.2%	(12)
Robert Stevens	7,813	(3)	*	–		–	*		*
Norman Rosenthal	9,116	(4)	*	–		–	*		*
Thomas J. Rutherford	89,515		1.5%	–		–	*		*
All officers and directors as a group (5 persons)	1,002,607	(5)	16.6%	–		–	81.4%	(14)	74.1%	(14)

5% or Greater Holders:
Denis J. Kerasotes 31 Fairview Lane Springfield, Illinois 62711	**		*	3,816,105	(6)(13)	41.4%	–		–

Condor Equities, LLC (7) 2535 Webb Girth Road Gainesville, Georgia 30507	527,280	(8)(13)	9.8%	3,031,300	(13)	32.9%	–		–

Section 3 Developments (9) 2415 Alta Monte Drive Cedar Park, Texas 78613	**		*	520,000	(13)	5.6%	–		–

Eileen F. Kerasotes Family Trust (10) 4747 County Road 501 Bayfield, CO 81122	*		*	472,420	(13)	5.1%	–		–

______________

*Less than 1%

**Less than 5%

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(1) Represents 553,668 shares held by Family Tys, LLC (“Family Tys”), of which Mr. Marks is the managing member and over which Mr. Marks has voting and dispositive power. Does not include an aggregate of (i) 9,140,059 shares of Series B Stock (with 1.5625 votes per share, or 14,281,342 votes in the aggregate) and (ii) 1,346,126 shares, for which Mr. Marks has a voting proxy until August 6, 2022.

(2) Represents 342,495 shares held by 4 Life LLC (“4 Life”), of which Mr. Leiner is the managing member and over which Mr. Leiner has voting and dispositive power. Does not include an aggregate of (i) 9,140,059 shares of Series B Stock (with 1.5625 votes per share, or 14,281,342 votes in the aggregate), or (ii) 1,346,126 shares of common stock, for which Mr. Marks has a voting proxy until August 6, 2022.

(3) Represents shares held by Thistle Investments, LLC, of which Mr. Stevens is managing member and over which Mr. Stevens has sole voting and dispositive power.

(4) Represents shares held by Tempest Systems, Inc., of which Mr. Rosenthal is chief executive officer and over which Mr. Rosenthal has sole voting and dispositive power.

(5) Does not include an aggregate of (i) 9,140,059 shares of Series B Stock (with 1,5625 votes per share, or 14,281,342 votes in the aggregate), and (ii) 1,346,126 shares of common stock, for which Messrs. Marks and Leiner have a voting proxy until August 6, 2022.

(6) Includes 782 shares held by the Denis J. Kerasotes Trust, dated June 13, 2017, of which Mr. Kerasotes as trustee has sole voting and dispositive power.

(7) Dale Nabb, manager of Condor Equities, LLC (“Condor”), has sole voting and dispositive power of the shares held by Condor.

(8) Includes (i) an aggregate of 100,000 shares underlying currently exercisable warrants at an average exercise price of $7.36 per share, and (ii) 23,438 shares held by Dale Nabb, manager of Condor.

(9) Michael Tapajna, chief executive officer of Section 3 Developments, Inc. (“Section 3”), has sole voting and dispositive power of the shares held by Section 3.

(10) John G. Kerasotes, as trustee of the Eileen F. Kerasotes Trust, has sole voting and dispositive power over the shares held by such Trust.

(11) Based upon (i) 553,668 shares of common stock held by Family Tys of which Mr. Marks is the managing member and over which Mr. Marks has voting and dispositive power and (ii) the voting rights to an aggregate of (A) 1,346,126 shares of common stock held by certain holders of our Series B Stock, and (B) 9,140,056 shares of Series B Stock, having the right to 1.5625 votes for each share of Series B Stock for which Mr. Marks has a voting proxy until August 6, 2022.

(12) Based upon (i) 342,495 shares held by 4 Life of which Mr. Leiner is the managing member and over which Mr. Leiner has voting and dispositive power and (ii) and the voting rights to an aggregate of (A) 1,346,126 shares of common stock held by certain holders of our Series B Stock, and (B) 9,140,056 shares of Series B Stock, having the right to 1.5625 votes for each share of Series B Stock for which Mr. Leiner has a voting proxy until August 6, 2022.

(13) Darren Marks, the Company’s Chief Executive Officer, President, and a director and Melvin Leiner, the Company’s Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary and a director, have the voting rights to such shares of Series B Stock and common stock until August 6, 2022, pursuant to voting proxies from such shareholders.

(14) Includes 9,140,059 shares of Series B Stock (with 1.5625 votes per share, or 14,281,343 votes in the aggregate).

Series B Stock

Darren Marks, the Company’s Chief Executive Officer, President, and a director and Melvin Leiner, the Company’s Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary and a director, have all of the voting rights of the Series B Stock until August 6, 2022, pursuant to a proxy from the Series B shareholders. In connection with their entry into exchange agreements to exchange all of their shares of Series B Stock for shares of Series C Stock, the Series B shareholders executed and delivered new proxies to Mr. Marks and Mr. Leiner granting each of them the power to vote all of their Series C Stock, and all other securities they hold of the Company, for a period of two years.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Acquisition of TD Holdings

Wayne Dearing, the Managing Director of TD Holdings, was issued a promissory note in the principal amount of $2,000,000 on July 1, 2016 in connection with the Company’s acquisition of TD Holdings. The note, as amended, was due to mature on April 1, 2020. On March 16, 2020, the Company paid Mr. Dearing $1,500,000 against the principal amount of the note and restructured the remaining $500,000 in unpaid principal. Under the new terms, the note bears interest at a rate of 12% per annum and matures on June 30, 2021. Principal and interest are payable monthly in arrears, amortized over a four-year period.

Additionally, Mr. Dearing was entitled to 50% of any earnout payment contingent upon TD Holdings achieving certain financial milestones as defined in the share exchange agreement. The earnout period, as amended, was extended until December 31, 2019. No earnout consideration was achieved, nor payment made, for any measurement period through December 31, 2019.

Mr. Dearing’s wife, Stella Dearing, is the Director of Operations of Top Draw and receives an annual salary of $83,000.

Marks Family

Sarah Marks, the wife of Darren Marks, our President and Chief Executive Officer, Zachary Marks, Luke Marks, Jack Marks, Dawson Marks, Caroline Marks and Victoria Marks, each Darren Marks’s children, are, or have been, employed or independently contracted by the Company.

During the year ended December 31, 2020, the Marks family was paid as follows: Zachary $28,050, Dawson $500, and Victoria $500. During the year ended December 31, 2019, the Marks family was paid as follows: Sarah $12,600, Zachary $40,593, Luke $17,659, Jack $1,800, Victoria $2,250 and Caroline $3,750.

Liabilities Due to Executive and Other Officers

Pursuant to verbal agreements, Messrs. Marks and Leiner have made loans to the Company to help fund operations. These loans are non-interest bearing and callable on demand. During the years ended December 31, 2020 and 2019, Mr. Marks loaned $0 and $22,000, respectively, and Mr. Leiner loaned $47,707 and $81,500, respectively, to the Company.

Messrs. Marks and Leiner converted the following portion of their loans to equity:

Name	Date	Amount of Loan Principal Converted to Equity	Share Price Used for Conversion	Stock Price on Conversion Date	Shares Issued

Darren Marks	10/15/2018	$333,333	$9.92	$6.08	33,603
	12/10/2019	$100,000	$5.76	$3.20	18,108

Melvin Leiner	10/15/2018	$166,667	$9.92	$6.08	16,802
	12/10/2019	$100,000	$5.76	$3.20	18,108

The outstanding amounts as of December 31, 2020 and 2019, due to Mr. Marks were $43,429 and $215,122 and the outstanding amounts due to Mr. Leiner were $50,312 and $210,929, respectively.

On July 13, 2018, our director Dr. Thomas Rutherford loaned the Company $50,000. The loan is non-interest bearing and callable on demand.

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During the first quarter of 2018, Wayne and Stella Dearing loaned an aggregate of $435,085 to Top Draw to help to finance working capital needs, capital expenditures, and leasehold improvements at its production facilities in Manila, Philippines. These loans bear interest at a rate of 5% per annum and are callable on demand. As of December 31, 2019, all amounts owed to Mr. and Mrs. Dearing as a result of these loans had been fully repaid.

All of the above information reflects a reverse stock split of our shares of common stock at a ratio of 1-for-32, which was effective on May 13, 2021.

Common Stock and Stock Options Issued to Directors

On March 21, 2016, we granted Dr. Rutherford options to purchase 26,075 shares of common stock at $24.96 per share. The options were valued at $552,741 using the Black-Scholes Model. Under the terms of Mr. Rutherford’s option agreement, 1,563 shares vested immediately upon grant, the remaining 4,688 shares vested at the rate of 1,304 shares per month, commencing July 1, 2016.

On June 1, 2018, upon his appointment as a director, Mr. Stevens was issued 7,813 shares of the Company’s restricted common stock valued at $14.40 per share or $112,500, of which 2,188 shares vested immediately with 235 shares vesting in 24 equal monthly installments commencing on July 1, 2018.

On June 1, 2018, upon his appointment as director, Mr. Rosenthal was issued 4,688 shares of the Company’s restricted common stock valued at $14.40 per share or $67,500, of which 1,313 shares vested immediately and 141 shares will vest in 24 equal monthly installments commencing on the one-month anniversary of the grant date.

Voting Proxies

On August 6, 2020, November 30, 2020 and February 17, 2021, in connection with the execution and delivery of the Exchange Agreements, the holders of the Notes and the Series A stockholders executed and delivered proxies to Darren Marks and Melvin Leiner, granting each of them the power to vote all of their shares in the Company for a period of two years. As a result, Messrs. Marks and Leiner, collectively, have an aggregate of 16,523,630 votes, or 80.9% of the voting capital of the Company.

In connection with their entry into exchange agreements to exchange all of their shares of Series B Stock for shares of Series C Stock, the Series B shareholders executed and delivered new proxies to Mr. Marks and Mr. Leiner granting each of them the power to vote all of their Series C Stock, and all other securities they hold of the Company, for a period of two years.

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SELLING SHAREHOLDERS

This prospectus covers the resale by the selling shareholders of up to an aggregate of 1,536,911 shares of common stock, which includes 955,142 shares of common stock issuable upon the conversion of promissory notes and an aggregate of 581,769 shares of common stock issuable upon the exercise of the warrants by the selling shareholders.

On November 30, 2020, the Company entered into a securities purchase agreement with EMA Financial, LLC, a Delaware limited liability company (“EMA”), pursuant to which the Company issued to EMA a nine-month 8% convertible promissory note in the principal amount of $260,000 (the “EMA Note”) for a $234,000 investment. The EMA Note is convertible into common stock of the Company at any time after 180 days from issuance, provided that no such conversion may be made that would result in beneficial ownership by EMA and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the EMA Note is equal to the lower of: (i) $1.92 per share, or (ii) 70% of the lowest trading price of the common stock during the ten consecutive trading days including and immediately preceding the conversion date, subject to in the event of stock distributions, subdivisions, combinations, splits or reclassifications. As of December 17, 2020, the terms of the EMA financing were amended to (a) increase the principal to $265,200, (b) reduce the conversion rate to $1.28, and (c) add a three-year warrant to purchase up to 82,875 shares of the Company’s common stock, at an exercise price of $1.60 per share.

On December 17, 2020, the Company entered into a note purchase agreement with Quick Capital, LLC, a Wyoming limited liability company (“Quick Capital”), pursuant to which the Company issued Quick Capital a nine-month 5% convertible promissory note in the principal amount of $113,587 for a $100,000 investment, which included an original issuance discount of 8% and a $4,500 credit for Quick Capital’s transaction expenses. In connection with the note issuance, Quick Capital was also issued a three-year warrant to purchase up to an aggregate of 36,975 shares of the Company’s common stock at an exercise price of $1.60 per share. The note is convertible into shares of common stock at (i) a 30% discount to the lowest price per share of any debt or securities offering by the Company if the Company’s common stock is listed on NASDAQ or NYSE within 90 days of the Note issuance; (ii) the lesser of (A) $1.28 or (B) a 30% discount to the average of the two lowest closing prices during the ten trading days prior to the conversion date; or (iii) $1.28 per share, upon an event of default as described in the note. The conversion price of the Note will be reduced if the Company issues common stock or grants derivative securities for consideration at a price less than the conversion price to the amount of the consideration of such dilutive issuance. If there is no effective registration statement covering the Warrant Shares, Quick Capital may exercise the Warrant on a cashless basis. The note may not be converted, and the warrant may not be exercised if after giving effect to such conversion or exercise, as the case may be, Quick Capital and its affiliates would beneficially own more than 4.99% of the outstanding common stock of the Company.

On February 9, 2021, the Company entered into a securities purchase agreement with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a twelve-month 12% convertible promissory note in the principal amount of $500,000. In connection with the note issuance, Auctus was also issued a five-year warrant to purchase up to an aggregate of 195,313 shares of the Company’s common stock, at an exercise price of $1.92 per share. The net proceeds received by the Company were $428,000 (after deducting fees and expenses related to the transaction). The Company granted Auctus piggyback registration rights with respect to the shares underlying the note and the warrant. In addition, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not sell securities on more favorable terms than those provided to Auctus, without adjusting Auctus’ terms accordingly. Further, among other things, the Company agreed that, while any amount remains unpaid under the note, it would not enter into any variable rate transactions. The note is convertible into shares common stock at a conversion price of $1.92 per share; provided, however, that Auctus may not convert any portion of the note that would cause Auctus and its affiliates to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the note will be subject to adjustment from time to time for any subdivision or consolidation of shares and other standard dilutive events. The warrant may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the warrant’s exercise price, and there is not an effective registration statement covering the shares underlying the warrant, the warrant may be exercised on a cashless basis. Auctus may not exercise the warrant with respect to any number of shares that would cause Auctus and its affiliates to beneficially own in excess of 4.99% of the Company’s common stock. The number of shares of common stock to be deliverable upon exercise of the warrant is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

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On March 11, 2021, the Company entered into a securities purchase agreement with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which the Company issued to FirstFire a twelve-month 12% convertible promissory note in the principal amount of $300,000. In connection with the issuance of the note, FirstFire was also issued a five-year warrant to purchase up to an aggregate of 117,188 shares of the Company’s common stock, at an exercise price of $1.92 per share. The net proceeds received by the Company were $270,000, after deducting an original issue discount in the amount of $30,000. In the event the Company fails to pay any amount when due under the note, the interest rate will increase to the lesser of 20%, or the maximum amount permitted by law. At any time while the shares underlying the warrant are subject to an effective registration statement, or, if no registration statement covering such shares is effective, at any time after 180 days from the date of issuance, FirstFire may convert any amount due under the note into shares of the Company’s common stock at a conversion price of $1.92 per share; provided, however, that, if an event of default exists, the conversion price shall be the lesser of (i) $0.96 per share, or (ii) 70% of the lowest trading price of the Company’s common stock during the ten consecutive trading days prior to the conversion. FirstFire may not convert any portion of the note that would cause FirstFire and its affiliates to beneficially own in excess of 4.99% of the Company’s common stock (which may be waived, up to 9.99%, by FirstFire upon 61 days' prior notice to the Company). The conversion price and number of shares of the Company’s common stock issuable upon conversion of the note will be subject to adjustment from time to time in the event of any merger, consolidation, distribution of shares, or other dilutive issuances. FirstFire may not exercise the warrant with respect to any number of shares that would cause FirstFire and its affiliates to beneficially own in excess of 4.99% of the Company’s common stock (which may be waived, up to 9.99%, by FirstFire upon 61 days' prior notice to the Company). The warrant may be exercised for cash, or, if there is not an effective registration statement covering the shares underlying the warrant, the warrant may be exercised on a cashless basis. The exercise price and number of shares of common stock to be deliverable upon exercise of the warrant is subject to adjustment for subdivision or consolidation of shares, or other dilutive issuances. The Company agreed that, while any of the securities issued to FirstFire remain outstanding, it would not sell securities on more favorable terms than those provided to FirstFire without adjusting FirstFire’s securities to incorporate those more favorable terms. In addition, the Company agreed to give FirstFire a right of first refusal to participate in any offer or sale of the Company’s equity or debt securities for a period of 18 months after the closing. Further, the Company granted FirstFire mandatory registration rights with respect to the shares underlying the note and warrant.

On April 16, 2021, the Company entered into a securities purchase agreement with Labrys Fund, LP, a Delaware limited partnership (“Labrys”), pursuant to which the Company issued to Labrys a 12% convertible promissory note in the principal amount of $300,000. In connection with the issuance of the note, Labrys was also issued a five-year warrant to purchase up to an aggregate of 117,188 shares of the Company’s common stock, at an exercise price of $1.92 per share. The net proceeds received by the Company were $266,000, after deducting an original issue discount in the amount of $30,000 and $4,000 to cover Labrys’s legal fees. The note bears interest at a rate of 12% per annum, which is payable when the note becomes due, whether at maturity, or upon acceleration, or by prepayment, or otherwise, with the understanding that the first twelve months of interest (equal to $36,000) is guaranteed and deemed to be earned in full as of the date of issuance. In the event the Company fails to pay any amount when due under the note, the interest rate will increase to the lesser of 16%, or the maximum amount permitted by law. Labrys may convert any amount due under the note into shares of the Company’s common stock at a conversion price of $1.92 per share. Labrys may not convert any portion of the note that would cause it, together with its affiliates, to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the note will be subject to adjustment from time to time in the event of any merger, consolidation, distribution of shares, or other dilutive issuances. Labrys may not exercise the warrant with respect to any number of shares that would cause it, together with its affiliates, to beneficially own in excess of 4.99% of the Company’s common stock. The warrant may be exercised for cash, or, if the market price of the Company’s common stock is greater than the warrant’s exercise price, the warrant may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the warrant is subject to adjustment for subdivision or consolidation of shares and other dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction. The Company agreed to give Labrys a right of first refusal to participate in any offer or sale of the Company’s equity or debt securities for as long as the Labrys Note is outstanding. In addition, the Company granted Labrys piggyback registration rights with respect to the shares underlying the note and warrants. Also, the Company agreed that, while any of the securities issued to Labrys remain outstanding, it would not sell securities on more favorable terms than those provided to Labrys without adjusting Labrys’s securities to incorporate those more favorable terms. Further, the Company agreed that, while any amount remains unpaid under the note, it would not enter into any subsequent variable rate transactions.

The private offerings by which the selling shareholders acquired their securities from us were exempt under the registration provisions of the Securities Act. We received gross proceeds of $1,473,587 from the closing of the private offerings.

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We are in negotiations with the selling shareholders to amend their respective loan documents, and the securities issued thereunder, to remove certain full-ratchet anti-dilution provisions and variable conversion rates to satisfy Nasdaq requirements. We expect to complete these amendments prior to the closing of the Underwritten Offering.

The selling shareholders may sell some, all or none of its shares. We do not know how long the selling shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

The following table sets forth the shares beneficially owned, as of May 21, 2021, by the selling shareholders prior to the Selling Shareholders Offering contemplated by this prospectus, the number of shares that the selling shareholders may offer and sell from time to time under this prospectus and the number of shares which the selling shareholders would own beneficially if all such offered shares are sold. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the Selling Shareholders Offering is based on 6,037,528 shares of our common stock outstanding as of May 21, 2021 (after giving effect to our 1-for-32 reverse stock split, which was effective on May 13, 2021).

None of the Selling Shareholders are a registered broker-dealer or an affiliate of a registered broker-dealer. None of the Selling Shareholders nor any of their respective affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. The selling shareholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

Selling Shareholder	Beneficial Ownership Before the Selling Shareholders Offering	Number of Shares Being Offered	Beneficial Ownership After the Selling Shareholders Offering	Percentage of Ownership After the Selling Shareholders Offering

EMA Financial LLC(1)	336,512(2)	336,512	0	0%
Quick Capital, LLC(3)	129,043(4)	129,043	0	0%
Auctus Fund, LLC(5)	486,980(6)	486,980	0	0%
FirstFire Global Opportunities Fund, LLC(7)	292,188(8)	292,188	0	0%
Labrys Fund, LP(9)	292,188(8)	292,188	0	0%

 ____________

* Less than 1%

(1)	Felicia Preston, director of EMA, has sole voting and dispositive power over the shares held by EMA.
(2)	Represents 221,407 shares issuable upon the conversion of a convertible promissory note and 115,105 shares subject to a currently exercisable warrant.
(3)	Eilan D. Natan, manager of Quick Capital, has sole voting and dispositive power over the shares held by Quick Capital.
(4)	Represents 92,068 shares issuable upon the conversion of a convertible promissory note and 36,975 shares subject to a currently exercisable warrant.
(5)	Lou Posner, managing director of Auctus Fund, has sole voting and dispositive power over the shares held by Auctus Fund.
(6)	Represents 291,667 shares issuable upon the conversion of a convertible promissory note and 195,313 shares subject to a currently exercisable warrant.
(7)	Eli Fireman, manager of FirstFire Global, has sole voting and dispositive power over the shares held by FirstFire Global.
(8)	Represents 175,000 shares issuable upon the conversion of a convertible promissory note and 117,188 shares subject to a currently exercisable warrant.
(9)	Thomas Silverman, managing member of Labrys Fund, has sole voting and dispositive power over the shares held by Labrys Fund.
(10)	Represents 175,000 shares issuable upon the conversion of a convertible promissory note and 117,188 shares subject to a currently exercisable warrant.

Material Relationships with Selling Shareholders

Other than in connection with the transactions described above, we have not had any material relationships with the Selling Shareholders in the last three (3) years.

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PLAN OF DISTRIBUTION

The selling shareholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each selling shareholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each selling shareholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholders.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and are informing the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our articles of incorporation, as amended and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

We have authorized capital stock consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share, of which 2,000,000 shares have been designated as Series A 10% Convertible Preferred Stock (the “Series A Stock”) and 10,000,000 shares have been designated as Series B 8% Convertible Preferred Stock (the “Series B Stock”).

As of the date of this prospectus, we had 6,037,528 shares of common stock (after giving effect to our 1-for-32 reverse stock split, which was effective on May 13, 2021) and 9,215,059 shares of Series B Stock, issued and outstanding and no shares of Series A Stock were issued and outstanding.

Units

We are offering 2,000,000 units in this Underwritten Offering at an assumed public offering price of $5.00 per unit, which is the midpoint of the price range for the units set forth on the cover page of this prospectus, and up to an additional 300,000 units upon full exercise of the over-allotment option by the underwriters. Each unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to $[●] per share, which is 110% of the public offering price of one unit in this Underwritten Offering. Our units will not be certificated and the shares of our common stock and the warrants that are part of such units must be purchased together in this Underwritten Offering as units and are immediately separable and will be issued separately in this Underwritten Offering. We are registering the shares of common stock and the warrants offered in the Underwritten Offering, as well as the shares of common stock issuable upon exercise of the warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriters. You should review the underwriting agreement and the form of warrant agent agreement, each filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Series A Stock

Voting. The holders of the Company’s Series A Stock have the right to vote together with the holders of the Company’s common stock on an as-converted basis, with five votes for each share of Series A Stock, except that so long as any shares of Series A Stock are outstanding, the Company may not take any actions that would amend the rights, preferences or privileges of the Series A Stock without the approval of the holders of a majority of the issued and outstanding Series A Stock, voting separately as a single class. Fractional votes by the holders of Series A Stock are not permitted and any fractional voting rights will be rounded to the nearest whole number, with one-half being rounded upward.

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Maturity. The Series A Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

Ranking. The Series A Stock ranks, with respect to the payment of dividends and/or the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of common stock, (ii) on parity with all equity securities issued by the Company with terms specifically providing that those equity securities rank on parity with the Series A Stock; (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Stock; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) of the Company.

Dividends. Cumulative dividends accrue on each share of Series A Stock at the rate of 10% (the “Dividend Rate”) of the Stated Value of $1.00, commencing on the date of issuance.

Dividends are payable monthly in arrears, beginning on March 31, 2019 and thereafter on the last calendar day of each month, and, at the discretion of the Company, may be paid in cash or in stock (the “PIK Dividend”) with such shares being valued at $0.25 per share (as may be adjusted as a result of stock splits, reverse splits, combinations, or similar transactions from time to time). Any fractional shares of a PIK Dividend may, at the discretion of the Corporation, be paid in cash or rounded up to the nearest share. All shares of common stock issued in payment of a PIK Dividend will upon issuance thereof, be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not the Corporation has earnings.

Liquidation Preference.   In the event of a merger, sale of substantially all assets or stock, voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Company it may issue ranking senior to the Series A Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference equal to the (i) aggregate number of shares of Series A Stock outstanding multiplied by its Stated Value per share; and (ii) any accrued but unpaid dividends before any distribution of assets is made to holders of common stock or any other class or series of capital stock of the Company that it may issue that ranks junior to the Series A Stock as to liquidation rights. If the assets of the Company are not sufficient to pay in full the liquidation preference, then the holders of Series A Stock will share ratably in any distribution.

The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Stock immediately prior to such event is the same immediately after giving effect to such event.

In the event of a sale of less than all or substantially all of the assets (by merger, asset sale, change of control, capital lease or long term license/lease spin off or otherwise of the Company or any subsidiary) with gross proceeds to the Company in excess of $1,500,000 whereby the assets sold exceeds the cost of assets acquired for GAAP purposes, then the holder of the Series A Stock will receive a “special dividend” from the Company equal to 25% of the value of such holder’s Series A Stock, payable in same form of consideration, as received by the Company.

Conversion. Each share of Series A Stock is convertible, at any time, into five shares of common stock.

If at any time, shares of common stock is changed into the same or a different number of shares of any class or classes of stock, by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise (each a “Corporate Change”), (i) each holder of Series A Stock shall may convert such stock into the kind and amount of stock and other securities and property receivable upon such Corporate Change by a holder of the number of shares of common stock into which such shares of Series A Stock could have been converted immediately prior to such Corporate Change, or with respect to such other securities or property by the terms thereof and (ii) the PIK Dividend will be paid in shares of such kind and amount of stock and other securities and property receivable upon such Corporate Change as would have been received as such PIK Dividend immediately prior to such Corporate Change, or with respect to such other securities or property by the terms thereof.

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In the event that any of the following occurs (a) a declaration or payment of any dividend or other distribution on the common stock, without consideration, in additional shares of common stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of common stock; (b) a subdivision (by stock split, reclassification or otherwise) of the outstanding shares of common stock into a greater number of shares of common stock; or (c) a combination or consolidation (by reverse stock split) of the outstanding shares of common stock into a smaller number of shares of common stock (each, a “Common Stock Event”), the (i) aggregate number of shares of common stock into which the Series A Stock may be converted (the “Conversion Shares”) in effect immediately prior to such Common Stock Event, and (ii) the common stock PIK Dividend Rate shall, simultaneously with the occurrence of such Common Stock Event, be proportionately decreased or increased, as appropriate. The Conversion Shares shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event.

Share Reservation. The Company is obligated to at all times reserve and keep available out of its authorized but unissued shares of common stock, a sufficient number of its shares of common stock as shall from time to time be available to effect the conversion of all outstanding shares of the Series A Stock.

Redemption. The Series A Stock is not redeemable.

Transfer. The sale, offer to sell, contract to sell, assignment, pledge, hypothecation, encumbrance or other transfer of the Series A Stock or common stock issuable upon the conversion of the Series A Stock is restricted as provided in a subscription agreement for the shares between the Corporation and the purchaser or its successors and assigns.

Protective Provisions. So long as any shares of Series A Stock are outstanding, the Company may not take any actions (whether by merger, consolidation or otherwise) without the approval of the holders of a majority of the issued and outstanding Series A Stock, voting separately as a single class, that would amend the rights, preferences or privileges of the Series A Stock.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

As of the date of this prospectus, we have no shares of our Series A Stock issued and outstanding.

Series B Stock

Ranking. The Series B Stock ranks senior and prior to all other classes or series of the Company’s preferred stock and common stock.

Conversion. The holder may at any time after the 12-month anniversary of the issuance of the shares of Series B Stock convert such shares into common stock at a conversion price equal to the 30-day volume weighted average price (“VWAP”) of a share of common stock for each share of Series B Stock to be converted. In addition, the Company at any time may require conversion of all or any of the Series B Stock then outstanding at a 50% discount to the 30-day VWAP.

Voting. The holders of our Series B Stock vote together as a single class with the holders of shares of our common stock, with each share entitling the holder to 1.5625 votes per share. The consent of the holders of at least two-thirds of the shares of Series B Stock is required for the amendment to any of the terms of the Series B Stock, to create any additional class of stock unless the stock ranks junior to the Series B Stock, to make any distribution or dividend on any securities ranking junior to the Series B Stock, to merge or sell all or substantially all of the assets of the Company or acquire another business or effectuate any liquidation of the Company.

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Dividends. Cumulative dividends accrue on each share of Series B Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in common stock in arrears quarterly commencing 90 days from issuance.

Liquidation. Upon a liquidation, dissolution or winding up of the Company, the holders of the Series B Stock are entitled to $1.00 per share plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series B Stock upon a liquidation until Series B stockholders receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series B Stock, may elect to deem a merger, reorganization or consolidation of the Company into or with another corporation, not affiliated with said majority, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company.

As of the date of this prospectus, we have 9,215,059 shares of Series B Stock issued and outstanding. On May 20, 2021, the Company entered into exchange agreements with all of the holders of the Company’s Series B Stock, pursuant to which the holders agreed to exchange all of the issued and outstanding shares of the Company’s Series B Stock for shares of Series C Stock, on a one for one basis. The exchange will be effective upon the acceptance for filing of the Certificate of Designation by the Secretary of State of the State of Florida, which may be as of May 20, 2021, or a later date. Upon the completion of this exchange, all of the exchanged shares of Series B Stock will be canceled.

Series C Stock

Designation and Amount. The number of shares constituting the Series C Preferred Stock shall be 10,000,000, with a stated value of $1.00 per share.

Ranking. The Series C Preferred Stock ranks senior and prior to all other classes or series of the Company’s preferred stock and common stock.

Dividends. Cumulative dividends accrue on each share of Series C Preferred Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in common stock in arrears quarterly commencing three months from the date of issuance.

Liquidation. Upon a liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred Stock are entitled to $1.00 per share, plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series C Preferred Stock upon a liquidation until the holders of Series C Preferred Stock receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series C Preferred Stock, may elect to deem a merger, reorganization or consolidation of the Company, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company, as a liquidation.

Voting. The holders of the Company’s Series C Preferred Stock vote together as a single class with the holders of the Company’s common stock, with each share entitling the holder to 1.5625 votes per share. The consent of the holders of at least 66 2/3% of the shares of Series C Preferred Stock is required for the amendment to any of the terms of the Series C Preferred Stock, to create any additional class of stock unless the stock ranks junior to the Series C Preferred Stock, to make any distribution or dividend on any securities ranking junior to the Series C Preferred Stock, or to merge or sell all or substantially all of the assets of the Company or acquire another business or effectuate any liquidation of the Company.

Conversion. The holder may, at any time after the 6-month anniversary of the issuance of the shares of Series C Preferred Stock, convert such shares into common stock at a conversion rate of $1.92 per share. In addition, the Company may, at any time after the issuance of the shares, convert any or all of the outstanding shares of Series C Preferred Stock at a conversion rate of $1.92 per share.

Following the anticipated exchange of Series B Stock for Series C Stock, we will have 9,215,059 shares of Series C Stock issued and outstanding.

Stock Options

As of December 31, 2020, an aggregate of 386,949 shares of common stock were issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $15.36 per share.

Warrants

As of December 31, 2020, warrants to purchase an aggregate of 192,649 shares of common stock at a weighted average exercise price of $8.32 are issued and outstanding and terms between 0.5 years and 4.4 years.

Warrants to be Issued in the Underwritten Offering

We are offering to sell 2,000,000 units, each unit consisting of one shares of our common stock, $0.001 par value per share, and one warrant, each warrant exercisable for one share of common stock. The warrants included within the units are exercisable immediately, will have an exercise price per share of common stock equal to 110% of the public offering price of one unit, and will expire five years from the date of issuance.

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Equiniti Trust Company (“Equiniti”), as warrant agent, and the form of warrant certificate, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant certificate.

Form. Pursuant to a warrant agent agreement between us and Equiniti, as warrant agent, the warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The warrants are exercisable at any time after issuance, and at any time up to the date that is five years after such date. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant agent agreement. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Exercise Price. The warrants will have an exercise price of $[●] per share, which is 110% of the public offering price of one unit in this Underwritten Offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to list the warrants on the Nasdaq Capital Market under the proposed symbol “GROMW”. Upon approval of such listing application, the warrants will be tradeable on such exchange.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Underwriter’s Warrants

The registration statement of which this prospectus is a part also registers for sale the Underwriter’s Warrants, as a portion of the underwriting compensation payable to the Underwriter in connection with the Underwritten Offering. The Underwriter’s Warrants will be exercisable for a five-year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $[●] (100% of the public offering price of the Shares). Please see “Underwriting—Underwriter’s Warrants” for a description of the warrants we have agreed to issue to the Underwriter in the Underwritten Offering, subject to the completion of the Underwritten Offering. We expect to enter into a warrant agreement in respect of the Underwriter’s Warrants prior to the closing of the Underwritten Offering.

Other Convertible Securities

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Registration Rights

None of the holders of shares of our common stock or their transferees, are entitled to certain rights with respect to the registration of the offer and sale of those shares under the Securities Act (other than the selling shareholders included in the Selling Shareholders Offering). If the offer and sale of these shares is registered, the shares will be freely tradable without restriction under the Securities Act, and a large number of shares may be sold into the public market.

The Underwriter is entitled to piggyback registration rights in connection with the Underwriter Warrants to purchase up to a total of 120,000 shares of common stock, or 6% of the number of shares sold in the Underwritten Offering.

Lock-up

Pursuant to certain “lock-up” agreements, our executive officers, directors and securityholders holding more than 5% of the Company’s common stock intend to agree, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 360 days for our directors and officers, and 180 days for certain of our principal shareholders, from the date of effectiveness of the Underwritten Offering. In addition, during such period, except for the registration statement of which this prospectus forms a part, such parties have agreed not to file, circulate or participate in the filing or circulation of any registration statement prospectus or other disclosure document with respect to the offer or sale of such securities, or exercise any rights to require registration with the Commission of such securities or offering thereof.

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Anti-Takeover Provisions

Certain provisions of Florida law and our bylaws summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Florida Law

The Florida Business Corporation Act (the “FBCA”) contains a control-share acquisition statute that provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.

The FBCA also provides that an “affiliated transaction” between a Florida corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The FBCA defines an “interested shareholder” as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation.

These laws could delay or prevent an acquisition.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called by of our board of directors, our President and by a demand delivered to the Company of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

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UNDERWRITING

Kingswood Capital Markets, division of Benchmark Investments, Inc., is acting as the representative of the underwriters of the Underwritten Offering (the “Representative”). We intend to enter into an underwriting agreement dated [______] [__], 2021 with the Representative. We plan to list our common stock and warrants for trading on Nasdaq under the symbols “GROM” and “GROMW,” respectively, in connection with the Underwritten Offering although there is no assurance that the Nasdaq Capital Market will approve our initial listing application for our common stock and warrants for trading on Nasdaq. If we are not able to uplist our common stock for any reason, we will not be able to consummate the Underwritten Offering and will terminate the Underwritten Offering. Subject to the terms and conditions of the underwriting agreement, we intend to sell to each underwriter named below, and each underwriter named below intends to severally purchase, at the public offering price, less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of units listed next to its name in the following table:

Underwriters	Number of Units
Kingswood Capital Markets, division of Benchmark Investments, Inc.	[●]

Total	[●]

A form of the underwriting agreement will be filed as an exhibit by amendment to the registration statement of which this prospectus is part.

We have been advised by the Representative that it proposes to offer the units directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the Representative to securities dealers will be sold at the public offering price, less a selling concession not in excess of $ [●] per share.

The underwriting agreement will provide that subject to the satisfaction or waiver by the Representative of the conditions contained in the underwriting agreement, the Representative is obligated to purchase and pay for all of the units offered by this prospectus.

We have granted an option to the Representative exercisable for forty-five (45) days after the date of this prospectus, to purchase up to [●] additional units (equal to 15% of the number of units sold in the Underwritten Offering) at the public offering price, less the underwriting discounts and commission.

No action has been taken by us or the Representative that would permit a public offering of the units, shares of common stock or warrant in any jurisdiction outside the United States where action for that purpose is required. None of the securities included in the Underwritten Offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any such securities offered hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to the Underwritten Offering of the securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities offered hereby in any jurisdiction where that would not be permitted or legal.

The Representative is expected to make offers on sales both in and outside of the United States to its respective selling agents. The offers and sales in the United States will be conducted by broker-dealers registered with the Commission.

The Representative has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Underwriting Discount and Expenses

The following table provides information regarding the amount of the discount to be paid to the underwriters by us, before expenses:

Total
	Per Unit	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discount (8%)	$	$	$
Proceeds, before expenses, to us	$	$	$

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We estimate the total expenses payable by us for the Underwritten Offering to be approximately $1,162,738 ($1,276,228 if the underwriter’s over-allotment option is exercised, in full), which amount includes (i) various costs and fees incurred by us in connection with the Underwritten Offering, including the legal fees of the representative being paid by us, not to exceed $150,000 in the aggregate, (ii) the underwriting discount of $800,000 (8%) ($900,000 if the underwriter’s over-allotment is exercised, in full), (iii) a non-accountable expense allowance of $100,000 (1%) ($112,500 if the underwriter’s over-allotment is exercised, in full, and (iv) reimbursement of the expenses of the representative.

Underwriter Warrants

In addition, we intend to issue warrants to the underwriters to purchase a number of shares of common stock equal to 6% of the total number of units sold in the Underwritten Offering at an exercise price equal to 100% of the public offering price of the shares of units sold in the Underwritten Offering. These warrants may be purchased in cash or via cashless exercise, will be exercisable for four and one-half years from the date that is six months after the effective date of the registration statement of which this prospectus forms a part. The underwriter’s warrants will provide for customary “piggyback” registration rights for the shares of common stock exercisable thereunder as well as customary anti-dilution protections. In accordance with FINRA Rule 5110(g)(8)(D), the duration of such “piggyback” registration rights will not be more than seven years from the commencement of sales of the securities registered on the registration statement of which this prospectus is a part.

The warrants and the shares of common stock underlying such warrants will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1)(A). In accordance with FINRA Rule 5110(e)(1)(A), neither the underwriters’ warrants nor any of our shares of common stock issued upon exercise of such warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement of sales of the securities registered on the registration statement of which this prospectus is a part, subject to certain exceptions.

Determination of Offering Price

Our common stock is presently quoted on the OTCQB under the symbol “GRMMD.” On May 21, 2021, the closing bid price of our common stock on the OTCQB was $6.00 per share (giving effect to the 1-for-32 reverse stock split, which was effective as of May 13, 2021).

The public offering price of the units offered by this prospectus will be determined by negotiation between us and the Representative. Among the factors to be considered in determining the public offering price of the shares of common stock are:

•	our history, capital structure and our business prospects;
•	the industry in which we operate;
•	our past and present operating results;
•	the previous experience of our executive officers;
•	the recent trading and closing bid prices of our common stock quoted on the OTCQB; and
•	the general condition of the securities markets at the time of the Underwritten Offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock sold in the Underwritten Offering. The values of such shares of common stock are subject to change as a result of market conditions and other factors.

Subsequent Registration and Sales of Securities

Pursuant to the underwriting agreement, from the date of such agreement until 180 days after the closing date of the Underwritten Offering, neither the Company nor any of its subsidiaries shall issue, or solicit, negotiate with, or enter into any agreement with any source of financing (whether equity, debt or otherwise) other than the Representative, in connection with an offering or proposed offering of the Company’s debt or equity securities or any other financing by the Company, and the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in such underwriting agreement).

Tail Period

In the event that the Underwritten Offering is not consummated by the underwriters as contemplated herein, for a period of twelve (12) months from the earlier of (i) the final closing date of the Underwritten Offering or (ii) twelve (12) months from the date of the underwriting agreement, in the event that the Company receives any proceeds from the sale of securities to any investor actually introduced to the Company by the Representative during the Engagement Period (as defined in the February 1, 2021 engagement agreement between the Company and the Representative (the “Representative Engagement Agreement”) (a “Tail Financing’”), the Company agrees to pay to the Representative a cash fee equal to 8.0% of such gross proceeds.

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Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors and securityholders holding more than 5% of the Company’s common stock intend to agree, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 360 days for our directors and officers, and 180 days for certain of our principal shareholders, from the date of effectiveness of the Underwritten Offering. In addition, during such period, except for the registration statement of which this prospectus forms a part, such parties have agreed not to file, circulate or participate in the filing or circulation of any registration statement prospectus or other disclosure document with respect to the offer or sale of such securities, or exercise any rights to require registration with the Commission of such securities or offering thereof.

We also intend to agree that we will not (i) offer, pledge, sell, contract to well, sell any option or contract to purchase, purchase any potion or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the SEC issue, or solicit, negotiate with, or enter into any agreement with any source of financing (whether equity, debt or otherwise) other than the Representative, including, but not limited to, any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity, in connection with an offering or proposed offering of the Company’s debt or equity securities or any other financing by the Company; complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company for a period of 360 days after the closing of the Underwritten Offering. We will not effect or enter into an agreement to effect any issuance of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction (as defined in the underwriting agreement).

Price Stabilization, Short Positions and Penalty Bids

In connection with the Underwritten Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with the Underwritten Offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of common stock in the Underwritten Offering because the underwriter repurchases the shares of common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market, or otherwise.

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In connection with the Underwritten Offering, the Underwriter or its affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in the Underwritten Offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker's average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions for the purpose of pegging, fixing or maintaining the price of our common stock. Stabilizing transactions permit bids to purchase the underlying common stock so long as the stabilizing bids do not exceed a specific maximum. These stabilizing transactions may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that stabilizing transactions may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with the Underwritten Offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the Underwritten Offering. The underwriters may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other financial services for us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. As described in the Representative Engagement Agreement, the Representative has agreed to provide certain financial advisory services to the Company such as introducing the Company to investors and assisting the Company in financings or other transactions. In consideration for such financial advisory services, we have agreed to pay cash fees to the Representative based on the Company transactions and financings in which the Representative is involved during the term of such agreement or within 12 months from the termination of such agreement, which range between 5-8% of the amount of capital raised, invested or committed in such transactions and financings.

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Except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Indemnification

We intend to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that an underwriter may be required to make for these liabilities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The Crone Law Group, P.C. has opined on the validity of the shares being offered hereby. Sullivan & Worcester LLP is acting as counsel for the Underwriter in connection with the Underwritten Offering.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2020 and December 31, 2019 have been audited by BF Borgers CPA PC, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the units, shares of common stock and warrants being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the units, common stock and warrants offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Grom Social Enterprises, Inc., 2060 NW Boca Raton, #6, Boca Raton, Florida 33431 or (561) 287-5776.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 13, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on August 6, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on September 2, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 23, 2020, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 17, 2021;

•	our Current Reports on Forms 8-K and 8-K/A filed with the SEC on March 20, 2020, March 30, 2020, May 14, 2020, May 29, 2020, September 21, 2021, February 12, 2021, February 19, 2021, April 5, 2021, April 7, 2021, April 20, 2021, May 17, 2021, and May 24, 2021; and

•	our registration statements on Form 8-A filed with the SEC on February 16, 2016, and May 12, 2021.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of the Underwritten Offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

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GROM SOCIAL ENTERPRISES, INC.

F-1

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

GROM SOCIAL ENTERPRISES INC.

Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$581,950	$120,300
Accounts receivable, net	725,649	587,932
Inventory, net	27,339	48,198
Prepaid expenses and other current assets	343,254	386,165
Total current assets	1,678,192	1,142,595
Operating lease right of use assets	528,348	602,775
Property and equipment, net	846,714	965,109
Goodwill	8,380,504	8,380,504
Intangible assets, net	5,469,610	5,566,339
Deferred tax assets, net -- noncurrent	531,557	531,557
Other assets	76,175	76,175
Total assets	$17,511,100	$17,265,054

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$778,111	$1,126,114
Accrued liabilities	1,964,509	1,794,232
Advanced payments and deferred revenues	694,737	967,053
Convertible notes, net -- current	1,612,259	2,349,677
Loans payable -- current	192,739	189,963
Related party payables	142,516	143,741
Income taxes payable	102,559	102,870
Lease liabilities -- current	303,940	304,326
Total current liabilities	5,791,370	6,977,976
Convertible notes, net of loan discounts	292,083	897,349
Lease liabilities	253,076	328,772
Loans payable	67,235	95,931
Other noncurrent liabilities	369,597	367,544
Total liabilities	6,773,361	8,667,572

Commitments and contingencies	–	–

Stockholders' Equity:
Series A preferred stock, $0.001 par value. 10,000,000 shares authorized; zero shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	–	–
Series B preferred stock, $0.001 par value. 10,000,000 shares authorized; 9,215,884 and 5,625,884 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	9,215	5,626
Common stock, $0.001 par value. 500,000,000 shares authorized; 189,316,295 and 188,354,282 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	189,317	188,355
Additional paid-in capital	68,667,661	64,234,749
Accumulated earnings (deficit)	(58,107,489)	(55,791,914)
Accumulated other comprehensive income	(20,965)	(39,334)
Total stockholders' equity	10,737,739	8,597,482
Total liabilities and equity	$17,511,100	$17,265,054

The accompanying notes are an integral part of the consolidated financial statements.

F-2

GROM SOCIAL ENTERPRISES INC.

Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,
	2021	2020

Sales	$1,875,284	$1,292,239
Cost of goods sold	800,434	612,093
Gross profit	1,074,850	680,146
Operating expenses:
Depreciation and amortization	217,515	195,965
Selling and marketing	30,276	34,317
General and administrative	1,350,799	1,449,348
Professional fees	187,109	52,718
Stock based compensation	–	16,200
Total operating expenses	1,785,699	1,748,548
Loss from operations	(710,849)	(1,068,402)
Other income (expense)
Interest expense, net	(648,846)	(277,763)
Loss on settlement of debt	(947,179)	–
Unrealized loss on change in fair value of derivative liabilities	–	(767)
Other gains (losses)	(8,701)	98
Total other income (expense)	(1,604,726)	(278,432)
Loss before income taxes	(2,315,575)	(1,346,834)
Provision for income taxes (benefit)	–	–
Net loss	(2,315,575)	(1,346,834)

Convertible preferred stock beneficial conversion feature and other discounts accreted as a deemed dividend	–	–

Net loss attributable to common stockholders	$(2,315,575)	$(1,346,834)

Basic and diluted loss per common share	$(0.01)	$(0.01)

Weighted-average number of common shares outstanding:
Basic and diluted	189,827,352	168,649,145

Comprehensive loss:
Net loss	$(2,315,575)	$(1,346,834)
Foreign currency translation adjustment	18,369	33,454
Comprehensive loss	$(2,297,206)	$(1,313,380)

The accompanying notes are an integral part of the consolidated financial statements.

F-3

GROM SOCIAL ENTERPRISES INC.

Consolidated Statements of Changes in Stockholders' Equity (Unaudited)

									Accumulated
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Retained	Other Comprehensive	Total Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	Earnings	Income	Equity

Balance, December 31, 2019	925,000	$925	–	$–	167,382,807	$167,383	$58,154,730	$(50,048,481)	$(97,560)	$8,176,997

Net loss	–	–	–	–	–	–	–	(1,346,834)	–	(1,346,834)
Change in foreign currency translation	–	–	–	–	–	–	–	–	33,454	33,454
Issuance of common stock in exchange for consulting, professional and other services	–	–	–	–	2,404,153	2,404	238,101	–	–	240,505
Issuance of common stock in lieu of cash for accounts payable, loans payable and other accrued obligations	–	–	–	–	500,000	500	49,500	–	–	50,000
Issuance of common stock in connection with the issuance of convertible note(s)	–	–	–	–	8,120,000	8,120	560,280	–	–	568,400
Conversion of convertible notes and accrued interest into common stock	–	–	–	–	259,300	259	14,741	–	–	15,000
Recognition of beneficial conversion features related to convertible notes	–	–	–	–	–	–	44,129	–	–	44,129

Balance, March 31, 2020	925,000	$925	–	$–	178,666,260	$178,666	$59,061,481	$(51,395,315)	$(64,106)	$7,781,651

F-4

GROM SOCIAL ENTERPRISES INC.

Consolidated Statements of Changes in Stockholders' Equity (Unaudited) (Continued)

									Accumulated
	Preferred Stock		Preferred Stock		Common Stock		Additional Paid-in	Retained	Other Comprehensive	Total Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	Earnings	Income	Equity

Balance, December 31, 2020	–	$–	5,625,884	$5,626	188,354,282	$188,355	$64,234,749	$(55,791,914)	$(39,334)	$8,597,482

Net income (loss)	–	–	–	–	–	–	–	(2,315,575)	–	(2,315,575)
Change in foreign currency translation	–	–	–	–	–	–	–	–	18,369	18,369
Issuance of Series B preferred stock with common stock in connection with sales made under private offerings	–	–	950,000	950	–	–	949,050	–	–	950,000
Issuance of Series B preferred stock in exchange for consulting, professional and other services	–	–	75,000	75	–	–	74,925	–	–	75,000
Exchange of convertible notes and accrued interest for Series B preferred stock	–	–	2,564,175	2,564	–	–	2,561,611	–	–	2,564,175
Issuance of common stock in exchange for consulting, professional and other services	–	–	–	–	537,013	537	79,593	–	–	80,130
Issuance of common stock in connection with the issuance of convertible note(s)	–	–	–	–	425,000	425	29,325	–	–	29,750
Issuance of common stock warrants in connection with the issuance of convertible note(s)	–	–	–	–	–	–	489,313	–	–	489,313
Recognition of beneficial conversion features related to convertible notes	–	–	–	–	–	–	249,095	–	–	249,095

Balance, March 31, 2021	–	$–	9,215,059	$9,215	189,316,295	$189,317	$68,667,661	$(58,107,489)	$(20,965)	$10,737,739

The accompanying notes are an integral part of the consolidated financial statements.

F-5

GROM SOCIAL ENTERPRISES INC.

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities of continuing operations:
Net loss	$(2,315,575)	$(1,346,834)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	217,515	195,965
Amortization of debt discount	441,986	91,746
Common stock issued in exchange for fees and services	155,130	240,505
Deferred taxes	–	1,042
Stock based compensation	–	16,200
Loss on extinguishment of debt	947,179	–
Unrealized loss on change in fair value of derivative liabilities	–	767
Changes in operating assets and liabilities:
Accounts receivable	(137,717)	(2,464)
Inventory	20,859	(966)
Prepaid expenses and other current assets	42,911	(63,029)
Operating lease right of use assets	(1,671)	24,205
Other assets	–	6,605
Accounts payable	(348,794)	(21,676)
Accrued liabilities	261,402	249,506
Advanced payments and deferred revenues	(272,315)	442,844
Income taxes payable and other noncurrent liabilities	1,742	(1,153)
Related party payables	(1,225)	(77,375)
Net cash used in operating activities	(988,573)	(244,112)

Cash flows from investing activities:
Purchase of fixed assets	(2,391)	(15,267)
Net cash used in financing activities	(2,391)	(15,267)

Cash flows from financing activities:
Proceeds from issuance of preferred stock, net of issuance costs	950,000	–
Proceeds from issuance of convertible notes	666,500	3,655,000
Repayments of convertible notes	(157,141)	(3,078,857)
Repayments of loans payable	(25,921)	–
Net cash provided by financing activities	1,433,438	576,143

Effect of exchange rates on cash and cash equivalents	19,176	11,352
Net increase in cash and cash equivalents	461,650	328,116
Cash and cash equivalents at beginning of period	120,300	506,219
Cash and cash equivalents at end of period	$581,950	$834,335

Supplemental disclosure of cash flow information:
Cash paid for interest	$74,299	$–
Cash paid for income taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued for financing costs incurred in connection with convertible and promissory notes	$29,750	$568,400
Common stock issued to reduce accounts payable and other accrued liabilities	$–	$50,000
Common stock warrants issued in connection with convertible promissory notes	$489,313	$–
Conversion of convertible notes and accrued interest into common stock	$–	$15,000
Conversion of convertible notes and accrued interest into preferred stock	$1,616,996	$–
Discount for beneficial conversion features on convertible notes	$249,095	$44,129

The accompanying notes are an integral part of the consolidated financial statements.

F-6

GROM SOCIAL ENTERPRISES, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

1.	NATURE OF OPERATIONS

Grom Social Enterprises, Inc. (the “Company”, “Grom” “we”, “us” or “our”), a Florida corporation f/k/a Illumination America, Inc. (“Illumination”), is a media, technology and entertainment company that focuses on delivering content to children under the age of 13 years in a safe secure platform that is compliant with the Children’s Online Privacy Protection Act (“COPPA”) and can be monitored by parents or guardians.

The Company operates its business through the following four wholly-owned subsidiaries:

•	Grom Social, Inc. (“Grom Social”) was incorporated in the State of Florida on March 5, 2012 and operates the Company’s social media network designed for children under the age of 13 years.

•	TD Holdings Limited (“TD Holdings”) was incorporated in Hong Kong on September 15, 2005. TD Holdings operates through its two subsidiary companies: (i) Top Draw Animation Hong Kong Limited (“TDAHK”), a Hong Kong corporation and (ii) Top Draw Animation, Inc. (“Top Draw” or “TDA”), a Philippines corporation. The group’s principal activities are the production of animated films and televisions series.

•	Grom Educational Services, Inc. (“GES”) was incorporated in the State of Florida on January 17, 2017. GES operates the Company’s web filtering services provided to schools and government agencies.

•	Grom Nutritional Services, Inc. (“GNS”) was incorporated in the State of Florida on April 19, 2017. GNS intends to market and distribute nutritional supplements to children. GNS has not generated any revenue since its inception.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a consolidated basis, the Company has incurred significant operating losses since inception.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements, convertible notes and officer loans as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans in order to fund its operations.

F-7

Impact of COVID-19

On January 30, 2020, the World Health Organization announced a global health emergency because of the spread of a new strain of the novel coronavirus (“COVID-19”). On March 11, 2020, the World Health Organization declared the outbreak of COVID-19, a global pandemic. COVID-19 has and continues to significantly affect the United States and global economies.

The Company has experienced significant disruptions to its business and operations due to circumstances related to COVID-19, and delays caused government-imposed quarantines, office closings and travel restrictions, which affect both the Company’s and its service providers. The Company has significant operations in Manila, Philippines, which was locked down by the government on March 12, 2020 due to concerns related to the spread of COVID-19. As a result of the Philippines government’s call to contain COVID-19, the Company’s animation studio, located in Manila, Philippines, which accounts for approximately 90% of the Company’s total revenues on a consolidated basis, has been mostly closed.

In response to the outbreak and business disruption, the Company has instituted employee safety protocols to contain the spread, including domestic and international travel restrictions, work-from-home practices, extensive cleaning protocols, social distancing and various temporary closures of its administrative offices and production studio. The Company has implemented a range of actions aimed at temporarily reducing costs and preserving liquidity.

The outbreak has and may continue to spread, which could materially impact the Company’s business. The full extent of potential impacts on the Company’s business, financing activities and the global economy will depend on future developments, which cannot be predicted due to the uncertain nature of the continued COVID-19 pandemic, government mandated shut downs, and its adverse effects, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. These effects could have a material adverse impact on the Company’s business, operations, financial condition and results of operations.

Management’s Representation of Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto at December 31, 2020, as presented in the Company’s Annual Report on Form 10-K filed on April 13, 2021 with the SEC.

Basis of Presentation

The condensed consolidated financial statements of the Company have been prepared in accordance with GAAP and are expressed in United States dollars. For the three months ended March 31, 2021, the condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Grom Social, TD Holdings, GES, GNS, and IAL. All intercompany accounts and transactions are eliminated in consolidation.

F-8

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, purchase price allocation of acquired businesses, impairment of long-lived assets and goodwill, valuation of financial instruments, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). ASU 2014-09 outlines a single comprehensive model for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 ("ASC 606") requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Animation Revenue

For the three months ended March 31, 2021 and 2020, the Company recorded a total of $1,713,658 and $1,153,236, respectively, of animation revenue from contracts with customers.

Animation revenue is primarily generated from contracts with customers for preproduction and production services related to the development of animated movies and television series. Preproduction activities include producing storyboards, location design, model and props design, background color and color styling. Production focuses on library creation, digital asset management, background layout scene assembly, posing, animation and aftereffects. The Company provides services under fixed-price contracts. Under fixed-price contracts, the Company agrees to perform the specified work for a pre-determined price. To the extent actual costs vary from estimated costs, the Company’s profit may increase, decrease, or result in a loss.

The Company identifies a contract under ASC 606 once (i) it is approved by all parties, (ii) the rights of the parties are identified, (iii) the payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable.

The Company evaluates the services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The services in the Company’s contracts are distinct from one another as the referring parties typically can direct all, limited, or single portions of the various preproduction and production activities required to create and design and entire episode to us and we therefore have a history of developing standalone selling prices for all of these distinct components. Accordingly, our contracts are typically accounted for as containing multiple performance obligations.

The Company determines the transaction price for each contract based on the consideration it expects to receive for the distinct services being provided under the contract.

F-9

The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of the Company’s revenue is recognized over time as it performs under the contract due to the contractual terms present in each contract which irrevocably transfer control of the work product to the customer as the services are performed.

For performance obligations recognized over time, revenue is recognized based on the extent of progress made towards completion of the performance obligation. The Company uses the percentage-of-completion cost-to-cost measure of progress because it best depicts the transfer of control to the customer as the Company incurs costs against its contracts. Under the percentage-of-completion cost-to-cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation. The percentage-of-completion cost-to-cost method requires management to make estimates and assumptions that affect the reported amounts of contract assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the total estimated amount of costs that will be incurred for a project or job.

Web Filtering Revenue

For the three months ended March 31, 2021 and 2020, the Company recorded a total of $161,241 and $138,143, respectively, of web filtering revenue from contracts with customers.

Web filtering revenue from subscription sales is recognized on a pro-rata basis over the subscription period. Typically, a subscriber purchases computer hardware and a software and support service license for a period of use between one year to five years. The subscriber is billed in full at the time of the sale. The Company immediately recognizes revenue attributable to the computer hardware as it is non-refundable and control passes to the customer. The advanced billing component for software and service is initially recorded as deferred revenue and subsequently recognized as revenue on a straight-line basis over the subscription period.

Contract Assets and Liabilities

Animation revenue contracts vary with movie contracts typically allowing for progress billings over the contract term while other episodic development activities are typically billable upon delivery of the performance obligation for an episode. These episodic activities typically create unbilled contract assets between episode delivery dates while movies can create contract assets or liabilities based on the progress of activities versus the arranged billing schedule. Revenues from web filtering contracts are all billed in advance and therefore represent contract liabilities until fully recognized on a ratable basis over the contract life.

The following table depicts the composition of our contract assets and liabilities as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020

Animation contract assets	$666,837	$525,709
Web filtering contract assets	51,475	54,886
Other contract assets	7,337	7,337
Total contract assets	$725,649	$587,932

Animation contract liabilities	$143,648	$410,709
Web filtering contract liabilities	539,589	544,844
Other contract liabilities	11,500	11,500
Total contract liabilities	$694,737	$967,053

F-10

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. ASU 2017-04 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis.

On November 15, 2019, the FASB issued ASU 2019-10, which (1) provides a framework to stagger effective dates for future major accounting standards and (2) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 amends the effective date for ASU 2017-04 to fiscal years beginning after December 15, 2022, and interim periods therein.

Early adoption continues to be permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements for both annual and interim reporting periods.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. The amendment will be effective for public companies with fiscal years beginning after December 15, 2020; early adoption is permitted. The Company is evaluating the impact of this amendment on its consolidated financial statements.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40), (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU2020-06 amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the impact of this guidance on its unaudited condensed consolidated financial statements.

F-11

3.	ACCOUNTS RECEIVABLE, NET

The following table sets forth the components of the Company’s accounts receivable at March 31, 2021, and December 31, 2020:

	March 31, 2021	December 31, 2020

Billed accounts receivable	$587,882	$443,806
Unbilled accounts receivable	188,336	188,029
Allowance for doubtful accounts	(50,569)	(43,903)
Total accounts receivable, net	$725,649	$587,932

During the three months ended March 31, 2021, the Company had five customers that accounted for 91.3% of revenues and three customers that accounted for 56.2% of accounts receivable. During the year ended December 31, 2020, the Company had three customers that accounted for 68.5% of revenues and one customer that accounted for 29.9% of accounts receivable.

4.	PROPERTY AND EQUIPMENT

The following table sets forth the components of the Company’s property and equipment at March 31, 2021 and December 31, 2020:

	March 31, 2021			December 31, 2020
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Capital assets subject to depreciation:
Computers, software and office equipment	$2,803,063	$(2,333,580)	$469,483	$2,800,872	$(2,257,797)	$543,075
Machinery and equipment	192,988	(157,146)	35,842	192,988	(152,149)	40,839
Vehicles	163,525	(113,915)	49,610	163,525	(106,826)	56,699
Furniture and fixtures	422,219	(371,089)	51,130	422,234	(364,655)	57,579
Leasehold improvements	1,143,703	(929,648)	214,055	1,143,704	(903,381)	240,323
Total fixed assets	4,725,498	(3,905,378)	820,120	4,723,323	(3,784,808)	938,515
Capital assets not subject to depreciation:
Construction in progress	26,594	–	26,594	26,594	–	26,594
Total fixed assets	$4,752,092	$(3,905,378)	$846,714	$4,749,917	$(3,784,808)	$965,109

For the three months ended March 31, 2021 and 2020, the Company recorded depreciation expense of $120,786 and $99,236, respectively.

5.	LEASES

The Company has entered into operating leases primarily for real estate. These leases have terms which range from three years to five years, and often include one or more options to renew or in the case of equipment rental, to purchase the equipment.

In the United States, the Company leases approximately 2,100 square feet of office space in Boca Raton, Florida at the rate of $4,000 per month pursuant to a three-year lease which expires in October 2021. The Florida office space is the location of the Company’s corporate headquarters and administrative staff.

F-12

The Company’s animation operations leases portions of three floors aggregating approximately 28,800 square feet in the West Tower of the Philippine Stock Exchange Centre in Pasig City, Manila. The space is used for administration and production purposes. The Company pays approximately $24,000 per month in the aggregate for such space (which increases by approximately 5% annually). These leases expire in December 2022.

The Company’s web filtering operations lease approximately 1,400 square feet of office space in Norcross, Georgia. The Company pays approximately $2,100 per month pursuant to a five-year lease which expires in December 2023. The lease payment increases by approximately 3% annually.

These operating leases are listed as separate line items on the Company's condensed consolidated financial statements and represent the Company’s right to use the underlying asset for the lease term. The Company’s obligation to make lease payments are also listed as separate line items on the Company's condensed consolidated financial statements.

Operating lease right-of-use assets and liabilities commencing after January 1, 2019 are recognized at commencement date based on the present value of lease payments over the lease term. Based on the present value of the lease payments for the remaining lease term of the Company's existing leases, the Company recognized ROU assets and lease liabilities for operating leases of approximately $528,348 in assets, $303,940 in current liabilities and $253,076 in noncurrent liabilities as of March 31, 2021. For the three months ended March 31, 2021, the Company recognized approximately $90,993 in total lease costs.

The following table presents the remaining amortization of the Company’s lease liabilities under ASC 842 for each of the following years ending December 31:

2021	$228,245
2022	302,781
2023	25,990
$557,016

Because the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate to determine the present value of the lease payments.

Information related to the Company's operating ROU assets and related lease liabilities are as follows:

Three Months Ended March 31, 2021
Cash paid for operating lease liabilities	$92,665
Weighted-average remaining lease term	2.2
Weighted-average discount rate	10%
Minimum future lease payments	$639,219

The remaining future minimum payment obligations at March 31, 2021 for operating leases are as follows:

2021	$274,972
2022	$335,659
2023	$28,588

F-13

6.	GOODWILL AND INTANGIBLE ASSETS

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisitions is attributable to the value of the potential expanded market opportunity with new customers. At March 31, 2021 and December 31, 2020, the carrying amount of the Company’s goodwill was $8,380,504.

The following table sets forth the components of the Company’s intangible assets at March 31, 2021 and December 31, 2020:

	March 31, 2021				December 31, 2020
	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Intangible assets subject to amortization:
Customer relationships	10.00	$1,600,286	$(756,436)	$843,850	$1,600,286	$(716,429)	$883,857
Web filtering software	5.00	1,134,435	(964,270)	170,165	1,134,435	(907,548)	226,887
Subtotal	–	2,734,721	(1,720,705)	1,014,016	2,734,721	(1,623,977)	1,110,744
Intangible assets not subject to amortization:
Trade names	–	4,455,595	–	4,455,595	4,455,595	–	4,455,595
Total intangible assets	–	$7,190,316	$(1,720,705)	$5,469,611	$7,190,316	$(1,623,977)	$5,566,339

The following table provides information regarding estimated remaining amortization expense for intangible assets subject to amortization for each of the following years ending December 31:

2021	$290,187
2022	160,029
2023	160,029
2024	160,029
2025	160,029
Thereafter	83,712
$1,014,016

7.	ACCRUED LIABILITIES

The following table sets forth the components of the Company’s accrued liabilities at March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020

Executive and employee compensation	$1,856,532	$1,642,959
Interest on convertible notes and promissory notes	83,598	135,980
Other accrued expenses and liabilities	24,380	15,293
Total accrued liabilities	$1,964,509	$1,794,232

F-14

8.	RELATED PARTY PAYABLES

Acquisition of TD Holdings

Wayne Dearing, the Managing Director of TD Holdings, was issued a promissory note in the principal amount of $2,000,000 on July 1, 2016 in connection with the Company’s acquisition of TD Holdings. The note, as amended, was due to mature on April 1, 2020. On March 16, 2020, the Company paid Mr. Dearing $1,500,000 against the principal amount of the note and restructured the remaining $500,000 in unpaid principal. Under the new terms, the note bears interest at a rate of 12% per annum and matures on June 30, 2021. Principal and interest are payable monthly in arrears, amortized over a four-year period. At March 31, 2021, the principal balance remaining on this note totaled $414,556 and is classified under Convertible Notes – Current in the Company’s consolidated financial statements.

Mr. Dearing’s wife, Stella Dearing, is the Director of Operations of Top Draw and receives an annual salary of $83,000.

Darren Marks’s Family

The Company has engaged the family of Darren Marks, its Chief Executive Officer, to assist in the development of the Grom Social website and mobile application. These individuals have created over 1,400 hours of original short form content. Sarah Marks, the wife of Mr. Marks, and Zach Marks, Luke Marks, Jack Marks, Dawson Marks, Caroline Marks and Victoria Marks, each Mr. Marks’s children, are, or have been, employed by or independently contracted with the Company.

Compensation for services provided by the Marks family is expected to continue for the foreseeable future. Each member of the Marks family is actively involved in the creation of content for the website and mobile app, including numerous videos focusing on social responsibility, anti-bullying, digital citizenship, unique blogs, and special events.

Liabilities Due to Executive and Other Officers

Pursuant to verbal agreements, Messrs. Marks and Leiner have made loans to the Company to help fund operations. These loans are non-interest bearing and callable on demand. No such loans were made to the Company during the three months ended March 31, 2021.

On July 11, 2018, our director Dr. Thomas Rutherford loaned the Company $50,000. The loan bears interest at a rate of 10% per annum and was due on August 11, 2018. No formal notice of default or demand for payment has been received by the Company.

As of March 31, 2021 and December 31, 2020, the aggregate related party payables were $142,516 and $143,741, respectively.

9.	CONVERTIBLE NOTES

The following tables set forth the components of the Company’s convertible notes as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
8% - 12% Convertible Promissory Notes (Bridge Notes)	$1,178,787	$373,587
10% Unsecured Convertible Redeemable Notes – Variable Conversion Price	100,000	265,000
10% Secured Convertible Notes with Original Issuance Discounts (OID Notes)	153,250	153,250
12% Senior Secured Convertible Notes (Newbridge)	–	52,572
12% Senior Secured Convertible Notes (Original TDH Notes)	829,122	882,175
12% Senior Secured Convertible Notes (TDH Secured Notes)	414,556	1,645,393
12% Senior Secured Convertible Notes (Additional Secured Notes)	78,766	260,315
Loan discounts	(850,139)	(385,266)
Total convertible notes, net	1,904,342	3,247,026
Less: current portion of convertible notes, net	(1,612,259)	(2,349,677)
Convertible notes, net	$292,083	$897,349

F-15

8% - 12% Convertible Promissory Notes (Bridge Notes)

On November 30, 2020, the Company entered into a securities purchase agreement with EMA Financial, LLC (“EMA”) pursuant to which the Company issued to EMA a nine-month 8% convertible promissory note in the principal amount of $260,000 (the “EMA Note”) for a $234,000 investment. The term of the EMA Note may be extended by EMA up to an additional year. The EMA Note is convertible into common stock of the Company at any time after 180 days from issuance. The conversion price of the EMA Note is equal to the lower of: (i) $0.06 per share, or (ii) 70% of the lowest trading price of the common stock during the ten consecutive trading days including and immediately preceding the conversion date.

On February 17, 2021, the terms of the EMA financing were amended to (a) increase the principal amount of the EMA Note to $265,200, (b) reduce the conversion rate to $0.04, and (c) add a three-year warrant to purchase up to 2,652,000 shares of the Company’s common stock, at an exercise price of $0.05 per share.

ASC 470-20 requires proceeds from the sale of a debt instrument with stock purchase warrants be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. In connection with the EMA warrant issuance, the Company allocated a fair value of $71,909 to the stock warrants and recorded a debt discount which will be amortized to interest expense over the term of the loan using the effective interest method so the debt, at its term, is recorded at its face value. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $0.06, (ii) the contractual term of the warrant of 3 years, (iii) a risk-free interest rate of 0.19% and (iv) an expected volatility of the price of the underlying common stock of 224.9%.

On December 17, 2020, the Company entered into a note purchase agreement with Quick Capital, LLC (“Quick Capital”) pursuant to which the Company issued Quick Capital a nine-month convertible promissory note in the principal amount of $113,587 (the “Quick Note”) for a $100,000 investment, which included an original issuance discount of 8% and a $4,500 credit for Quick Capital’s transaction expenses. The Quick Note may be converted into shares of common stock at (i) a 30% discount to the lowest price per share of any debt or securities offering by the Company if the Company’s common stock is listed on NASDAQ or NYSE within 90 days of the Quick Note issuance; (ii) the lesser of (A) $0.04 or (B) a 30% discount to the average of the two lowest closing prices during the ten trading days prior to the conversion date; (iii) $0.04 per share, upon an event of default as described in the Note.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its allocable fair value was determined to be $12,621. This amount is recorded as a debt discount and is amortized as interest expense over the term of the related convertible note.

In connection with the Quick Note issuance, the Company also issued a three-year warrant to purchase up to an aggregate of 1,183,197 shares of the Company’s common stock at an exercise price of $0.05 per share. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $0.05, (ii) the contractual term of the warrant of 3 years, (iii) a risk-free interest rate of 0.19% and (iv) an expected volatility of the price of the underlying common stock of 224.3%. As a result, the Company allocated a fair value of $33,056 to the stock warrants and recorded debt discount to be amortized as interest expense over the term of the related convertible note.

On February 9, 2021, the Company entered into a securities purchase agreement with Auctus Fund, LLC (“Auctus”) pursuant to which the Company issued to Auctus a twelve-month 12% convertible promissory note in the principal amount of $500,000. The note is convertible into shares common stock at a conversion price of $0.06 per share. The net proceeds received by the Company were $428,000 after deducting fees and expenses related to the transaction.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its allocable fair value was determined to be $155,875. This amount is recorded as a debt discount and is amortized as interest expense over the term of the related convertible note.

F-16

In connection with the note issuance, Auctus was also issued a five-year warrant to purchase up to an aggregate of 6,250,000 shares of the Company’s common stock, at an exercise price of $0.06 per share. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $0.14, (ii) the contractual term of the warrant of 5 years, (iii) a risk-free interest rate of 0.48% and (iv) an expected volatility of the price of the underlying common stock of 259.2%. As a result, the Company allocated a fair value of $272,125 to the stock warrants and recorded debt discount to be amortized as interest expense over the term of the related convertible note.

On March 11, 2021, the Company entered into a securities purchase agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”) pursuant to which the Company issued to FirstFire a twelve-month 12% convertible promissory note in the principal amount of $300,000. At any time after 180 days from the date of issuance, FirstFire may convert any amount due under the note into shares of the Company’s common stock at a conversion price of $0.06 per share. The net proceeds received by the Company were $238,500 after deducting fees and expenses related to the transaction.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its allocable fair value was determined to be $93,220. This amount is recorded as a debt discount and is amortized as interest expense over the term of the related convertible note.

In connection with the issuance of the note, FirstFire was also issued a five-year warrant to purchase up to an aggregate of 3,750,000 shares of the Company’s common stock, at an exercise price of $0.06 per share. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $0.13, (ii) the contractual term of the warrant of 5 years, (iii) a risk-free interest rate of 0.78% and (iv) an expected volatility of the price of the underlying common stock of 258.6%. As a result, the Company allocated a fair value of $145,280 to the stock warrants and recorded debt discount to be amortized as interest expense over the term of the related convertible note.

At March 31, 2021, the principal balance of these notes was $1,178,787 and the remaining balance on the associated loan discounts was $788,531.

10% Unsecured Convertible Redeemable Note – Variable Conversion Price

On July 9, 2019, the Company issued a convertible redeemable note to an unrelated party in the principal amount of $100,000 less $5,000 in third party fees resulting in net cash proceeds to the Company of $95,000. The note accrues interest at a rate of 10% per annum, was due on July 9, 2020 and is convertible into common stock of the Company at the option of the noteholder six months after issuance at a rate equal to a 30% discount from the lowest volume weighted average price of the Company’s common stock in the preceding 20 trading days.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its allocable fair value was determined to be $51,730. This amount is recorded as a debt discount and is amortized as interest expense over the term of the note.

The Company also analyzed the conversion feature of the note for derivative accounting consideration and determined that the embedded conversion features should be classified as a derivative because the exercise price of the convertible note is subject to a variable conversion rate. The aggregate fair value of the derivative at the issuance date of the note was $85,410 which was recorded as a derivative liability on the balance sheet. The Company recorded a debt discount of $43,270 which was up to the face value of the convertible note with the excess fair value at initial measurement of $42,140 being recognized as derivative expense.

On October 2, 2020, the lender converted all amounts outstanding on the note into 1,535,507 shares of common stock.

On March 1, 2020, the Company issued a convertible redeemable note to an unrelated party in the principal amount of $100,000. The note accrues interest at a rate of 10% per annum, was due on August 31, 2020 and is convertible into common stock of the Company at the option of the noteholder at a rate equal to a 30% discount from the lowest volume weighted average price of the Company’s common stock in the preceding 20 trading days.

F-17

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its allocable fair value was determined to be $44,129. This amount is recorded as a debt discount and is amortized as interest expense over the term of the note.

In connection with the note issuance, the Company also issued a five-year warrant to purchase up to an aggregate of 500,000 shares of the Company’s common stock at an exercise price of $0.10 per share. ASC 470-20 requires proceeds from the sale of a debt instrument with stock purchase warrants be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. This resulted in the debt being recorded at a discount which will be amortized to interest expense over the term of the loan using the effective interest method so the debt, at its term, is recorded at its face value. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $0.10, (ii) the contractual term of the warrant of 5 years, (iii) a risk-free interest rate of 0.89% and (iv) an expected volatility of the price of the underlying common stock of 144.4%. As a result, the Company allocated a fair value of $30,935 to the stock warrants.

At March 31, 2021, the remaining principal balance of $100,000 and accrued interest of $10,822 was in default of payment. No formal notices of default or demands for payment have been received by the Company.

On November 20, 2020, the Company issued a convertible redeemable note to an unrelated party in the principal amount of $165,000 less a $15,000 original issuance discount resulting in net cash proceeds to the Company of $150,000. The note accrues interest at a rate of 10% per annum, was due on February 15, 2021 and is convertible into common stock of the Company at the option of the noteholder at a rate equal to a 30% discount from the lowest volume weighted average price of the Company’s common stock in the preceding 20 trading days.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its allocable fair value was determined to be $50,871. This amount is recorded as a debt discount and is amortized as interest expense over the term of the note.

On February 17, 2021, the Company entered into a debt exchange agreement with the holder of the convertible promissory note, in the aggregate amount of $169,000 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the debt exchange agreement, the holder exchanged the outstanding note, and all amounts owed by the Company thereunder, for 169,000 shares of the Company’s 8% Series B convertible preferred stock. At the time of the exchange, all amounts due under the note was deemed to be paid in full and the note was cancelled.

At March 31, 2021, the principal balance of this note was $0 and all associated loan discounts were fully amortized.

10% Secured Convertible Notes with Original Issuance Discounts (“OID Notes”)

During the year ended December 31, 2017, the Company issued secured, convertible notes with original issuance discounts to accredited investors for gross proceeds of $601,223. The notes were issued with original issuance discounts of 10.0%, or $60,122, bear interest at a rate of 10% per annum, are payable semiannually in cash, and carry a two-year term with a fixed conversion price of $0.78. In connection with the issuance of these notes, the Company issued to such investors an aggregate of 150,305 shares of common stock as an inducement to lend. These shares were valued at $78,321 with share prices ranging between $0.48 and $0.70 per share. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the related convertible notes.

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 10% convertible notes pursuant to which an aggregate of 331,954 shares of the Company’s Series B preferred stock (“Series B Stock) were issued to noteholders for an aggregate of $211,223 of outstanding principal and accrued and unpaid interest. On November 30, 2020, the Company entered into a debt exchange agreement with the remaining holder of these 10% convertible notes pursuant to which an aggregate of 158,000 shares of Series B Stock were issued to the noteholder for an aggregate of $111,250 of outstanding principal and accrued and unpaid interest.

F-18

At March 31, 2021, the principal balance of these notes was $0 and all associated loan discounts were fully amortized.

During the year ended December 31, 2018, the Company issued secured, convertible notes with original issuance discounts to accredited investors for gross proceeds of $1,313,485 in a private offering. The notes were issued with original issuance discounts of 10.0%, or $131,348, bear interest at a rate of 10% per annum, are payable semiannually in cash, and carry a two-year term with a fixed conversion price of $0.78. In connection with the issuance of these notes, the Company issued to such investors an aggregate of 328,371 shares of common stock as an inducement to lend. These shares were valued at $198,259 with share prices ranging between $0.30 and $0.81 per share. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the related convertible notes.

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 10% convertible notes pursuant to which an aggregate of 316,000 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $200,000 of outstanding principal and accrued and unpaid interest.

As of March 31, 2021, the principal balance of these notes was $97,250 and all associated loan discounts were fully amortized. No formal notices of default or demands for payment have been received by the Company.

During the year ended December 31, 2018, the Company also issued secured, convertible notes with original issuance discounts to accredited investors for gross proceeds of $356,000 in a private offering. The notes were issued with original issuance discounts of 20.0%, or $71,200, bear interest at a rate of 10% per annum, are payable semiannually in cash, and carry a two-year term with a fixed conversion price of $0.50. In connection with the issuance of these notes, the Company issued to such investors an aggregate of 203,000 shares of common stock as an inducement to lend. These shares were valued at $62,269 with share prices ranging between $0.29 and $0.35 per share. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the related convertible notes.

As of March 31, 2021, the principal balance of these notes was $56,000 and all associated loan discounts were fully amortized. No formal notices of default or demands for payment have been received by the Company.

12% Senior Secured Convertible Notes (Newbridge Offering)

On November 30, 2018, the Company closed a private offering in which it sold 12% secured convertible promissory notes (“12% Notes”) in an aggregate principal amount of $552,000 and issued an aggregate of 730,974 shares of its common stock to nine accredited investors pursuant to a private placement memorandum and subscription agreement. The 12% Notes which are due and payable two years from issuance are secured by certain assets of the Company and rank senior to all other indebtedness of the Company except for the $4,000,000 promissory notes (the “TD Notes”) issued to the shareholders of TD Holdings in connection with a share sale agreement dated June 30, 2016, as amended. Messrs. Marks and Leiner pledged an aggregate of 10,000,000 shares of common stock of the Company pursuant to a pledge and security agreement to secure the timely payment of the 12% Notes. The 12% Notes are convertible, in whole or in part, by the noteholders at a conversion rate of $0.40 if the Company’s common stock trades or is quoted at more than $0.40 per share for 10 consecutive days. The conversion price is subject to adjustment resulting from certain corporate actions including the subdivision or combination of stock, payment of dividends, reorganization, reclassification, consolidations, merger or sale of the Company.

Interest on the 12% Notes is payable monthly in 21 equal installments commencing four months after the issuance of the 12% Notes. Upon the occurrence of an event of default, the interest rate will increase to 15% and the 12% Notes will become immediately due and payable. The Company may prepay the 12% Notes in full at any time by paying accrued interest and 110% of the outstanding principal balance. Newbridge Securities Corporation acted as exclusive placement agent for the offering and received (i) $55,200, (ii) 113,586 shares of common stock, and (iii) $11,040, representing a non-accountable expense allowance for its services.

As of March 31, 2021, the principal balance of these notes was $0 and all associated loan discounts were fully amortized.

F-19

12% Senior Secured Convertible Notes (Original TDH Notes)

On June 20, 2016, the Company issued $4,000,000 of senior secured promissory notes to the shareholders of TD Holdings (the “TDH Sellers”) in connection with a share sale agreement pursuant to which the Company acquired 100% of the common stock of TD Holdings (“the TDH Share Sale Agreement”). The notes bear interest at 5.0% per annum and are due on the earlier of (i) June 20, 2018 or (ii) the date on which the Company successfully completes a qualified initial public offering as defined in the agreement. The notes are collateralized by all of the assets of TD Holdings.

First Amendment to the TDH Share Sale Agreement

On January 3, 2018, the Company entered into an amendment to the TDH Share Sale Agreement (the “First Amendment”). Under the terms of the First Amendment:

•	The maturity date of the notes was extended from July 1, 2018 until July 1, 2019.

•	The interest rate on the notes during for one-year extension period from July 2, 2018 to July 1, 2019 was increased to 10%.

•	Interest is payable quarterly in arrears during the one-year extension period, instead of annually in arrears. The first such quarterly interest payment of $100,000 is due on September 30, 2018.

•	Under the terms of the terms of TDH Share Sale Agreement, the TDH Sellers could earn up to an additional $5.0 million in contingent earnout payments. The original earnout period ended on December 31, 2018. The First Amendment extended the earnout period by one year to December 31, 2019.

As consideration to enter into the First Amendment, the Company issued 800,000 shares of its common stock valued at $480,000 to the TDH Sellers.

Second Amendment to the TDH Share Sale Agreement

On January 15, 2019, the Company entered into a second amendment to the TDH Share Sale Agreement (the “Second Amendment”). Under the terms of the Second Amendment:

•	The maturity date of the notes was extended from July 1, 2019 to April 2, 2020.

•	The TDH Sellers shall have the right to convert the notes at a conversion price of $0.27 per share, either in whole or in part at any time prior to the maturity, subject to the terms and conditions set forth in the Second Amendment.

•	In the event that the notes are not repaid prior to July 2, 2019, no funds will be transferred by TDH to the Company.

•	The payment terms of the contingent earnout was modified from 50% payable in cash and 50% payable in stock to 75% payable in cash and 25% payable in stock.

As consideration to enter into the Second Amendment, the Company issued an additional 800,000 shares of its common stock valued at $220,000 to the TDH Sellers.

Due to the inclusion of a conversion feature, the Second Amendment was considered an extinguishment and subsequent reissuance of the notes under the guidelines of ASC 470-20-40-7 through 40-9. As a result, the Company recorded a loss on the extinguishment of debt of $363,468 related to the Second Amendment during the year ended December 31, 2019.

F-20

The principal value of the notes was reclassified to convertible notes, net – current on the Company’s condensed consolidated financial statements.

Third Amendment to the TDH Share Sale Agreement

On March 16, 2020, the Company entered into a third amendment (the “Third Amendment”) to the TDH Share Sale Agreement, pursuant to which the Company’s subsidiary, Grom Holdings, had acquired 100% of the common stock of TDH (representing ownership of the animation studio) from certain individuals (the “TDH Sellers”). The Company used the proceeds received from the TDH Secured Notes Offering to pay the TDH Sellers $3,000,000 of the principal due under the Original TDH Notes, leaving a balance due to the TDH Sellers of $1,000,000 in principal (plus accrued interest and costs). In addition, the accrued interest of $361,767 due to the TDH Sellers pursuant to the Original TDH Notes will be paid by three monthly payments of $93,922, commencing April 16, 2020, and twelve monthly installments of $6,667 commencing April 16, 2020.

Pursuant to the Third Amendment, the TDH Sellers and the Company agreed, among other things:

•	To extend the maturity date of the remaining Original TDH Notes by one year to June 30, 2021;

•	To increase the interest rate on the remaining Original TDH Notes to 12%;

•	To grant a first priority security interest on the shares of TDH and TDAHK to the TDH Sellers, pari passu with the holders of the TDH Secured Notes; and

•	To pay the balance of the Original TDH Notes monthly in arrears, amortized over a four-year period.

As of March 31, 2021, the principal balance of the Original TDH Notes was $829,122.

12% Senior Secured Convertible Notes (“TDH Secured Notes”)

On March 16, 2020, the Company sold (the “TDH Secured Notes Offering”) an aggregate $3,000,000 of its 12% senior secured convertible notes (the “TDH Secured Notes”), to eleven accredited investors (the “TDH Secured Note Lenders”), pursuant to a subscription agreement with the TDH Secured Note Lenders. Interest on the TDH Secured Notes accrues on the outstanding principal amount at the rate of 12% per annum. Principal and interest on the TDH Secured Notes are payable monthly, on an amortized basis over 48 months, with the last payment due on March 16, 2024. Pursuant to the TDH Secured Notes, TD Holdings will pay amounts due under the TDH Secured Notes. Prepayment of amounts due under TDH Secured Notes is subject to a prepayment penalty in an amount equal to 4% of the amount prepaid.

The TDH Secured Notes are convertible at the option of the holders at 75% of the average sales price of the Company’s common stock over the 60 trading days immediately preceding conversion provided that the conversion price shall not be less than $0.10 per share.

The Company’s obligations under the TDH Secured Notes, are secured by Grom Holdings’ shares of stock of TDH, and of its wholly owned subsidiary, TDAHK. The TDH Secured Notes rank equally and ratably on a pari passu basis with (i) the other TDH Secured Notes and (ii) the Original TDH Notes issued by the Company pursuant to TDH Share Sale Agreement.

If the Company sells the animation studio located in Manila, Philippines, which is currently owned by TDH through TDAHK (the “Animation Studio”), for more than $12,000,000, and so long as any amount of principal is outstanding under the TDH Secured Notes, the Company will pay the TDH Secured Notes holders from the proceeds of the sale (i) all amounts of principal outstanding under the TDH Secured Notes, (ii) such amount of interest which would be due and payable assuming the TDH Secured Notes were held to maturity (minus any amounts of interest previously paid hereunder), and (iii) an additional 10% of the amount of principal outstanding under the TDH Secured Notes within five days of the closing of such sale.

F-21

 In connection with the issuance of the TDH Secured Notes, the Company issued to each TDH Secured Note holder shares of common stock equal to 20% of the principal amount of such holder’s TDH Secured Note, divided by $0.10. Accordingly, an aggregate of 6,000,000 shares of common stock were issued to the TDH Secured Note holders on March 16, 2020. These shares were valued at $420,000, or $0.07 per share, which represents fair market value. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the notes.

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 12% TDH Secured Notes pursuant to which an aggregate of 1,739,580 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $1,101,000 of outstanding principal and accrued and unpaid interest.

On November 30, 2020, the Company entered into a debt exchange agreement with another holder of these 12% TDH Secured Notes pursuant to which an aggregate of 158,000 shares of Series B Stock were issued to the noteholder for an aggregate of $99,633 of outstanding principal and accrued and unpaid interest.

On February 17, 2021, the Company entered into debt exchange agreements with certain holders of these 12% TDH Secured Notes pursuant to which an aggregate of 2,106,825 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $1,256,722 of outstanding principal and accrued and unpaid interest.

As of March 31, 2021, the principal balance of these notes was $414,556 and the remaining balance on the associated loan discounts was $51,771.

12% Senior Secured Convertible Notes (Additional Secured Notes)

On March 16, 2020, the Company issued to seven accredited investors (the “Additional Secured Note Lenders”) an aggregate of $1,060,000 of its 12% senior secured convertible notes (the “Additional Secured Notes”) in a private offering pursuant to a subscription agreement with substantially the same terms as the TDH Secured Notes except that the Additional Secured Notes are secured by all of the assets of the Company other than the shares and other assets of TDH and TDAHK, pursuant to a security agreement by and among the Company and the Additional Secured Note Lenders.

Interest on the Additional Secured Notes accrues on the outstanding principal amount at the rate of 12% per annum. Principal and interest on the Additional Secured Notes are payable monthly, on an amortized basis over 48 months, with the last payment due on March 16, 2024. Prepayment of the amounts due under the Additional Secured Notes is subject to a prepayment penalty of 4% of the amount prepaid.

The Additional Secured Notes are convertible at the option of the holders at 75% of the average sales price of the Company’s common stock over the 60 trading days immediately preceding conversion provided that the conversion price shall not be less than $0.10 per share.

In connection with the issuance of the Additional Secured Notes, the Company issued to each Additional Secured Note Lender shares of common stock equal to 20% of the principal amount of such holder’s Additional Secured Note, divided by $0.10. Accordingly, an aggregate of 2,120,000 shares of common stock were issued. These shares were valued at $148,000, or $0.07 per share, which represents fair market value. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the related convertible notes.

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 12% Additional Secured Notes pursuant to which an aggregate of 1,236,350 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $782,500 of outstanding principal and accrued and unpaid interest.

On February 17, 2021, the Company entered into a debt exchange agreement with another holder of these 12% Additional Secured Notes pursuant to which an aggregate of 288,350 shares of the Company’s Series B Stock were issued to the noteholder for an aggregate of $191,273 of outstanding principal and accrued and unpaid interest.

F-22

As of March 31, 2021, the principal balance of these notes was $78,766 and the remaining balance on the associated loan discounts was $9,836.

Future Minimum Principal Payments

The remaining principal repayments based upon the maturity dates of the Company’s borrowings for each of the next five years are as follows:

2021	$2,416,907
2022	$151,900
2023	$171,165
2024	$14,509
2025 and thereafter	$–

10.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock, par value of $0.001 per share.

Series A Preferred Stock

On February 22, 2019, the Company designated 2,000,000 shares of its preferred stock as 10% Series A convertible preferred stock, par value $0.001 per share (“Series A Stock”). Each share of Series A Stock is convertible, at any time, into five shares of common stock of the Company.

On each of February 27, 2019 and March 11, 2019, the Company received $400,000 from the sale of 400,000 shares of Series A Stock to accredited investors in private offerings pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D, as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). As an inducement to purchase the Series A Stock, each investor also received 2,000,000 restricted shares of the Company’s common stock.

On April 2, 2019, the Company received $125,000 from the sale of 125,000 shares of Series A Stock to an accredited investor in a private offering pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D, as promulgated under the Securities Act. As an inducement to purchase the Series A Stock, the investor also received 625,000 restricted shares of the Company’s common stock.

As a result of the issuance of the Series A Stock, the Company recorded a beneficial conversion feature and other discounts as a deemed dividend in its condensed consolidated financial statements of $740,899.

On August 6, 2020, the Company entered into exchange agreements with the holders of 925,000 issued and outstanding shares of the Company’s Series A Stock pursuant to which such shares of Series A Stock were exchanged for an aggregate of 1,202,500 shares of the Company’s Series B Stock. See Series B Preferred Stock below for more details.

As of March 31, 2021 and December 31, 2020, the Company had zero and 925,000 shares of Series A Stock issued and outstanding, respectively.

Series B Preferred Stock

On August 4, 2020, the Company filed with the Secretary of State of the State of Florida a Certificate of Designation of Preferences, Rights and Limitations of Series B Stock designating 10,000,000 shares as Series B Preferred Stock (the “Series B Stock”). The Series B Stock ranks senior and prior to all other classes or series of the Company’s preferred stock and common stock.

F-23

The holder may at any time after the 12-month anniversary of the issuance of the shares of Series B Stock convert such shares into common stock at a conversion price equal to the 30-day volume weighted average price (“VWAP”) of a share of common stock for each share of Series B Stock to be converted. In addition, the Company at any time may require conversion of all or any of the Series B Stock then outstanding at a 50% discount to the 30-day VWAP.

Each share of Series B Stock entitles the holder to fifty votes for each share of Series B Stock. The consent of the holders of at least two-thirds of the shares of Series B Stock is required for the amendment to any of the terms of the Series B Stock, to create any additional class of stock unless the stock ranks junior to the Series B Stock, to make any distribution or dividend on any securities ranking junior to the Series B Stock, to merge or sell all or substantially all of the assets of the Company or acquire another business or effectuate any liquidation of the Company.

Cumulative dividends accrue on each share of Series B Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in common stock in arrears quarterly commencing 90 days from issuance.

Upon a liquidation, dissolution or winding up of the Company, the holders of the Series B Stock are entitled to $1.00 per share plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series B Stock upon a liquidation until Series B stockholders receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series B Stock, may elect to deem a merger, reorganization or consolidation of the Company into or with another corporation, not affiliated with said majority, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company.

On June 19, 2020, the Company received gross cash proceeds of $250,000 from one accredited investor, pursuant to the terms of a subscription agreement, and subsequently issued an aggregate of 250,000 shares of Series B Stock on August 6, 2020.

On August 6, 2020, the Company, entered into debt exchange agreements with holders of the Company’s (i) OID Notes in the aggregate amount of $411,223 of outstanding principal and accrued and unpaid interest; (ii) TDH Secured Notes, in the aggregate amount of $1,101,000 of outstanding principal and accrued and unpaid interest; and (iii) Additional Secured Notes, which were secured by all of the other assets of the Company in the aggregate amount of $782,500 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the debt exchange agreements, the holders of the notes exchanged outstanding and all amounts owed by the Company thereunder, for an aggregate of 3,623,884 shares of the Company’s Series B Stock. At the time of the exchange, all amounts due under the notes were deemed to be paid-in-full and the notes were cancelled.

In addition, on August 6, 2020, the Company entered into exchange agreements (the “Series A Exchange Agreements”) with the holders of 925,000 issued and outstanding shares of the Company’s Series A Stock. Pursuant to the terms of the Series A Exchange Agreements, the holders of Series A Stock exchanged their shares for an aggregate of 1,202,500 shares of the Company’s Series B Stock. At the time of the exchange, all of the exchanged shares of Series A Stock were cancelled.

On September 22, 2020, the Company received gross cash proceeds of $233,500 from two accredited investors, pursuant to the terms of a subscription agreement, and subsequently issued an aggregate of 233,500 shares of Series B Stock on November 30, 2020.

On November 30, 2020, the Company entered into debt exchange agreements with holders of the Company’s (i) OID Notes in the aggregate amount of $111,250 of outstanding principal and accrued and unpaid interest; and (ii) TDH Secured Notes, in the aggregate amount of $99,633 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the debt exchange agreements, the holders of the outstanding notes exchanged all amounts owed by the Company thereunder, for an aggregate of 316,000 shares of the Company’s Series B Stock. At the time of the exchange, all amounts due under the notes were deemed to be paid-in-full and the notes were cancelled.

F-24

On February 17, 2021, the Company entered into debt exchange agreements with holders of three of the Company’s convertible promissory notes in the aggregate amount of $1,700,905 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the debt exchange agreements, the holders exchanged the outstanding notes, and all amounts owed by the Company thereunder, for an aggregate of 2,564,175 shares of the Company’s Series B Stock. At the time of the exchange, all amounts due under the notes were deemed to be paid in full and the notes were cancelled.

On February 17, 2021, the Company entered into subscription agreements with two accredited investors, pursuant to which the Company sold the investors an aggregate of 300,000 shares of Series B Stock for aggregate gross proceeds of $300,000.

On March 31, 2021, the Company entered into subscription agreements with two accredited investors, pursuant to which the Company sold the investors an aggregate of 650,000 shares of Series B Stock for aggregate gross proceeds of $650,000.

During the three months ended March 31, 2021, the Company issued 75,000 shares of Series B Stock with a fair market value of $75,000 to its attorneys for legal services rendered.

As of March 31, 2021 and December 31, 2020, the Company had 9,215,059 and 5,625,884 shares of Series B Stock issued and outstanding, respectively.

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, par value of $0.001 per share and had 189,316,295 and 188,354,282 shares of common stock issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.

Common Stock Issued in Exchange for Consulting, Professional and Other Services

During the three months ended March 31, 2021, the Company issued 537,013 shares of common stock with a fair market value of $80,130 to contractors for services rendered.

During the three months ended March 31, 2020, the Company issued 2,414,053 shares of common stock with a fair market value of $ 240,505 to contractors for services rendered.

Common Stock Issued in lieu of Cash for Loans Payable and Other Accrued Obligations

During the three months ended March 31, 2020, the Company issued 500,000 shares of common stock with a fair market value of $50,000 to satisfy loans payable and other accrued obligations.

Common Stock Issued in Connection with the Conversion of Convertible Note Principal and Accrued Interest

During the three months ended March 31 2020, the Company issued 259,300 shares of common stock upon the conversion of $15,000 in convertible note principal and accrued interest.

Common Stock Issued in Connection with the Issuance of Convertible Promissory Notes

During the three months ended March 31, 2021, the Company issued 425,000 shares of common stock valued at $29,750 in connection with the issuance of convertible notes.

F-25

During the three months ended March 31, 2020, the Company issued 8,120,000 shares of common stock valued at $568,400 in connection with the issuance of convertible notes.

Stock Purchase Warrants

Stock purchase warrants are accounted for as equity in accordance with ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity.

The following table reflects all outstanding and exercisable warrants at March 31, 2021 and December 31, 2020. All warrants are exercisable for a period of three to five years from the date of issuance:

	Number of Warrants Outstanding	Weighted Average Exercise Price	Weighted Average Contractual Life (Yrs.)

Balance January 1, 2020	5,664,744	$0.28	1.79
Warrants issued	1,683,197	$0.06
Warrants exercised	–	$–
Warrants forfeited	–	$–
December 31, 2020	7,347,941	$0.23	1.66
Warrants issued	12,652,000	$0.06
Warrants exercised	–	$–
Warrants forfeited	–	$–
Balance March 31, 2021	19,999,941	$0.12	1.69

Stock Options

The following table represents all outstanding and exercisable stock options as of March 31, 2021.

Year Issued	Options Issued	Options Forfeited	Options Outstanding	Vested Options	Strike Price	Weighted Average Remaining Life (Yrs.)

2013	7,735,350	(834,000)	6,901,350	6,901,350	$0.24	2.47
2016	5,421,000	(5,004,000)	417,000	417,000	$0.78	0.17
2018	60,000	–	60,000	60,000	$0.78	2.08
Total	13,216,350	(5,838,000)	7,378,350	7,378,350	$0.48	2.28

During the three months ended March 31, 2021 and 2020, the Company did not record any stock-based compensation expense related to stock options.

11.	COMMITMENTS AND CONTINGENCIES

None.

F-26

12.	SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to September 30, 2020 to the date these condensed consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these condensed consolidated financial statements, except as follows:

On April 1, 2021, the Company entered into a binding letter of intent with Curiosity Ink Media, LLC, a California limited liability company (“Curiosity”), Russell Hicks (“Hicks”), Brent Watts (“Watts”), and the other members of Curiosity (collectively, the “Sellers”), pursuant to which the Company agreed to acquire an aggregate of 80% of Curiosity’s membership interests (the “80% Membership Interests”) from the Sellers, on a pro rata basis, for a purchase price of $3,678,000, of which: (i) $400,000 is payable in cash, to be used to pay down a portion of loans made to Curiosity by Hicks and Watts; (ii) $3,000,000 is payable in shares of the Company’s common stock, valued at a price per share equal to the 20-day volume-weighted average price of the Company’s common stock; and (iii) $278,000 is payable by the issuance to Hicks and Watts of 8% convertible promissory notes payable in equal monthly installments, on an amortized basis over 18 months. The Sellers will have the opportunity to receive up to an additional $2,000,000 in acquisition consideration, paid in shares of the Company’s common stock, based upon the successful execution of certain specified contracts and/or material agreements. The Sellers will also have the opportunity to receive an additional $17,500,000 in purchase consideration, paid 50% in cash and 50% in shares of the Company’s common stock, based upon achieving certain performance milestones through December 31, 2023. The Company has the exclusive right to acquire the 80% Membership Interests through June 30, 2021. The consummation of the acquisition is contingent upon the parties entering into a definitive agreement and other closing conditions.

On April 12, 2021, the Company issued 2,000,000 shares of common stock upon the conversion of $100,000 in convertible note principal and $11,151 in accrued interest.

On April 16, 2021 (the “Effective Date”), the Company, entered into a securities purchase agreement (the “Labrys Purchase Agreement”) with Labrys Fund, LP, a Delaware limited partnership (“Labrys”), pursuant to which the Company issued to Labrys a one-year convertible promissory note in the principal amount of $300,000 (the “Labrys Note”). In connection with the issuance of the Labrys Note, Labrys was also issued a five-year warrant to purchase up to an aggregate of 3,750,000 shares of the Company’s common stock (the “Warrant Shares”), at an exercise price of $0.06 per share. The Company received net proceeds of $266,000, after deducting an original issue discount in the amount of $30,000 and $4,000 for Labrys’s legal fees. The Labrys Note bears interest at a rate of 12% per annum. The first twelve months of interest ($36,000) is guaranteed and deemed to be earned in full as of the date of issuance. In the event the Company fails to pay any amount when due under the Labrys Note, the interest rate will increase to the lesser of 16%, or the maximum amount permitted by law. Labrys may convert any amount due under the Labrys Note into shares of the Company’s common stock at a conversion price of $0.06 per share. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Labrys Note is subject to adjustment from time to time in the event of any merger, consolidation, distribution of shares, or other dilutive issuances.

Labrys may not exercise the warrant or convert the Labrys Note if such exercise or conversion would cause it, together with its affiliates, to beneficially own in excess of 4.99% of the Company’s common stock. The warrant may be exercised for cash, or, if the market price of the Company’s common stock is greater than the warrant exercise price, on a cashless basis. The number of Warrant Shares is subject to adjustment for certain dilutive events or corporate actions.

Labrys has right of first refusal to participate in any offer or sale of the Company’s equity or debt securities, piggyback registration rights with respect to conversion and Warrant Shares. While any of the Labrys Note, the conversion shares, the Warrants, or the Labrys Warrant Shares are outstanding, the Company will not sell securities on more favorable terms. While any amount remains unpaid under the Labrys Note, the Company will not enter into any subsequent variable rate transactions.

On May 7, 2021, the Company filed a certificate of amendment to the Company’s articles of incorporation, as previously amended, with the Secretary of State of the State of Florida, to effect a reverse stock split of the Company’s common stock, $0.001 par value per share, at a rate of 1-for-32, effective as of May 13, 2021. Our common stock began trading on a post-split basis in the over-the-counter market on May 19, 2021. At the open of trading on May 19, 2021, the Company’s trading symbol changed from “GRMM” to “GRMMD.” The “D” will be removed 20 business days after the split becomes effective in the market. The reverse stock split did not have any impact on the number of authorized shares of common stock which remains at 500,000,000 shares. The share and per share information in these condensed consolidated financial statements do not give effect to the reverse stock split of the outstanding common stock at a 1-for-32 ratio.

F-27

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Grom Social Enterprises, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Grom Social Enterprises, Inc. (the "Company") as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, shareholders' equity, and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant operating losses since inception and has a working capital deficit which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

We have served as the Company's auditor since 2015.

Lakewood, CO

April 13, 2021

F-28

GROM SOCIAL ENTERPRISES, INC.

Consolidated Balance Sheets

At December 31, 2020 and 2019

	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$120,300	$506,219
Accounts receivable, net	587,932	545,662
Inventory, net	48,198	29,562
Prepaid expenses and other current assets	386,165	329,128
Total current assets	1,142,595	1,410,571
Operating lease right of use assets	602,775	874,159
Property and equipment, net	965,109	852,145
Goodwill	8,380,504	8,853,261
Intangible assets, net	5,566,339	5,953,255
Deferred tax assets, net -- noncurrent	531,557	238,581
Other assets	76,175	79,065
Total assets	$17,265,054	$18,261,037

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,126,114	$808,520
Accrued liabilities	1,794,232	1,651,482
Advanced payments and deferred revenues	967,053	627,082
Convertible notes -- current	2,349,677	4,828,656
Derivative liabilities	–	77,584
Loans payable -- current	189,963	–
Related party payables	143,741	462,137
Income taxes payable	102,870	–
Lease liabilities -- current	304,326	263,252
Total current liabilities	6,977,976	8,718,713
Convertible notes, net of loan discounts	897,349	505,000
Lease liabilities	328,772	633,098
Loans payable	95,931	–
Other noncurrent liabilities	367,544	227,229
Total liabilities	8,667,572	10,084,040

Commitments and contingencies	–	–

Stockholders' Equity:
Series A preferred stock, $0.001 par value. 10,000,000 shares authorized; zero and 925,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	–	925
Series B preferred stock, $0.001 par value. 8,000,000 shares authorized; 5,625,884 and zero shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	5,626	–
Common stock, $0.001 par value. 500,000,000 shares authorized; 188,354,282 and 167,382,807 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	188,355	167,383
Additional paid-in capital	64,234,749	58,154,730
Accumulated earnings (deficit)	(55,791,914)	(50,048,481)
Accumulated other comprehensive income	(39,334)	(97,560)
Total stockholders' equity	8,597,482	8,176,997
Total liabilities and equity	$17,265,054	$18,261,037

The accompanying notes are an integral part of the consolidated financial statements.

F-29

GROM SOCIAL ENTERPRISES INC.

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2020 and 2019

	Year Ended December 31,	Year Ended December 31,
	2020	2019

Sales	$6,159,531	$8,296,997
Cost of goods sold	3,352,640	4,610,961
Gross margin	2,806,891	3,686,036
Operating expenses:
Depreciation and amortization	449,379	435,649
Selling and marketing	118,844	116,291
General and administrative	4,462,095	5,140,100
Professional fees	623,014	908,093
Stock based compensation	62,600	64,800
Impairment charge	472,757	–
Total operating expenses	6,188,689	6,664,933
Loss from operations	(3,381,798)	(2,978,897)
Other income (expense)
Interest expense, net	(1,398,731)	(1,705,123)
Derivative expense	–	(42,140)
Loss on settlement of debt	(1,312,983)	(363,468)
Unrealized gain on change in fair value of derivative liabilities	77,584	7,826
Other gains or income	48,468	525,903
Total other income (expense)	(2,585,662)	(1,577,002)
Loss before income taxes	(5,967,460)	(4,555,899)
Provision for income taxes (benefit)	(224,027)	35,375
Net loss	(5,743,433)	(4,591,274)

Convertible preferred stock beneficial conversion feature and other discounts accreted as a deemed dividend	(277,500)	(740,899)

Net loss attributable to common stockholders	$(6,020,933)	$(5,332,173)

Basic and diluted earnings (loss) per common share	$(0.03)	$(0.04)

Weighted-average number of common shares outstanding:
Basic and diluted	180,182,382	147,441,651

Comprehensive loss:
Net loss	$(5,743,433)	$(4,591,274)
Foreign currency translation adjustment	58,226	55,694
Comprehensive loss	$(5,685,207)	$(4,535,580)

The accompanying notes are an integral part of the consolidated financial statements.

F-30

GROM SOCIAL ENTERPRISES, INC.

Consolidated Statement of Changes in Shareholders’ Equity

For the Years Ended December 31, 2020 and 2019

									Accumulated
	Series A		Series				Additional		Other	Total
	Preferred Stock		B Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Income	Equity

Balance, December 31, 2018	–	$–	–	$–	138,553,655	$138,554	$52,254,286	$(45,457,207)	$(153,254)	$6,782,379

Net loss	–	–	–	–	–	–	–	(4,591,274)	–	(4,591,274)
Change in foreign currency translation	–	–	–	–	–	–	–	–	55,694	55,694

Issuance of Series A preferred stock with common stock in connection with sales made under private offerings	925,000	925	–	–	–	–	410,226	–	–	411,151

Issuance of common stock in connection with sales of Series A preferred stock	–	–	–	–	4,625,000	4,625	509,224	–	–	513,849
Beneficial conversion feature related to preferred stock	–	–	–	–	–	–	231,050	–	–	231,050

Deemed dividend on conversion of convertible preferred stock to common stock	–	–	–	–	–	–	(231,050)	–	–	(231,050)
Accretion of Series A preferred stock	–	–	–	–	–	–	509,849	–	–	509,849
Deemed dividend on accretion of Series A preferred stock	–	–	–	–	–	–	(509,849)	–	–	(509,849)

Issuance of common stock in connection with sales made under private offerings	–	–	–	–	5,450,000	5,450	539,550	–	–	545,000

Issuance of common stock in exchange for consulting, professional and other services	–	–	–	–	3,877,516	3,877	774,534	–	–	778,411

Issuance of common stock in lieu of cash for loans payable and other accrued obligations	–	–	–	–	1,707,690	1,708	587,732	–	–	589,440

F-31

GROM SOCIAL ENTERPRISES, INC.

Consolidated Statement of Changes in Shareholders’ Equity (continued)

For the Years Ended December 31, 2020 and 2019

									Accumulated
	Series A		Series				Additional		Other	Total
	Preferred Stock		B Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Income	Equity

Issuance of common stock in connection with the issuance of convertible notes	–	–	–	–	160,260	160	32,258	–	–	32,418

Issuance of common stock in connection with the amendment of terms of promissory notes	–	–	–	–	800,000	800	219,200	–	–	220,000

Conversion of convertible notes and accrued interest into common stock	–	–	–	–	12,208,686	12,209	2,775,990	–	–	2,788,199

Recognition of beneficial conversion features related to convertible notes	–	–	–	–	–	–	51,730	–	–	51,730

Balance, December 31, 2019	925,000	$925	–	$–	167,382,807	$167,383	$58,154,730	$(50,048,481)	$(97,560)	$8,176,997

Net loss	–	–	–	–	–	–	–	(5,743,433)	–	(5,743,433)
Change in foreign currency translation	–	–	–	–	–	–	–	–	58,226	58,226
Exchange of Series A preferred stock for Series B preferred stock	(925,000)	(925)	1,202,500	1,202	–	–	(277)	–	–	–
Accretion of Series B preferred stock	–	–	–	–	–	–	277,500	–	–	277,500
Deemed dividend on accretion of Series B preferred stock	–	–	–	–	–	–	(277,500)	–	–	(277,500)

Issuance of Series B preferred stock with common stock in connection with sales made under private offerings	–	–	483,500	484	–	–	483,016	–	–	483,500

Exchange of convertible notes and accrued interest for Series B preferred stock	–	–	3,939,884	3,940	–	–	3,935,944	–	–	3,939,884

F-32

GROM SOCIAL ENTERPRISES, INC.

Consolidated Statement of Changes in Shareholders’ Equity (continued)

For the Years Ended December 31, 2020 and 2019

									Accumulated
	Series A		Series				Additional		Other	Total
	Preferred Stock		B Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Income	Equity

Issuance of common stock as compensation to employees, officers and/or directors	–	–	–	–	420,000	420	35,180	–	–	35,600

Issuance of common stock in exchange for consulting, professional and other services	–	–	–	–	6,487,706	6,488	572,157	–	–	578,645

Issuance of common stock in lieu of cash for accounts payable, loans payable and other accrued obligations	–	–	–	–	500,000	500	49,500	–	–	50,000

Issuance of common stock in connection with the issuance of convertible notes	–	–	–	–	10,869,677	10,870	725,144	–	–	736,014

Issuance of common stock warrants in connection with the issuance of convertible notes	–	–	–	–	–	–	63,991	–	–	63,991

Conversion of convertible notes and accrued interest into common stock	–	–	–	–	2,694,092	2,694	107,743	–	–	110,437

Recognition of beneficial conversion features related to convertible notes	–	–	–	–	–	–	107,621	–	–	107,621

Balance, December 31, 2020	–	$–	5,625,884	$5,626	188,354,282	$188,355	$64,234,749	$(55,791,914)	$(39,334)	$8,597,487

The accompanying notes are an integral part of the consolidated financial statements.

F-33

GROM SOCIAL ENTERPRISES INC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	Year Ended December 31,	Year Ended December 31,
	2020	2019
Cash flows from operating activities of continuing operations:
Net income (loss)	$(5,743,433)	$(4,591,274)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	848,463	863,994
Amortization of debt discount	629,790	638,626
Provision for doubtful accounts	(35,341)	41,985
Provision for excess or obsolete inventory	–	–
Common stock issued for financing costs	167,614	32,418
Common stock issued in exchange for fees and services	578,645	778,411
Deferred taxes	(292,976)	11,252
Derivative expense	–	42,140
Impairment charge	472,757	–
Stock based compensation	62,600	64,800
Loss on extinguishment of debt	1,312,983	363,468
Unrealized (gain) loss on change in fair value of contingent consideration	–	(429,000)
Unrealized (gain) loss on change in fair value of derivative liabilities	(77,584)	(7,826)
Changes in operating assets and liabilities:
Accounts receivable	(6,929)	535,846
Inventory	(18,636)	(20,544)
Prepaid expenses and other current assets	(84,037)	55,912
Operating lease right of use assets	30,247	22,406
Other assets	2,891	35,536
Accounts payable	317,524	153,075
Accrued liabilities	347,514	762,909
Advanced payments and deferred revenues	339,970	(493,146)
Income taxes payable and other noncurrent liabilities	243,185	(38,665)
Related party payables	(318,395)	(519,508)
Net cash provided by (used in) operating activities	(1,223,148)	(1,697,185)

Cash flows from investing activities:
Purchase of fixed assets	(574,512)	(292,911)
Net cash provided by (used in) financing activities	(574,512)	(292,911)

Cash flows from financing activities:
Proceeds from issuance of preferred stock, net of issuance costs	483,500	411,151
Proceeds from issuance of common stock, net of issuance costs	–	1,058,849
Proceeds from issuance of convertible notes	4,143,500	600,000
Proceeds from loans payable	303,912	–
Repayments of convertible notes	(3,537,335)	(262,857)
Repayments of loans payable	(18,018)	–
Net cash provided by (used in) financing activities	1,375,559	1,807,143

Effect of exchange rates on cash and cash equivalents	36,182	55,579
Net increase (decrease) in cash and cash equivalents	(385,919)	(127,374)
Cash and cash equivalents at beginning of period	506,219	633,593
Cash and cash equivalents at end of period	$120,300	$506,219

Supplemental disclosure of cash flow information:
Cash paid for interest	$420,802	$521,408
Cash paid for income taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued for financing costs incurred in connection with convertible notes	$568,400	$–
Common stock issued to reduce accounts payable and other accrued liabilities	$50,000	$589,440
Common stock warrants issued in connection with convertible notes	$33,056	$–
Conversion of convertible debentures and accrued interest into common stock	$110,436	$3,788,199
Discount for beneficial conversion features on convertible notes	$107,621	$51,730
Discount related to fair value of derivative liabilities associated with convertible notes	$–	$43,270

The accompanying notes are an integral part of the consolidated financial statements.

F-34

GROM SOCIAL ENTERPRISES, INC.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

1.	NATURE OF OPERATIONS

Grom Social Enterprises, Inc. (the “Company”, “Grom” “we”, “us” or “our”), a Florida corporation f/k/a Illumination America, Inc. (“Illumination”), is a media, technology and entertainment company that focuses on delivering content to children under the age of 13 years in a safe secure platform that is compliant with the Children’s Online Privacy Protection Act (“COPPA” and can be monitored by parents or guardians.

The Company operates its business through the following four wholly-owned subsidiaries:

•	Grom Social, Inc. (“Grom Social”) was incorporated in the State of Florida on March 5, 2012 and operates the Company’s social media network designed for children under the age of 13 years.

•	TD Holdings Limited (“TD Holdings”) was incorporated in Hong Kong on September 15, 2005. TD Holdings operates through its two subsidiary companies: (i) Top Draw Animation Hong Kong Limited (“TDAHK”), a Hong Kong corporation and (ii) Top Draw Animation, Inc. (“Top Draw” or “TDA”), a Philippines corporation. The group’s principal activities are the production of animated films and televisions series.

•	Grom Educational Services, Inc. (“GES”) was incorporated in the State of Florida on January 17, 2017. GES operates the Company’s web filtering services provided to schools and government agencies.

•	Grom Nutritional Services, Inc. (“GNS”) was incorporated in the State of Florida on April 19, 2017. GNS intends to market and distribute nutritional supplements to children. GNS has not generated any revenue since its inception.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a consolidated basis, the Company has incurred significant operating losses since inception.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements, convertible debentures and officer loans as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans in order to fund its operations.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the years ended December 31, 2020 and 2019, the consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Grom Social, TD Holdings, GES, and GNS. All intercompany accounts and transactions are eliminated in consolidation.

F-35

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, purchase price allocation of acquired businesses, impairment of long-lived assets and goodwill, valuation of financial instruments, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 ("ASC 606") requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Animation Revenue

For years ended December 31, 2020 and 2019, the Company recorded a total of $5,483,332 and $7,565,672, respectively, of animation revenue from contracts with customers.

Animation revenue is primarily generated from contracts with customers for preproduction and production services related to the development of animated movies and television series. Preproduction activities include producing storyboards, location design, model and props design, background color and color styling. Production focuses on library creation, digital asset management, background layout scene assembly, posing, animation and after effects. The Company provides services under fixed-price contracts. Under fixed-price contracts, the Company agrees to perform the specified work for a pre-determined price. To the extent actual costs vary from estimated costs, the Company’s profit may increase, decrease, or result in a loss.

The Company identifies a contract under ASC 606 once (i) it is approved by all parties, (ii) the rights of the parties are identified, (iii) the payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable.

The Company evaluates the services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The services in the Company’s contracts are distinct from one another as the referring parties typically can direct all, limited, or single portions of the various preproduction and production activities required to create and design and entire episode to us and we therefore have a history of developing standalone selling prices for all of these distinct components. Accordingly, our contracts are typically accounted for as containing multiple performance obligations.

The Company determines the transaction price for each contract based on the consideration it expects to receive for the distinct services being provided under the contract.

The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of the Company’s revenue is recognized over time as it performs under the contract due to the contractual terms present in each contract which irrevocably transfer control of the work product to the customer as the services are performed.

F-36

For performance obligations recognized over time, revenue is recognized based on the extent of progress made towards completion of the performance obligation. The Company uses the percentage-of-completion cost-to-cost measure of progress because it best depicts the transfer of control to the customer as the Company incurs costs against its contracts. Under the percentage-of-completion cost-to-cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation. The percentage-of-completion cost-to-cost method requires management to make estimates and assumptions that affect the reported amounts of contract assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the total estimated amount of costs that will be incurred for a project or job.

Web Filtering Revenue

For years ended December 31, 2020 and 2019, the Company recorded a total of $673,182 and $723,800, respectively, of web filtering revenue from contracts with customers.

Web filtering revenue from subscription sales is recognized on a pro-rata basis over the subscription period. Typically, a subscriber purchases computer hardware and a software and support service license for a period of use between one year to five years. The subscriber is billed in full at the time of the sale. The Company immediately recognizes revenue attributable to the computer hardware as it is non-refundable and control passes to the customer. The advanced billing component for software and service is initially recorded as deferred revenue and subsequently recognized as revenue on a straight-line basis over the subscription period.

Contract Assets and Liabilities

Animation revenue contracts vary with movie contracts typically allowing for progress billings over the contract term while other episodic development activities are typically billable upon delivery of the performance obligation for an episode. These episodic activities typically create unbilled contract assets between episode delivery dates while movies can create contract assets or liabilities based on the progress of activities versus the arranged billing schedule. Revenues from web filtering contracts are all billed in advance and therefore represent contract liabilities until fully recognized on a ratable basis over the contract life.

The following table depicts the composition of our contract assets and liabilities as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019

Animation contract assets	$525,709	$513,388
Web filtering contract assets	54,886	24,937
Other contract assets	7,337	7,337
Total contract assets	$587,932	$545,662

Animation contract liabilities	$410,709	$51,054
Web filtering contract liabilities	544,844	564,528
Other contract liabilities	11,500	11,500
Total contract liabilities	$967,053	$627,082

For the years ended December 31, 2020 and 2019, the Company recorded $51,054 and $380,749, respectively, in animation revenue and $399,033 and $461,843, respectively, in web filtering revenue which was included in each respective year’s opening contract liability balance.

F-37

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

•	Level 3: Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020 and 2019. The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash, trade receivables, related party payables, accounts payable, accrued liabilities and short-term borrowings. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

The estimated fair value of assets and liabilities acquired in business combinations and reporting units and long-lived assets used in the related asset impairment tests utilize inputs classified as Level 3 in the fair value hierarchy.

The Company determines the fair value of contingent consideration based on a probability-weighted discounted cash flow analysis. The fair value remeasurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement as defined in the fair value hierarchy. In each period, the Company reassesses its current estimates of performance relative to the stated targets and adjusts the liability to fair value. Any such adjustments are included as a component of Other Income (Expense) in the Consolidated Statements of Operations and Comprehensive Loss.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible and other promissory notes are reviewed to determine whether they contain embedded derivative instruments that are required to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Beneficial Conversion Features

In accordance with FASB ASC 470-20, Debt with Conversion and Other Options the Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt or preferred stock instruments that have conversion features at fixed rates that are in-the-money when issued. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value is generally calculated at the commitment date as the difference between the conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible. If certain other securities are issued with the convertible security, the proceeds are allocated among the different components. The portion of the proceeds allocated to the convertible security is divided by the contractual number of the conversion shares to determine the effective conversion price, which is used to measure the BCF. The effective conversion price is used to compute the intrinsic value. The value of the BCF is limited to the basis that is initially allocated to the convertible security.

F-38

Stock Purchase Warrants

The Company accounts for warrants issued to purchase shares of its common stock as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. At times, such cash may be more than the Federal Deposit Insurance Corporation insured limit of $250,000. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Accounts receivable includes unbilled accounts receivable. Unbilled accounts receivable is a contract asset related to amounts that are unbilled due to agreed-upon contractual terms in which billing occurs subsequent to revenue recognition. This situation typically occurs when the Company recognizes revenue for episodic development activities performed but not yet billed. Episodic development activities are typically billable upon delivery.

Inventory

Inventory consists of supplies used for the sole purpose of completing animation projects.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	1 – 5 years
Machinery and equipment	3 – 5 years
Vehicles	5 years
Furniture and fixtures	5 – 10 years
Leasehold improvements	Lesser of the lease term or estimated useful life

Construction in process is not depreciated until the construction is completed and the asset is placed into service.

F-39

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist of customer relationships and non-compete agreements. Their useful lives range from 1.5 to 10 years. The Company’s indefinite-lived intangible assets consist of trade names.

Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill and indefinite-lived assets during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Indefinite-lived intangible assets are evaluated for impairment at the individual asset level by assessing whether it is more likely than not that the asset is impaired (for example, that the fair value of the asset is below its carrying amount). If it is more likely than not that the asset is impaired, its carrying amount is written down to its fair value.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that the Company’s estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause the Company to perform an impairment test prior to scheduled annual impairment tests.

The Company performed its annual fair value assessment at December 31, 2020 on its subsidiaries with material goodwill and intangible asset amounts on their respective balance sheets and determined that an impairment charge of $472,757 was necessary. See Note 7 – Goodwill and Intangible Assets for more information.

Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets whenever events or changes in circumstances have indicated that an asset may not be recoverable. The long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows is less than the carrying value of the assets, the assets are written down to the estimated fair value.

The Company evaluated the recoverability of its long-lived assets on December 31, 2020, respectively on its subsidiaries with material amounts on their respective balance sheets and determined that no impairment exists.

F-40

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Right of Use Assets and Lease Liabilities

FASB ASU No. 2016-02, "Leases" (ASC 842) requires lessees to recognize almost all leases on the balance sheet as a right of use (“ROU”) asset and a lease liability and requires leases to be classified as either an operating or a finance type lease. The standard excludes leases of intangible assets or inventory, and permits the exclusion of leases with an original lease term of less than one year.

Under ASC 842, the Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of the Company's leases do not provide an implicit rate, the Company estimated the incremental borrowing rate in determining the present value of lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.

Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current and operating lease liabilities, non-current on the Company's condensed consolidated balance sheets.

Foreign Currency Translation

The functional and reporting currency of TD Holdings and TDAHK is the Hong Kong Dollar. The functional and reporting currency of Top Draw is the Philippine Peso. Management has adopted FASB ASC 830, Foreign Currency Matters for transactions that occur in foreign currencies. Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Average monthly rates are used to translate revenues and expenses.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of stockholders' equity in the statement of stockholders' equity.

Differences may arise in the amount of bad debt expense, depreciation expense and amortization expense reported in the Company's operating results as compared to the corresponding change in the allowance for doubtful accounts, accumulated depreciation, and accumulated amortization, respectively, due to foreign currency translation. These translation adjustments are reflected in accumulated other comprehensive income, a separate component of the Company's stockholders' equity.

F-41

Comprehensive Gain or Loss

FASB ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive income and its components in the financial statements. At December 31, 2020 and 2019, the Company determined that it had items that represented components of comprehensive income (loss) and, therefore, has included a statement of comprehensive income (loss) in the financial statements.

Advertising Expenses

Advertising costs are expensed as incurred and included in selling and marketing expenses.

Shipping and Handling Costs

Shipping and handling costs related to the acquisition of goods from vendors are included in the cost of sales.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. These potential dilutive shares include 18,017,076 shares from convertible notes, 23,849,850 shares from vested stock options and 5,664,744 shares from stock purchase warrants. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. ASU 2017-04 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis.

On November 15, 2019, the FASB issued ASU 2019-10, which (1) provides a framework to stagger effective dates for future major accounting standards and (2) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 amends the effective date for ASU 2017-04 to fiscal years beginning after December 15, 2022, and interim periods therein.

Early adoption continues to be permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements for both annual and interim reporting periods.

F-42

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. The amendment will be effective for public companies with fiscal years beginning after December 15, 2020; early adoption is permitted. The Company is evaluating the impact of this amendment on its consolidated financial statements.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40), (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU2020-06 amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the impact of this guidance on its consolidated financial statements.

3.	ACCOUNTS RECEIVABLE, NET

The following table sets forth the components of the Company’s accounts receivable at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019

Billed accounts receivable	$443,806	$353,778
Unbilled accounts receivable	188,029	233,869
Allowance for doubtful accounts	(43,903)	(41,985)
Total accounts receivable, net	$587,932	$545,662

During the year ended December 31, 2020, the Company had three customers that accounted for 68.5% of revenues and two customers that accounted for 29.9% of accounts receivable. During the year ended December 31, 2019, the Company had three customers that accounted for approximately 42.3% of revenues and one customer that accounted for 38.7% of accounts receivable.

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

The following table sets forth the components of the Company’s prepaid expenses and other current assets at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019

Prepaid rent	$18,679	$17,863
Vendor advances	6,085	6,221
Prepaid service agreements	101,886	172,602
Employee advance and other payroll related items	74,773	56,356
Other prepaid expenses and current assets	184,742	76,086
Total	$386,165	$329,128

Prepaid expenses and other assets represent advances or prepayments made in the normal course and in which the economic benefit is expected to be realized within twelve months.

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5.	PROPERTY AND EQUIPMENT

The following table sets forth the components of the Company’s property and equipment at December 31, 2020 and 2019:

	December 31, 2020			December 31, 2019
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Capital assets subject to depreciation:
Computers, software and office equipment	$2,800,872	$(2,257,797)	$543,075	$2,184,327	$(1,882,567)	$301,760
Machinery and equipment	192,988	(152,149)	40,839	175,761	(125,272)	50,489
Vehicles	163,525	(106,826)	56,699	158,849	(77,133)	81,716
Furniture and fixtures	422,234	(364,655)	57,579	399,512	(323,771)	75,741
Leasehold improvements	1,143,704	(903,381)	240,323	1,081,076	(764,070)	317,006
Total fixed assets	4,723,323	(3,784,808)	938,515	3,999,525	(3,172,813)	826,712
Capital assets not subject to depreciation:
Construction in progress	26,594	–	26,594	25,433	–	25,433
Total fixed assets	$4,749,917	$(3,784,808)	$965,109	$4,024,958	$(3,172,813)	$852,145

For the years ended December 31, 2020 and 2019, the Company recorded depreciation expense of $461,548 and $477,079 respectively.

6.	LEASES

The Company has entered into operating leases primarily for real estate. These leases have terms which range from three years to five years, and often include one or more options to renew or in the case of equipment rental, to purchase the equipment.

In the United States, the Company leases approximately 2,100 square feet of office space in Boca Raton, Florida at the rate of $4,000 per month pursuant to a three-year lease which expires in October 2021. The Florida office space is the location of the Company’s corporate headquarters and administrative staff.

The Company’s animation operations leases portions of three floors aggregating approximately 28,800 square feet in the West Tower of the Philippine Stock Exchange Centre in Pasig City, Manila. The space is used for administration and production purposes. The Company pays approximately $24,000 per month in the aggregate for such space (which increases by approximately 5% annually). These leases expire in December 2022.

The Company’s web filtering operations lease approximately 1,400 square feet of office space in Norcross, Georgia. The Company pays approximately $2,100 per month pursuant to a five-year lease which expires in December 2023. The lease payment increases by approximately 3% annually.

The future minimum payment obligations at December 31, 2020 for operating leases are as follows:

2021	$367,636
2022	$335,659
2023	$28,588

These operating leases are listed as separate line items on the Company's Consolidated Balance Sheets and represent the Company’s right to use the underlying asset for the lease term. The Company’s obligation to make lease payments are also listed as separate line items on the Company's Consolidated Balance Sheets.

Operating lease ROU assets and liabilities commencing after January 1, 2019 are recognized at commencement date based on the present value of lease payments over the lease term. Based on the present value of the lease payments for the remaining lease term of the Company's existing leases, the Company recognized ROU assets and lease liabilities for operating leases of approximately $602,775 in assets, $304,326 in current liabilities and $328,772 in noncurrent liabilities as of December 31, 2020. During the year ended December 31, 2020, the Company recognized approximately $363,974 in total lease costs.

Because the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate to determine the present value of the lease payments.

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Information related to the Company's operating right-of-use assets and related lease liabilities were as follows:

Year Ended December 31, 2020
Cash paid for operating lease liabilities	$355,766
Weighted-average remaining lease term (in years)	2.2
Weighted-average discount rate	10%
Minimum future lease payments	$731,883

The following table presents the amortization of the Company’s lease liabilities under ASC 842 at December 31, 2020:

2021	$304,326
2022	$302,781
2023	$25,990

7.	GOODWILL AND INTANGIBLE ASSETS

The following table sets forth the changes in the carrying amount of the Company’s goodwill for the year ended December 31, 2020:

Balance, December 31, 2019	$8,853,261
Impairment charge	(472,757)
Balance, December 31, 2020	$8,380,504

At December 31, 2020, the Company performed its annual impairment tests as prescribed by ASC 350 on the carrying value of its goodwill and recorded an impairment charge totaling $472,757; of which $420,257 was attributed to the assets of Fyoosion LLC acquired in 2017 and $52,500 was attributed to the assets of Bonnie Boat and Friends acquired in 2018.

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisitions is attributable to the value of the potential expanded market opportunity with new customers. At December 31, 2020 and 2019, the carrying amount of the Company’s goodwill was $8,380,504 and $8,853,261, respectively.

The following table sets forth the components of the Company’s intangible assets at December 31, 2020 and 2019:

	December 31, 2020				December 31, 2019
	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Intangible assets subject to amortization:
Customer relationships	10.00	$1,600,286	$(716,429)	$883,857	$1,600,286	$(556,400)	$1,043,886
Mobile software applications	2.00	282,500	(282,500)	–	282,500	(282,500)	–
Web filtering software	5.00	1,134,435	(907,548)	226,887	1,134,435	(680,661)	453,774
Noncompete agreements	2.00	846,638	(846,638)	–	846,638	(846,638)	–
Subtotal	–	3,863,859	(2,753,115)	1,110,744	3,863,859	(1,979,283	1,497,660
Intangible assets not subject to amortization:
Trade names	–	4,455,595	–	4,455,595	4,455,595	–	4,455,595
Total intangible assets	–	$8,319,454	$(2,753,115)	$5,566,339	$8,319,454	$(1,979,283)	$5,953,255

For the years ended December 31, 2020 and 2019, the Company recorded amortization expense for intangible assets subject to amortization of $386,916 and $428,686, respectively.

The following table provides information regarding estimated amortization expense for intangible assets subject to amortization for each of the following years ending December 31:

2021	$386,916
2022	160,029
2023	160,029
2024	160,029
2025	160,029
Thereafter	83,712
$1,110,744

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8.	OTHER ASSETS

Other assets are comprised solely of guarantee deposits at TDA which are refundable upon termination of contract or delivery of subject matter of the contract. These are initially recorded at cost which is the fair value at the time of the transaction and are subsequently measured at amortized cost.

9.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019

Executive and employee compensation	$1,642,959	$1,237,531
Interest on convertible promissory notes	134,127	314,309
Other accrued expenses and liabilities	15,293	99,641
Total accrued liabilities	$1,792,379	$1,651,482

10.	RELATED PARTY PAYABLES AND ACTIVITY

Acquisition of TD Holdings

Wayne Dearing, the Managing Director of TD Holdings, was issued a promissory note in the principal amount of $2,000,000 on July 1, 2016 in connection with the Company’s acquisition of TD Holdings. The note, as amended, was due to mature on April 1, 2020. On March 16, 2020, the Company paid Mr. Dearing $1,500,000 against the principal amount of the note and restructured the remaining $500,000 in unpaid principal. Under the new terms, the note bears interest at a rate of 12% per annum and matures on June 30, 2021. Principal and interest are payable monthly in arrears, amortized over a four-year period. At December 31, 2020, the principal balance remaining on this note totaled $441,088 and is classified under Convertible Notes – Current in the Company’s consolidated financial statements.

Additionally, Mr. Dearing was entitled to 50% of any earnout payment contingent upon TD Holdings achieving certain financial milestones as defined in the Share Exchange Agreement. The earnout period, as amended, was extended until December 31, 2019. No earnout consideration was achieved, nor payment made, for any measurement period through December 31, 2019.

Mr. Dearing’s wife, Stella Dearing, is the Director of Operations of Top Draw and receives an annual salary of $83,000.

Darren Marks’s Family

The Company has engaged the family of Darren Marks, its Chief Executive Officer, to assist in the development of the Grom Social website and mobile application. These individuals have created over 1,400 hours of original short form content. Sarah Marks, the wife of Darren Marks, our President and Chief Executive Officer, Zach Marks, Luke Marks, Jack Marks, Dawson Marks, Caroline Marks and Victoria Marks, each Darren Marks’s children, are, or have been, by the Company employed or independently contracted.

During the year ended December 31, 2020, the Marks family was paid as follows: Zach $28,050, Dawson $500, and Victoria $500. During the year ended December 31, 2019, the Marks family was paid as follows: Sarah $12,600, Zach $40,593, Luke $17,659, Jack $1,800, Victoria $2,250 and Caroline $3,750.

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Compensation for services provided by the Marks family is expected to continue for the foreseeable future. Each member of the Marks family is actively involved in the creation of content for the website and mobile app, including numerous videos focusing on social responsibility, anti-bullying, digital citizenship, unique blogs, and special events.

Liabilities Due to Officers and Directors

Pursuant to verbal agreements, Messrs. Marks and Leiner have made loans to the Company to help fund operations. These loans are non-interest bearing and callable on demand. During the years ended December 31, 2020 and 2019, Mr. Marks loaned $0 and $22,000, respectively, and Mr. Leiner loaned $47,707 and $81,500, respectively, to the Company.

During the year ended December 31, 2019, Mr. Marks and Mr. Leiner agreed to convert portions of their loans into equity. These transactions are summarized as follows:

Name	Date	Amount of Loan Principal Converted to Equity	Share Price Used for conversion	Trading price of Grom stock on the date of conversion	Shares issued

Darren Marks	12/10/2019	100,000	$0.18	0.10	571,429

Melvin Leiner	12/10/2019	100,000	$0.18	0.10	571,428

At December 31, 2020 and 2019, the outstanding amounts due to Mr. Marks were $43,429 and $215,122, respectively, and the outstanding amounts due to Mr. Leiner were $50,312 and $210,929, respectively.

On July 13, 2018, our director Dr. Thomas Rutherford loaned the Company $50,000. The loan is non-interest bearing and callable on demand.

At December 31, 2020 and 2019, the aggregate related party payables were $143,741 and $462,137, respectively.

11.	OTHER NONCURRENT LIABILITIES

Other noncurrent liabilities are comprised solely of retirement benefit costs. The Philippine Republic Act (RA) No. 7641, mandates all private employers to provide retirement benefits to employees who upon reaching the age of sixty years or more, but not beyond sixty-five years, have served at least five years in the said establishment. The amount of retirement benefit was defined as “at least one-half month salary for every year of service, a fraction of at least six months being considered as one whole year”.

At December 31, 2020 and 2019, accrued retirement benefit costs were $367,544 and $227,229, respectively.

12.	DEBT

Convertible Notes

The following tables set forth the components of the Company’s convertible notes at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
8% Convertible Promissory Notes (Bridge Notes)	$373,587	$–
10% Unsecured Convertible Redeemable Notes – Variable Conversion Price	265,000	100,000
10% Secured Convertible Notes with Original Issuance Discounts (OID Notes)	153,250	664,473
12% Senior Secured Convertible Notes (Newbridge)	52,572	289,143
12% Senior Secured Convertible Notes (Original TDH Notes)	882,175	4,000,000
12% Senior Secured Convertible Notes (TDH Secured Notes)	1,645,393	505,000
12% Senior Secured Convertible Notes (Additional Secured Notes)	260,315	–
Loan discounts	(385,266)	(224,958)
Total convertible notes, net	3,247,026
Less: current portion of convertible notes, net	(2,349,677)	(4,828,658)
Convertible notes, net	$897,349	$505,000

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8% Convertible Promissory Notes (Bridge Notes)

On November 30, 2020, the Company entered into a securities purchase agreement with EMA Financial, LLC (“EMA”) pursuant to which the Company issued to EMA a nine-month 8% convertible promissory note in the principal amount of $260,000 (the “EMA Note”) for a $234,000 investment. The term of the EMA Note may be extended by EMA up to an additional year. The EMA Note is convertible into common stock of the Company at any time after 180 days from issuance. The conversion price of the EMA Note is equal to the lower of: (i) $0.06 per share, or (ii) 70% of the lowest trading price of the common stock during the ten consecutive trading days including and immediately preceding the conversion date.

On December 17, 2020, the Company entered into a note purchase agreement with Quick Capital, LLC (“Quick Capital”) pursuant to which the Company issued Quick Capital a nine-month convertible promissory note in the principal amount of $113,587 (the “Quick Note”) for a $100,000 investment, which included an original issuance discount of 8% and a $4,500 credit for Quick Captial’s transaction expenses. The Quick Note may be converted into shares of common stock at (i) a 30% discount to the lowest price per share of any debt or securities offering by the Company if the Company’s common stock is listed on NASDAQ or NYSE within 90 days of the Quick Note issuance; (ii) the lesser of (A) $0.04 or (B) a 30% discount to the average of the two lowest closing prices during the ten trading days prior to the conversion date; (iii) $0.04 per share, upon an event of default as described in the Note.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its fair value was determined to be $12,621. This amount is recorded as a debt discount and is amortized as interest expense over the term of the related convertible note.

In connection with the Quick Note issuance, the Company also issued a three-year warrant to purchase up to an aggregate of 1,183,197 shares of the Company’s common stock at an exercise price of $0.05 per share. ASC 470-20 requires proceeds from the sale of a debt instrument with stock purchase warrants be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. This resulted in the debt being recorded at a discount which will be amortized to interest expense over the term of the loan using the effective interest method so the debt, at its term, is recorded at its face value. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $0.05, (ii) the contractual term of the warrant of 3 years, (iii) a risk-free interest rate of 0.19% and (iv) an expected volatility of the price of the underlying common stock of 224.3%. As a result, the Company allocated a fair value of $33,056 to the stock warrants.

At December 31, 2020, the principal balance of these notes was $373,587 and the remaining balance on the associated loan discounts was $75,593.

10% Unsecured Convertible Redeemable Note – Variable Conversion Price

On July 9, 2019, the Company issued a convertible redeemable note to an unrelated party in the principal amount of $100,000 less $5,000 in third party fees resulting in net cash proceeds to the Company of $95,000. The note accrues interest at a rate of 10% per annum, is due on July 9, 2020 and is convertible into common stock of the Company at the option of the noteholder six months after issuance at a rate equal to a 30% discount from the lowest volume weighted average price of the Company’s common stock in the preceding 20 trading days.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its fair value was determined to be $51,730. This amount is recorded as a debt discount and is amortized as interest expense over the term of the related convertible note.

The Company also analyzed the conversion feature of the note for derivative accounting consideration and determined that the embedded conversion features should be classified as a derivative because the exercise price of the convertible note is subject to a variable conversion rate. The aggregate fair value of the derivative at the issuance date of the note was $85,410 which was recorded as a derivative liability on the balance sheet. The Company recorded a debt discount of $43,270 which was up to the face value of the convertible note with the excess fair value at initial measurement of $42,140 being recognized as derivative expense.

On January 13, 2020, the lender converted $10,000 of note principal and $5,000 of accrued interest into 259,300 shares of the Company’s common stock. On March 2, 2020, the lender converted $13,636 of note principal and $1,364 of accrued interest into 249,285 shares of the Company’s common stock. On June 30, 2020, the lender converted $23,503 of note principal and $2,545 of accrued interest into 650,000 shares of the Company’s common stock. On October 2, 2020, the lender converted the remaining $52,861 of note principal and $1,527 of accrued interest into 1,535,507 shares of the Company’s common stock. As of December 31, 2020, the principal balance and all interest due under the note was fully satisfied and the associated derivative liability was relieved.

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On March 1, 2020, the Company issued a convertible redeemable note to an unrelated party in the principal amount of $100,000. The note accrues interest at a rate of 10% per annum, was due on August 31, 2020 and is convertible into common stock of the Company at the option of the noteholder at a rate equal to a 30% discount from the lowest volume weighted average price of the Company’s common stock in the preceding 20 trading days.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its fair value was determined to be $44,129. This amount is recorded as a debt discount and is amortized as interest expense over the term of the note.

In connection with the note issuance, the Company also issued a five-year warrant to purchase up to an aggregate of 500,00 shares of the Company’s common stock at an exercise price of $0.10 per share. ASC 470-20 requires proceeds from the sale of a debt instrument with stock purchase warrants be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. This resulted in the debt being recorded at a discount which will be amortized to interest expense over the term of the loan using the effective interest method so the debt, at its term, is recorded at its face value. The Company estimated the fair value of this warrant at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $0.10, (ii) the contractual term of the warrant of 5 years, (iii) a risk-free interest rate of 0.89% and (iv) an expected volatility of the price of the underlying common stock of 144.4%. As a result, the Company allocated a fair value of $30,935 to the stock warrants.

At December 31, 2020, the remaining principal balance of $100,000 and accrued interest of $8,356 was in default of payment. No formal notices of default or demands for payment have been received by the Company.

On November 20, 2020, the Company issued a convertible redeemable note to an unrelated party in the principal amount of $165,000 less a $15,000 original issuance discount resulting in net cash proceeds to the Company of $150,000. The note accrues interest at a rate of 10% per annum, is due on February 15, 2021 and is convertible into common stock of the Company at the option of the noteholder at a rate equal to a 30% discount from the lowest volume weighted average price of the Company’s common stock in the preceding 20 trading days.

The Company analyzed the conversion feature of the note for a beneficial conversion feature, for which the Company concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and its fair value was determined to be $50,871. This amount is recorded as a debt discount and is amortized as interest expense over the term of the note.

At December 31, 2020, the remaining principal balance of $165,000 and the remaining balance on the associated loan discounts was $43,914.

10% Secured Convertible Notes with Original Issuance Discounts (OID Notes)

During the year ended December 31, 2017, the Company issued secured, convertible notes with original issuance discounts to accredited investors for gross proceeds of $601,223. The notes were issued with original issuance discounts of 10.0%, or $60,122, bear interest at a rate of 10% per annum, are payable semiannually in cash, and carry a two-year term with a fixed conversion price of $0.78. In connection with the issuance of these notes, the Company issued to such investors an aggregate of 150,305 shares of common stock as an inducement to lend. These shares were valued at $78,321 with share prices ranging between $0.48 and $0.70 per share. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the related convertible notes.

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 10% convertible notes pursuant to which an aggregate of 331,954 shares of the Company’s Series B preferred stock (“Series B Stock) were issued to noteholders for an aggregate of $211,223 of outstanding principal and accrued and unpaid interest. On November 30, 2020, the Company entered into a debt exchange agreement with the remaining holder of these 10% convertible notes pursuant to which an aggregate of 158,000 shares of Series B Stock were issued to the noteholder for an aggregate of $111,250 of outstanding principal and accrued and unpaid interest.

At December 31, 2020, the principal balance of these notes was $0 and all associated loan discounts were fully amortized.

During the year ended December 31, 2018, the Company issued secured, convertible notes with original issuance discounts to accredited investors for gross proceeds of $1,313,485 in a private offering. The notes were issued with original issuance discounts of 10.0%, or $131,348, bear interest at a rate of 10% per annum, are payable semiannually in cash, and carry a two-year term with a fixed conversion price of $0.78. In connection with the issuance of these notes, the Company issued to such investors an aggregate of 328,371 shares of common stock as an inducement to lend. These shares were valued at $198,259 with share prices ranging between $0.30 and $0.81 per share. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the related convertible notes.

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On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 10% convertible notes pursuant to which an aggregate of 316,000 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $200,000 of outstanding principal and accrued and unpaid interest.

At December 31, 2020, the principal balance of these notes was $97,250 and all associated loan discounts were fully amortized. While the remaining notes are past their original maturity dates, no formal notices of default or demands for payment have been received by the Company.

During the year ended December 31, 2018, the Company also issued secured, convertible notes with original issuance discounts to accredited investors for gross proceeds of $356,000 in a private offering. The notes were issued with original issuance discounts of 20.0%, or $71,200, bear interest at a rate of 10% per annum, are payable semiannually in cash, and carry a two-year term with a fixed conversion price of $0.50. In connection with the issuance of these notes, the Company issued to such investors an aggregate of 203,000 shares of common stock as an inducement to lend. These shares were valued at $62,269 with share prices ranging between $0.29 and $0.35 per share. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the related convertible notes.

At December 31, 2020, the principal balance of these notes was $56,000 and all associated loan discounts were fully amortized. While the remaining notes are past their original maturity dates, no formal notices of default or demands for payment have been received by the Company.

12% Senior Secured Convertible Notes (Newbridge Offering)

On November 30, 2018, the Company closed a private offering in which it sold 12% secured convertible promissory notes (“12% Notes”) in an aggregate principal amount of $552,000 and issued an aggregate of 730,974 shares of its common stock to nine accredited investors pursuant to a private placement memorandum and subscription agreement. The 12% Notes which are due and payable two years from issuance are secured by certain assets of the Company and rank senior to all other indebtedness of the Company except for the $4,000,000 promissory notes (the “TD Notes”) issued to the shareholders of TD Holdings in connection with a share sale agreement dated June 30, 2016, as amended. Messrs. Marks and Leiner pledged an aggregate of 10,000,000 shares of common stock of the Company pursuant to a pledge and security agreement to secure the timely payment of the 12% Notes. The 12% Notes are convertible, in whole or in part, by the note holders at a conversion rate of $0.40 if the Company’s common stock trades or is quoted at more than $0.40 per share for 10 consecutive days. The conversion price is subject to adjustment resulting from certain corporate actions including the subdivision or combination of stock, payment of dividends, reorganization, reclassification, consolidations, merger or sale of the Company.

Interest on the 12% Notes is payable monthly in 21 equal installments commencing four months after the issuance of the 12% Notes. Upon the occurrence of an event of default, the interest rate will increase to 15% and the 12% Notes will become immediately due and payable. The Company may prepay the 12% Notes in full at any time by paying accrued interest and 110% of the outstanding principal balance. Newbridge Securities Corporation acted as exclusive placement agent for the offering and received (i) $55,200, (ii) 113,586 shares of common stock; and (iii) $11,040, representing a non-accountable expense allowance for its services.

At December 31, 2020 and 2019, the remaining principal balance on the 12% Notes was $52,572 and $289,143, respectively, and the remaining unamortized discounts were $0 and $161,864, respectively.

12% Senior Secured Convertible Notes (Original TDH Notes)

On June 20, 2016, the Company issued $4,000,000 of senior secured promissory notes to the shareholders of TD Holdings (the “TDH Sellers”) in connection with a share sale agreement pursuant to which the Company acquired 100% of the common stock of TD Holdings (“the TDH Share Sale Agreement”). The notes bear interest at 5.0% per annum and are due on the earlier of (i) June 20, 2018 or (ii) the date on which the Company successfully completes a qualified initial public offering as defined in the agreement. The notes are collateralized by all of the assets of TD Holdings.

First Amendment to the TDH Share Sale Agreement

On January 3, 2018, the Company entered into an amendment to the TDH Share Sale Agreement (the “First Amendment”). Under the terms of the First Amendment:

•	The maturity date of the notes was extended from July 1, 2018 until July 1, 2019.

•	The interest rate on the notes during for one-year extension period from July 2, 2018 to July 1, 2019 was increased to 10%.

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•	Interest is payable quarterly in arrears during the one-year extension period, instead of annually in arrears. The first such quarterly interest payment of $100,000 is due on September 30, 2018.

•	Under the terms of the terms of TDH Share Sale Agreement, the TDH Sellers could earn up to an additional $5.0 million in contingent earnout payments. The original earnout period ended on December 31, 2018. The First Amendment extended the earnout period by one year to December 31, 2019.

As consideration to enter into the First Amendment, the Company issued 800,000 shares of its common stock valued at $480,000 to the TDH Sellers.

Second Amendment to the TDH Share Sale Agreement

On January 15, 2019, the Company entered into a second amendment to the TDH Share Sale Agreement (the “Second Amendment”). Under the terms of the Second Amendment:

•	The maturity date of the notes was extended from July 1, 2019 to April 2, 2020.

•	The TDH Sellers shall have the right to convert the notes at a conversion price of $0.27 per share, either in whole or in part at any time prior to the maturity, subject to the terms and conditions set forth in the Second Amendment.

•	In the event that the notes are not repaid prior to July 2, 2019, no funds will be transferred by TDH to the Company.

•	The payment terms of the contingent earnout was modified from 50% payable in cash and 50% payable in stock to 75% payable in cash and 25% payable in stock.

As consideration to enter into the Second Amendment, the Company issued an additional 800,000 shares of its common stock valued at $220,000 to the TDH Sellers.

Due to the inclusion of a conversion feature, the Second Amendment was considered an extinguishment and subsequent reissuance of the notes under the guidelines of ASC 470-20-40-7 through 40-9. As a result, the Company recorded a loss on the extinguishment of debt of $363,468 related to the Second Amendment during the year ended December 31, 2019.

The principal value of the notes was reclassified to convertible notes, net – current on the Company’s consolidated financial statements.

Third Amendment to the TDH Share Sale Agreement

On March 16, 2020, the Company entered into a third amendment (the “Third Amendment”) to the TDH Share Sale Agreement, pursuant to which the Company’s subsidiary, Grom Holdings, had acquired 100% of the common stock of TDH (representing ownership of the animation studio) from certain individuals (the “TDH Sellers”). The Company used the proceeds received from the TDH Secured Notes Offering to pay the TDH Sellers $3,000,000 of the principal due under the Original TDH Notes, leaving a balance due to the TDH Sellers of $1,000,000 in principal (plus accrued interest and costs). In addition, the accrued interest of $361,767 due to the TDH Sellers pursuant to the Original TDH Notes will be paid by three monthly payments of $93,922, commencing April 16, 2020, and 12 monthly installments of $6,667 commencing April 16, 2020.

Pursuant to the Third Amendment, the TDH Sellers and the Company agreed, among other things:

•	To extend the maturity date of the remaining Original TDH Notes by one year to June 30, 2021;
•	To increase the interest rate on the remaining Original TDH Notes to 12%;
•	To grant a first priority security interest on the shares of TDH and TDAHK to the TDH Sellers, pari passu with the holders of the TDH Secured Notes; and
•	To pay the balance of the Original TDH Notes monthly in arrears, amortized over a four-year period.

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At December 31, 2020, the principal balance of the Original TDH Notes was $882,175.

12% Senior Secured Convertible Notes (“TDH Secured Notes”)

On March 16, 2020, the Company sold (the “TDH Secured Notes Offering”) an aggregate $3,000,000 of its 12% senior secured convertible notes (the “TDH Secured Notes”), to eleven accredited investors (the “TDH Secured Note Lenders”), pursuant to a subscription agreement with the TDH Secured Note Lenders. Interest on the TDH Secured Notes accrues on the outstanding principal amount at the rate of 12% per annum. Principal and interest on the TDH Secured Notes are payable monthly, on an amortized basis over 48 months, with the last payment due on March 16, 2024. Pursuant to the TDH Secured Notes, TD Holdings will pay amounts due under the TDH Secured Notes. Prepayment of amounts due under TDH Secured Notes is subject to a prepayment penalty in an amount equal to 4% of the amount prepaid.

The TDH Secured Notes are convertible at the option of the holders at 75% of the average sales price of the Company’s common stock over the 60 trading days immediately preceding conversion provided that the conversion price shall not be less than $0.10 per share.

The Company’s obligations under the TDH Secured Notes, are secured by Grom Holdings’ shares of stock of TDH, and of its wholly owned subsidiary, TDAHK. The TDH Secured Notes rank equally and ratably on a pari passu basis with (i) the other TDH Secured Notes and (ii) the Original TDH Notes issued by the Company pursuant to TDH Share Sale Agreement.

If the Company sells the animation studio located in Manila, Philippines, which is currently owned by TDH through TDAHK (the “Animation Studio”), for more than $12,000,000, and so long as any amount of principal is outstanding under the TDH Secured Notes, the Company will pay the TDH Secured Notes holders from the proceeds of the sale (i) all amounts of principal outstanding under the TDH Secured Notes, (ii) such amount of interest which would be due and payable assuming the TDH Secured Notes were held to maturity (minus any amounts of interest previously paid hereunder), and (iii) an additional 10% of the amount of principal outstanding under the TDH Secured Notes within five days of the closing of such sale.

 In connection with the issuance of the TDH Secured Notes, the Company issued to each TDH Secured Note holder shares of common stock equal to 20% of the principal amount of such holder’s TDH Secured Note, divided by $0.10. Accordingly, an aggregate of 6,000,000 shares of common stock were issued to the TDH Secured Note holders on March 16, 2020. These shares were valued at $420,000, or $0.07 per share, which represents fair market value. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the notes.

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 12% TDH Secured Notes pursuant to which an aggregate of 1,739,580 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $1,101,000 of outstanding principal and accrued and unpaid interest. On November 30, 2020, the Company entered into debt exchange agreements with another holder of these 10% convertible notes pursuant to which an aggregate of 158,000 shares of Series B Stock were issued to the noteholder for an aggregate of $99,633 of outstanding principal and accrued and unpaid interest.

At December 31, 2020, the principal balance of these notes was $1,654,393 and the remaining balance on the associated loan discounts was $202,782.

12% Senior Secured Convertible Notes (Additional Secured Notes)

On March 16, 2020, the Company issued to seven accredited investors (the “Additional Secured Note Lenders”) an aggregate of $1,060,000 of its 12% senior secured convertible notes (the “Additional Secured Notes”) in a private offering pursuant to a subscription agreement with substantially the same terms as the TDH Secured Notes except that the Additional Secured Notes are secured by all of the assets of the Company other than the shares and other assets of TDH and TDAHK, pursuant to a security agreement by and among the Company and the Additional Secured Note Lenders.

Interest on the Additional Secured Notes accrues on the outstanding principal amount at the rate of 12% per annum. Principal and interest on the Additional Secured Notes are payable monthly, on an amortized basis over 48 months, with the last payment due on March 16, 2024. Prepayment of the amounts due under the Additional Secured Notes is subject to a prepayment penalty of 4% of the amount prepaid.

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The Additional Secured Notes are convertible at the option of the holders at 75% of the average sales price of the Company’s common stock over the 60 trading days immediately preceding conversion provided that the conversion price shall not be less than $0.10 per share.

In connection with the issuance of the Additional Secured Notes, the Company issued to each Additional Secured Note Lender shares of common stock equal to 20% of the principal amount of such holder’s Additional Secured Note, divided by $0.10. Accordingly, an aggregate of 2,120,000 shares of common stock were issued. These shares were valued at $148,000, or $0.07 per share, which represents fair market value. The Company recorded the value of these shares as a loan discount to be amortized as interest expense over the term of the related convertible notes.

On August 6, 2020, the Company entered into debt exchange agreements with certain holders of these 12% Additional Secured Notes pursuant to which an aggregate of 1,236,350 shares of the Company’s Series B Stock were issued to noteholders for an aggregate of $782,500 of outstanding principal and accrued and unpaid interest.

At December 31, 2020, the principal balance of these notes was $260,315 and the remaining balance on the associated loan discounts was $62,976.

Future Minimum Principal Payments

The principal repayments based upon the maturity dates of the Company’s borrowings for each of the next five years are as follows:

2021	$2,184,677
2022	$527,784
2023	$594,720
2024	$160,111
2025 and thereafter	$–

13.	INCOME TAXES

The following table sets forth the components of income tax expense (benefit) for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019

Current:
Federal	$–	$–
State and local	–	–
Foreign	–	–
Total current	–	–
Deferred:
Federal	–	–
State and local	–	–
Foreign	(224,027)	35,375
Total deferred	(224,027)	35,375
Total	$(224,027)	$35,375

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The following table sets forth a reconciliation of income tax expense (benefit) at the federal statutory rate to recorded income tax expense (benefit) for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019

Tax benefit at the statutory federal rate	–%	–%
Increase (decrease) in rate(s) resulting from:
Foreign operations, net	3.8	(0.8)
Change in deferred taxes	17.2	21.8
Change in valuation allowance	(17.2)	(21.8)
Total	3.8%	(0.8)%

The following tables set forth the components of income taxes payable at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Federal	$–	$–
State and local	–	–
Foreign	–	–
Total	$–	$–

The following tables set forth the components of deferred income taxes at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Non-current deferred tax assets:
Retirement benefits	$110,263	$68,169
Write down of investment(s)	68,408	65,420
Deferred revenue net	149,112	59,016
Other	203,773	45,976
Net operating loss carryforwards	5,009,036	4,661,804
Less: valuation allowance	(5,009,036)	(4,661,804)
Total non-current deferred tax asset	531,557	238,581
Total deferred tax asset	$531,557	$238,581

The deferred tax asset relates solely to the Company’s foreign animation operations. The Company believes these assets are realizable in future periods due to the historic profitability of its animation business.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (“TCJA”), which instituted fundamental changes to the taxation of multinational corporations, including a reduction the U.S. corporate income tax rate to 21% beginning in 2018.

The TCJA also requires a one-time transition tax on the mandatory deemed repatriation of the cumulative earnings of certain of the Company’s foreign subsidiaries as of December 31, 2017. To determine the amount of this transition tax, the Company must determine the amount of earnings generated since inception by the relevant foreign subsidiaries, as well as the amount of non-U.S. income taxes paid on such earnings, in addition to potentially other factors. The Company believes that no such tax will be due since the foreign subsidiaries have paid taxes locally and that the cumulative undistributed earnings of the foreign subsidiaries are not material.

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As of December 31, 2020, the Company had federal, state and foreign net operating loss carryforwards of approximately $23.9 million of which $15.2 million may be available to reduce future liabilities for income taxes through 2037 and $8.7 million may be available to reduce future liabilities for income taxes indefinitely. The Company has generally established a valuation allowance against these carryforwards based on an assessment that it is more likely than not that these benefits will not be realized in future years.

The Company remains subject to examination in federal, state and foreign jurisdictions in which the Company conducts its operations and files tax returns. These tax years range from 2015 through 2019. The Company believes that the results of current or any prospective audits will not have a material effect on its financial position or results of operations as adequate reserves have been provided to cover any potential exposures related to these ongoing audits.

The Company has made its assessment of the level of tax authority for each tax position, including the potential application of interest and penalties, based on the technical merits and determined that no unrecognized tax benefits associated with the tax positions exist.

14.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock, par value of $0.001 per share.

Series A Preferred Stock

On February 22, 2019, the Company designated 2,000,000 shares of its preferred stock as 10% Series A convertible preferred stock, par value $0.001 per share (“Series A Stock”). Each share of Series A Stock is convertible, at any time, into five shares of common stock of the Company.

On each of February 27, 2019 and March 11, 2019, the Company received $400,000 from the sale of 400,000 shares of Series A Stock to accredited investors in private offerings pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D, as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). As an inducement to purchase the Series A Stock, each investor also received 2,000,000 restricted shares of the Company’s common stock.

On April 2, 2019, the Company received $125,000 from the sale of 125,000 shares of Series A Stock to an accredited investor in a private offering pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D, as promulgated under the Securities Act. As an inducement to purchase the Series A Stock, the investor also received 625,000 restricted shares of the Company’s common stock.

As a result of the issuance of the Series A Stock, the Company recorded a beneficial conversion feature and other discounts as a deemed dividend in its condensed consolidated financial statements of $740,899.

On August 6, 2020, the Company entered into exchange agreements with the holders of 925,000 issued and outstanding shares of the Company’s Series A Stock pursuant to which such shares of Series A Stock were exchanged for an aggregate of 1,202,500 shares of the Company’s Series B Stock. See Series B Preferred Stock below for more details.

At December 31, 2020 and December 31, 2019, the Company had zero and 925,000 shares of Series A Stock issued and outstanding, respectively.

Series B Preferred Stock

On August 4, 2020, the Company filed with the Secretary of State of the State of Florida a Certificate of Designation of Preferences, Rights and Limitations of Series B Stock designating 10,000,000 shares as Series B Preferred Stock (the “Series B Stock”). The Series B Stock ranks senior and prior to all other classes or series of the Company’s preferred stock and common stock.

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The holder may at any time after the 12-month anniversary of the issuance of the shares of Series B Stock convert such shares into common stock at a conversion price equal to the 30-day volume weighted average price (“VWAP”) of a share of common stock for each share of Series B Stock to be converted. In addition, the Company at any time may require conversion of all or any of the Series B Stock then outstanding at a 50% discount to the 30-day VWAP.

Each share of Series B Stock entitles the holder to fifty votes for each share of Series B Stock. The consent of the holders of at least two-thirds of the shares of Series B Stock is required for the amendment to any of the terms of the Series B Stock, to create any additional class of stock unless the stock ranks junior to the Series B Stock, to make any distribution or dividend on any securities ranking junior to the Series B Stock, to merge or sell all or substantially all of the assets of the Company or acquire another business or effectuate any liquidation of the Company.

Cumulative dividends accrue on each share of Series B Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in common stock in arrears quarterly commencing 90 days from issuance.

Upon a liquidation, dissolution or winding up of the Company, the holders of the Series B Stock are entitled to $1.00 per share plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series B Stock upon a liquidation until Series B stockholders receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series B Stock, may elect to deem a merger, reorganization or consolidation of the Company into or with another corporation, not affiliated with said majority, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company.

On June 19, 2020, the Company received gross cash proceeds of $250,000 from an accredited investor pursuant to the terms of a subscription agreement and subsequently issued an aggregate of 250,000 shares of Series B Stock on August 6, 2020.

On August 6, 2020, the Company entered into debt exchange agreements with holders of the Company’s (i) OID Notes in the aggregate amount of $411,223 of outstanding principal and accrued and unpaid interest; (ii) TDH Secured Notes, in the aggregate amount of $1,101,000 of outstanding principal and accrued and unpaid interest; and (iii) Additional Secured Notes, which were secured by all of the other assets of the Company in the aggregate amount of $782,500 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the debt exchange agreements, the holders of the notes exchanged outstanding and all amounts owed by the Company thereunder, for an aggregate of 3,623,884 shares of the Company’s Series B Stock. At the time of the exchange, all amounts due under the notes were deemed to be paid-in-full and the notes were cancelled.

In addition, on August 6, 2020, the Company entered into exchange agreements (the “Series A Exchange Agreements”) with the holders of 925,000 issued and outstanding shares of the Company’s Series A Stock. Pursuant to the terms of the Series A Exchange Agreements, the holders of Series A Stock exchanged their shares for an aggregate of 1,202,500 shares of the Company’s Series B Stock. At the time of the exchange, all of the exchanged shares of Series A Stock were cancelled.

On September 22, 2020, the Company received gross cash proceeds of $233,500 from two accredited investors, pursuant to the terms of a subscription agreement, and subsequently issued an aggregate of 233,500 shares of Series B Stock on November 30, 2020.

On November 30, 2020, the Company entered into debt exchange agreements with holders of the Company’s (i) OID Notes in the aggregate amount of $111,250 of outstanding principal and accrued and unpaid interest; and (ii) TDH Secured Notes, in the aggregate amount of $99,633 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the debt exchange agreements, the holders of the notes exchanged outstanding and all amounts owed by the Company thereunder, for an aggregate of 316,000 shares of the Company’s Series B Stock. At the time of the exchange, all amounts due under the notes were deemed to be paid-in-full and the notes were cancelled.

At December 31, 2020 and 2019, the Company had 5,625,884 and zero shares of Series B Stock issued and outstanding, respectively.

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Common stock

The Company is authorized to issue 500,000,000 shares of common stock, par value of $0.001 per share and had 188,354,282 and 167,382,807 shares of common stock issued and outstanding as of December 31, 2020 and 2019, respectively.

Common Stock Issued in Private Placements

During the year ended December 31, 2019, the Company issued 5,450,000 shares of common stock and warrants to purchase 5,450,000 shares of common stock at an exercise price of $0.25 for proceeds of $545,000 under private offerings with accredited investors.

Common Stock Issued as Compensation to Employees, Officers and/or Directors

During the year ended December 31, 2020, the Company issued 420,000 shares of common stock with a fair market value of $35,600 to employees, officers and/or directors as compensation.

Common Stock Issued in Exchange for Consulting, Professional and Other Services

During the year ended December 31, 2020, the Company issued 6,487,706 shares of common stock with a fair market value of $578,645 to contractors for services rendered.

During the year ended December 31, 2019, the Company issued 3,877,516 shares of common stock with a fair market value of $778,411 to contractors for services rendered.

Common Stock Issued in lieu of Cash for Loans Payable and Other Accrued Obligations

During the year ended December 31, 2020, the Company issued 500,000 shares of common stock with a fair market value of $50,000 to satisfy loans payable and other accrued obligations.

During the year ended December 31, 2019, the Company issued 1,707,690 shares of common stock with a fair market value of $589,440 to satisfy loans payable and other accrued obligations.

Common Stock Issued in Connection with the Amendment of Terms of a Promissory Note

During the year ended December 31, 2019, the Company issued 800,000 shares of common stock valued at $220,000 to amend the terms of a promissory note.

Common Stock Issued in Connection with the Issuance of Convertible Promissory Notes

During the year ended December 31, 2020, the Company issued 10,869,677 shares of common stock valued at $736,014 in connection with the issuance of convertible notes. Refer to the disclosures for the TDH Secured Notes and Additional Secured Notes under “Note 12 –Debt” for additional information.

During the year ended December 31, 2019, the Company issued 160,260 shares of common stock valued at $32,418 in connection with the issuance of convertible notes.

Conversion of Convertible Notes and Accrued Interest into Common stock

During the year ended December 31, 2020, the Company issued 2,694,092 shares of common stock valued at $110,437 in connection with the conversion of convertible notes and accrued interest into common stock.

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During the year ended December 31, 2019, the Company issued 12,208,686 shares of common stock valued at $2,788,199 in connection with the conversion of convertible notes and accrued interest into common stock.

Stock Purchase Warrants

Stock purchase warrants are accounted for as equity in accordance with ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity.

The following table reflects all outstanding and exercisable warrants at December 31, 2020 and 2019. All stock warrants are exercisable for a period ranging from three to five years from the date of issuance. See Note 12 – Debt for more information.

	Number of Warrants Outstanding	Weighted Avg. Exercise Price	Weighted Avg. Contractual Life (Yrs.)

Balance January 1, 2019	781,910	$1.36	1.38
Warrants issued	5,450,000	$0.25
Warrants exercised	–	$–
Warrants forfeited	(567,166)	$–
December 31, 2019	5,664,744	$0.28	1.79
Warrants issued	1,683,197	$0.06
Warrants exercised	–	$–
Warrants forfeited	–	$–
Balance 31, 2020	7,347,941	$0.23	1.66

Stock Options

The following table represents all outstanding and exercisable stock options at December 31, 2020.

Year Issued	Options Issued	Options Forfeited	Options Outstanding	Vested Options	Strike Price	Weighted Average Remaining Life (Yrs.)

2013	7,735,350	(834,000)	6,901,350	6,901,350	$0.24	2.72
2015	11,467,500	(11,467,500)	–	–	$–	–
2016	5,421,000	–	5,421,000	5,421,000	$0.78	0.19
2018	60,000	–	60,000	60,000	$0.78	2.33
Total	24,683,850	(12,301,500)	12,382,350	12,382,350	$0.48	1.90

During the years ended December 31, 2020 and 2019, the Company did not record any stock-based compensation expense related to stock options.

15.	COMMITMENTS AND CONTINGENCIES

None.

16.	SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2020 to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements, except as follows:

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Exchange Agreements

On February 17, 2021, the Company, entered into debt exchange agreements with holders of the Company’s convertible promissory notes in the aggregate principal and accrued interest amount of $1,700,905. Pursuant to the terms of the debt exchange agreements, the noteholders exchanged the outstanding notes, and all amounts owed by the Company thereunder, for an aggregate of 2,564,175 shares of the Company’s 8% Series B convertible preferred stock and the notes were cancelled.

Series B Purchases

On February 17, 2021, the Company entered into subscription agreements with two accredited investors, pursuant to which the Company sold an aggregate of 300,000 shares of Series B Stock for aggregate gross proceeds of $300,000. On March 31, 2021, the Company entered into subscription agreements with three accredited investors, pursuant to which the Company sold the investors an aggregate of 650,000 shares of Series B Stock for aggregate gross proceeds of $650,000.

Auctus Fund Financing

On February 9, 2021, the Company entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a convertible promissory note in the principal amount of $500,000 (the “Auctus Note”). In connection with the issuance of the Auctus Note, Auctus was also issued a five-year warrant (the “Auctus Warrant”) to purchase up to an aggregate of 6,250,000 shares of the Company’s common stock (the “Auctus Warrant Shares”), at an exercise price of $0.06 per share. The net proceeds received by the Company were $428,000 (after deducting fees and expenses related to the transaction). The Company intends to use the net proceeds for working capital and general corporate purposes.

Pursuant to the Auctus Purchase Agreement, the Company granted Auctus piggyback registration rights with respect to the shares underlying the Auctus Note and the Auctus Warrant. In addition, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not sell securities on more favorable terms than those provided to Auctus, without adjusting Auctus’ terms accordingly. Further, among other things, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not enter into any variable rate transactions.

The Auctus Note has a principal balance of $500,000, and a stated maturity date of one year from the date of issuance. The Auctus Note bears interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to $60,000) is guaranteed and deemed to be earned in full as of the date of issuance. In the event the Company fails to pay any amount when due under the Auctus Note, the interest rate will increase to the greater of 16%, or the maximum amount permitted by law. The Auctus Note may not be prepaid in whole or in part. Auctus may convert any amount due under the Auctus Note at any time, and from time to time, into shares of the Company’s common stock at a conversion price of $0.06 per share; provided, however, that Auctus may not convert any portion of the Auctus Note that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Auctus Note will be subject to adjustment from time to time for any subdivision or consolidation of shares and other standard dilutive events.

The Auctus Warrant provides for the purchase of up to 6,250,000 shares of the Company's common stock, an exercise price of $0.06 per share; provided, however, that Auctus may not exercise the Auctus Warrant with respect to any number of Auctus Warrant Shares that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The Auctus Warrant is exercisable for a term of 5 years from the date of issuance. The Auctus Warrant may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the Auctus Warrant’s exercise price, and there is not an effective registration statement covering the Auctus Warrant Shares, the Auctus Warrant may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Auctus Warrant is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

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FirstFire Global Financing

On March 11, 2021 the Company entered into a securities purchase agreement (the “FirstFire Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which the Company issued to FirstFire a one-year 12% convertible promissory note in the principal amount of $300,000 (the “FirstFire Note”). In connection with the issuance of the FirstFire Note, FirstFire was also issued a five-year warrant (the “FirstFire Warrant”) to purchase up to an aggregate of 3,750,000 shares of the Company’s common stock (the “FirstFire Warrant Shares”), at an exercise price of $0.06 per share. The net proceeds received by the Company were $270,000, after deducting an original issue discount in the amount of $30,000.

In the event the Company fails to pay any amount when due under the FirstFire Note, the interest rate will increase to the lesser of 20%, or the maximum amount permitted by law. At any time while the FirstFire Warrant Shares are subject to an effective registration statement, or, if no registration statement covering the FirstFire Warrant Shares is effective, at any time after 180 days from the date of issuance, FirstFire may convert any amount due under the FirstFire Note into shares of the Company’s common stock (“FirstFire Conversion Shares”) at a conversion price of $0.06 per share; provided, however, that, if an event of default exists, the conversion price will be the lesser of (i) $0.03 per share, or (ii) 70% of the lowest trading price of the Company’s common stock during the ten consecutive trading days prior to the conversion. FirstFire may not convert any portion of the FirstFire Note of the FirstFireWarrant that would cause it and its afiliates to beneficially own in excess of 4.99% of the Company’s common stock (which may be waived, up to 9.99%, by FirstFire upon 61 days' prior notice to the Company). The conversion price and number of shares of the Company’s common stock issuable upon conversion of the FirstFire Note will be subject to adjustment in the event of any merger, consolidation, distribution of shares, or other dilutive issuances.

The FirstFire Warrant may be exercised for cash, or, if there is not an effective registration statement covering the FirstFire Warrant Shares, on a cashless basis. The exercise price and number of Warrant Shares is subject to adjustment for subdivision or consolidation of shares, or other dilutive issuances.

Pursuant to the FirstFire Purchase Agreement, the Company agreed that, while any of the FirstFire Note, the FirstFire Conversion Shares, the FirstFire Warrants, or the FirstFire Warrant Shares remain outstanding, it would not sell securities on more favorable terms than those provided to FirstFire without adjusting FirstFire’s securities to incorporate those more favorable terms.

FirstFire has a right of first refusal to participate in sale of the Company’s securities for a period of 18 months and mandatory registration rights with respect to the FirstFire Conversion Shares and the FirstFire Warrant Shares.

Curiosity Ink Media Letter of Intent

On April 1, 2021, the Company entered into a binding letter of intent with Curiosity Ink Media, LLC, a California limited liability company (“Curiosity”), Russell Hicks (“Hicks”), Brent Watts (“Watts”), and the other members of Curiosity (collectively, the “Sellers”), pursuant to which the Company agreed to acquire an aggregate of 80% of Curiosity’s membership interests (the “80% Membership Interests”) from the Sellers, on a pro rata basis, for a purchase price of $3,678,000, of which: (i) $400,000 is payable in cash, to be used to pay down a portion of loans made to Curiosity by Hicks and Watts; (ii) $3,000,000 is payable in shares of the Company’s common stock, valued at a price per share equal to the 20-day volume-weighted average price of the Company’s common stock; and (iii) $278,000 is payable by the issuance to Hicks and Watts of 8% convertible promissory notes payable in equal monthly installments, on an amortized basis over 18 months. The Sellers will have the opportunity to receive up to an additional $2,000,000 in acquisition consideration, paid in shares of the Company’s common stock, based upon the successful execution of certain specified contracts and/or material agreements. The Sellers will also have the opportunity to receive an additional $17,500,000 in purchase consideration, paid 50% in cash and 50% in shares of the Company’s common stock, based upon achieving certain performance milestones through December 31, 2023. The Company has the exclusive right to acquire the 80% Membership Interests through June 30, 2021. The consummation of the acquisition is contingent upon the parties entering into a definitive agreement and other closing conditions.

F-60

2,000,000 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

GROM SOCIAL ENTERPRISES, INC.

PRELIMINARY PROSPECTUS

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

________, 2021

Until ______, 2021 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our units, common stock and warrants may be required to deliver a prospectus, regardless of whether they are participating in the Underwritten Offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee, the FINRA filing fee and the NASDAQ Capital Market listing fee.

Item	Amount to be paid
SEC registration fee	$4,127,52
FINRA filing fee	2,410.98
Nasdaq Capital Market listing fee	75,000.00
Legal fees and expenses	150,000.00
Accounting fees and expenses	16,200.00
Miscellaneous expenses	15,000.00
Total	$262,738.50

Item 14.  Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Florida Business Corporation Act (the “FBCA”) and our Bylaws.

Florida Business Corporation Act

The FBCA provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Bylaws

Our bylaws provide that any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he, his testator, or intestate is or was a director, officer, employee, or agent of the Company or serves or served any other corporation or other enterprise in any capacity at the request of the Company, shall be indemnified by the Company, and the Company may advance related expenses to the full extent permitted by law. In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the Company whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee, or agent believes to be within that person’s professional or expert competence, or (3) in the case of a director, a committee of the Board of Directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled.

II-1

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information as to all securities we have sold since April 12, 2018, which were not registered under the Securities Act. All share and per share price information reflect a reverse stock split at a ratio of 1-for-32, which was effective as of May 13, 2021.

On June 1, 2018, we issued 7,813 shares of common stock to Robert Stevens for serving as a director, 2,188 of which shares vested upon issuance and 235 shares vested in twenty-four equal monthly installments commencing one month from the grant date.

On June 1, 2018, we issued 4,688 shares of common stock to Norman Rosenthal for serving as a director, 1,312 of which shares vested upon issuance and 141 shares vested in twenty-four equal monthly installments commencing one month from the grant date.

During the quarter ended June 30, 2018, the Company issued an aggregate of 9,509 shares of common stock for aggregate proceeds of $76,057

During the six-month period ended June 30, 2018 we issued 10,262 shares in connection with issuance of $1,186,135 in convertible notes.

On October 25, 2018, we issued 13,715 shares of common stock to Wayne Dearing upon the conversion of a $150,000 loan to the Company.

During the three months ended September 30, 2018, we issued 50,404 shares in connection with a conversion of related party debt of $500,000 into 50,404 shares of common stock. Additionally, in connection with the issuance of $244,800 in convertible debentures, the Company issued to its noteholders an aggregate of 6,554 shares of common stock as an inducement to lend.

As consideration for the TDH Sellers to enter into the Second Amendment to the Share Sale Agreement, on January 15, 2019, the Company issued an aggregate of 25,000 shares of common stock to the TDH Sellers.

During the three months ended December 31, 2018 we issued 120,465 shares of our common stock to seven accredited investors, and received proceeds of $608,718, or approximately $5.056 per share.

On each of February 27, 2019 and March 11, 2019, the Company sold 12,500 shares of its Series A convertible preferred stock to an accredited investor in a private offering for $400,000. As an inducement to purchase the Series A Stock, such investor also received 62,500 restricted shares of the Company’s common stock.

On April 2, 2019, the Company sold 125,000 shares of its Series A convertible preferred stock to an accredited investor in a private offering for $125,000. As an inducement to purchase shares, such investor also received 19,532 restricted shares of the Company’s common stock.

On June 20, 2019 and June 28, 2019, the Company sold an aggregate 38,542 shares of common stock with warrants to purchase 38,542 shares of common stock at an exercise price of $9.60 to accredited investors in a private offering for $185,000.

Pursuant to the Debt Exchange Agreements, the Company issued an aggregate of 315,477 shares of common stock to twenty-one 10% convertible noteholders in exchange for an aggregate of $1,774,596.82 of indebtedness.

During the three months ended September 30, 2019, the Company sold an aggregate 96,875 shares of common stock with warrants to purchase 96,875 shares of common stock at an exercise price of $8.00 to accredited investors in a private offering for $310,000.

On October 1, 2019, we issued 7,813 shares of common stock and warrants to purchase 7,813 shares of common stock at an exercise price of $8.00, to an accredited investor in a private offering, and received proceeds of $25,000.

II-2

On October 3, 2019, we issued 3,125 shares of common stock and warrants to purchase 3,125 shares of common stock at an exercise price of $8.00, to an accredited investor in a private offering, and received proceeds of $10,000.

On October 29, 2019, we issued 1,563 shares of common stock and warrants to purchase 1,563 shares of common stock at an exercise price of $8.00, to an accredited investor in a private offering, and received proceeds of $5,000.

On November 19, 2019, we issued 1,563 shares of common stock and warrants to purchase 1,563 shares of common stock at an exercise price of $8.00, to an accredited investor in a private offering, and received proceeds of $5,000.

On November 26, 2019, we issued 1,563 shares of common stock and warrants to purchase 1,563 shares of common stock at an exercise price of $8.00, to an accredited investor in a private offering, and received proceeds of $5,000.

On January 15, 2020, the Company issued 2,345 shares of common stock to a contractor for technology design services provided to the Company.

On January 15, 2020, the Company issued 1,563 shares of common stock to a consultant for investor relations services provided to the Company.

On January 17, 2020, the Company issued 8,104 shares of common stock to a noteholder upon the conversion of $10,000 in convertible note principal and $5,000 of accrued interest.

On February 12, 2020, the Company issued 1,563 shares of common stock to a consultant for investor relations services provided to the Company.

On February 12, 2020, the Company issued 3,612 shares of common stock to a contractor for technology design services provided to the Company.

On February 12, 2020, the Company issued 18,750 shares of common stock to a consultant for investor relations services provided to the Company.

On February 18, 2020, the Company issued 15,625 shares of common stock to a consultant for advisory board services provided to the Company.

On February 20, 2020, the Company issued 15,625 shares of common stock to a noteholder in satisfaction of $50,000 in accrued interest.

On March 2, 2020, the Company issued 15,625 shares of common stock to a consultant for investor relations services provided to the Company.

On March 13, 2020, the Company issued 3,550 shares of common stock to a contractor for technology design services provided to the Company.

On March 16, 2020, the Company issued 253,750 shares of common stock to fifteen noteholders in connection with the issuance of convertible notes in the aggregate principal amount of $4,060,000.

On March 16, 2020, in connection with the issuance of the TDH Secured Notes, the Company issued an aggregate of 187,500 shares of common stock to the TDH Secured Note Lenders.

On March 16, 2020, the Company also issued to two accredited investors (the “Additional Secured Note Lenders”) an aggregate of $365,000 of its 12% Senior Secured Convertible Notes. In connection with the issuance of these additional secured notes, the Company issued an aggregate of 22,813 shares of common stock to the Additional Secured Note Lenders.

On March 27, 2020, the Company issued 12,500 shares of common stock to its counsel for legal services provided to the Company.

On April 6, 2020, the Company issued 7,791 shares of common stock to a noteholder upon the conversion of $13,636 in convertible note principal and $1,364 of accrued interest.

II-3

On May 1, 2020, the Company issued 6,443 shares of common stock to a contractor for technology design services provided to the Company.

On May 8, 2020, the Company issued an aggregate of 5,036 shares of common stock to nine accredited investors to extend the repayment of principal and accrued interest on certain 10% secured convertible notes with original issuance discounts.

On May 8, 2020, the Company issued 7,025 shares of common stock to a contractor for technology design services provided to the Company.

On May 11, 2020, the Company issued an aggregate of 30,155 shares of common stock to four accredited investors to extend the repayment of principal and accrued interest on certain 12% senior secured convertible notes.

On May 26, 2020, the Company issued an aggregate of 39,039 shares of common stock to 15 accredited investors to extend the repayment of principal and accrued interest on certain 12% senior secured convertible notes.

On May 29, 2020, the Company issued an aggregate of 9,616 shares of common stock to three accredited investors to extend the repayment of principal and accrued interest on certain 12% senior secured convertible notes.

On June 9, 2020, the Company issued 6,124 shares of common stock to a contractor for technology design services provided to the Company.

On June 16, 2020, the Company issued an aggregate of 13,125 shares of common stock to employees as bonus compensation.

On June 29, 2020, the Company issued 2,084 shares of common stock to an accredited investor in connection with the issuance of a promissory note in the principal amount of $25,000.

On June 29, 2020, the Company issued 42,891 shares of common stock to a consultant for investor relations services provided to the Company.

On July 6, 2020, the Company issued 20,312 shares of common stock to a noteholder upon the conversion of $13,636 in convertible note principal and $1,364 of accrued interest.

On August 18, 2020, the Company issued 3,424 shares of common stock to a contractor for technology design services provided to the Company.

On August 18, 2020, the Company issued 31,250 shares of common stock to its counsel for legal services provided to the Company.

On August 18, 2020, the Company issued 15,625 shares of common stock to a consultant for investor relations services provided to the Company.

On September 2, 2020, the Company issued 3,124 shares of common stock to a contractor for technology design services provided to the Company.

On October 2, 2020, the Company issued an aggregate of 47,985 shares of common stock upon the conversion of an aggregate of $56,049 of outstanding principal and accrued interest on one of its 10% unsecured convertible redeemable notes.

On October 14, 2020, the Company issued 47,985 shares of common stock to a noteholder upon the conversion of $52,861 in convertible note principal and $1,527 of accrued interest.

On November 30, 2020, the Company issued an aggregate of 316,000 shares of Series B Stock to two holders of the Company’s OID Notes in the aggregate principal amount of $200,000 as payment in full for such OID Notes.

II-4

On November 30, 2020, the Company sold an aggregate of 233,500 shares of Series B Stock for aggregate gross proceeds of $233,500 to two accredited investors in a private offering.

On November 30, 2020, the Company issued EMA Financial, LLC, an accredited investor, a nine-month 8% convertible promissory note in the principal amount of $260,000 for a $234,000 investment in a private offering. As of December 17, 2020, the terms of the EMA financing were amended to (a) increase the principal to $265,200, (b) reduce the conversion rate of the convertible note to $1.28, and (c) add a three-year warrant to purchase up to 82,875 shares of the Company’s common stock, at an exercise price of $1.60 per share.

On December 1, 2020, the Company issued 9,233 shares of common stock to a contractor for technology design services provided to the Company.

On December 17, 2020, the Company issued Quick Capital, LLC, an accredited investor, a nine-month convertible promissory note in the principal amount of $113,587 for a $100,000 investment, which included an original issuance discount of 8% and a $4,500 credit for transaction expenses. In connection with the note issuance, Quick Capital was also issued a three-year warrant to purchase up to an aggregate of 36,975 shares of the Company’s common stock at an exercise price of $1.60 per share.

On December 21, 2020, the Company issued 2,479 shares of common stock to a contractor for technology design services provided to the Company.

On February 9, 2021, the Company issued Auctus Fund, LLC, an accredited investor, a twelve-month convertible promissory note in the principal amount of $500,000. In connection with the note issuance, Auctus Fund was also issued a five-year warrant to purchase up to an aggregate of 195313 shares of the Company’s common stock at an exercise price of $1.92 per share.

On February 17, 2021, the Company issued an aggregate of 2,564,175 shares of Series B Stock to three holders of convertible notes in the aggregate amount of $1,700,905 as payment in full for such notes.

On February 17, 2021, the Company sold an aggregate of 300,000 shares of Series B Stock for aggregate gross proceeds of $300,000 to two accredited investors in a private offering.

On March 11, 2021, the Company issued FirstFire Global Opportunities Fund, LLC, an accredited investor, a twelve-month convertible promissory note in the principal amount of $300,000. In connection with the note issuance, FirstFire Global was also issued a five-year warrant to purchase up to an aggregate of 117,188 shares of the Company’s common stock at an exercise price of $1.92 per share.

On March 31, 2021, the Company sold an aggregate of 650,000 shares of Series B Stock for aggregate gross proceeds of $650,000 to three accredited investors in a private offering.

On April 16, 2021, the Company issued Labrys Fund, LP, an accredited investor, a twelve-month convertible promissory note in the principal amount of $300,000. In connection with the note issuance, Labrys Fund was also issued a five-year warrant to purchase up to an aggregate of 117,188 shares of the Company’s common stock at an exercise price of $1.92 per share.

On May 20, 2021, the Company entered into exchange agreements with all of the holders of the Company’s Series B Stock, pursuant to which the holders agreed to exchange all of the issued and outstanding shares of the Company’s Series B Stock for shares of Series C Stock, on a one for one basis. The exchange will be effective upon the filing of the Certificate of Designation with the Secretary of State of the State of Florida, which may be as of May 20, 2021, or a later date. Upon effectiveness of the exchange, all 9,215,059 issued and outstanding shares of the Company’s Series B Stock will be exchanged for an aggregate of 9,215,059 shares of the Company’s Series C Stock, and all of the exchanged shares of Series B Stock will be cancelled.

The above issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 3(a)(9) or Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

II-5

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description
1.1 **	Underwriting Agreement
3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 13, 2016)
3.2	Bylaws (Incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 13, 2016)
3.3	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 22, 2017)
3.4	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 18, 2019)
3.5	Certificate of Amendment to the Articles of Incorporation of the Company, filed May 7, 2021, effective as of May 13, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2021)
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 24, 2021)
4.1	Specimen Stock Certificate (Incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 13, 2016)
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 19, 2019)
4.3	Certificate of Designation of Series A Convertible Preferred Stock, dated February 22, 2019 (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019)
4.4	Articles of Amendment to Articles of Incorporation, dated May 31, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2019)
4.5	Certificate of Designation of Series B 8% Convertible Preferred Stock (incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020)
4.6	12% Convertible Note, dated February 9, 2021, issued to Auctus Fund, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2021)
4.7	Common Stock Purchase Warrant, dated February 9, 2021, issued to Auctus Fund, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021)
4.8	12% Convertible Promissory Note, dated April 16, 2021, issued to Labrys Fund, LP (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2021)
4.9	Common Stock Purchase Warrant, dated April 16, 2021, issued to Labrys Fund, LP (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2021)
4.10 **	Form of Underwriters’ Warrant for the Underwritten Offering
4.11 **	Form of Warrant Agent Agreement and Global Warrant Certificate between the Company and Equiniti Trust Company
5.1*	Opinion of The Crone Law Group, P.C.
10.1	Form of Sales Rep Agreement (Incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 13, 2016)
10.2	Consulting Agreement and Addendum (Incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 13, 2016)
10.3	Sublease Agreement with Grom Social, Inc. (Incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 3, 2016)
10.4	Purchase and Sale Agreement with Forcefield (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 6, 2016)
10.5	Copy of Letter of Intent with Grom Holdings, Inc. (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 17, 2017)
10.6	Share Exchange Agreement with Grom Holdings, Inc. (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2017)
10.7	Employment Agreement, dated June 1, 2016, between the Company and Darren Marks (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 22, 2017)
10.8	Employment Agreement with Melvin Leiner (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 22, 2017)

II-6

10.9	Acquisition Agreement of TD Holdings (Incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 22, 2017)
10.10	Memorandum of Understanding with Fyoosion LLC (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2017)
10.11	Asset Purchase Agreement with Fyoosion LLC (Incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 3, 2018)
10.12	Amending Agreement to the Share Sale Agreement for the Entire Issued Share Capital of TD Holdings Limited and the Secured Promissory Note (Incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 5, 2018)
10.17	$1.0 Million Convertible Promissory Note with TeleMate.net (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.18	Investment Banking Agreement with Newbridge Securities Corporation (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.19	Form of Pledge and Security Agreement (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.20	Subscription Agreement for Series A Stock (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.21	Purchase and Sale Agreement with TeleMate.Net (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.22	Grom Educational Services Peachtree Pointe Lease (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.23	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 19, 2019)
10.24	Form of Debt Exchange Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 15, 2019
10.25	Form of 12% Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.26	Form of 12% Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.27	Form of Subscription Agreement for 12% Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.28	Intercreditor Deed (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.29	Security Agent Agreement, dated March 16, 2020 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.30	Third Amendment to the TDH Share Sell Agreement, dated March 16, 2020 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.31	Security Agreement, dated March 16, 2020 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.32	Form of Subscription Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.33	Form of Debt Exchange Agreement (incorporated by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020)
10.34	Form of Exchange Agreement for Series A 10% Convertible Preferred Stock (incorporated by reference to Exhibit 10.34 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020)
10.35	Form of Subscription Agreement for Series B Convertible Stock (incorporated by reference to Exhibit 10.35 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020)
10.36	2020 Equity Incentive Plan, dated September 16, 2020 (incorporated by reference to Exhibit 10.36 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2020)
10.37	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.37 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2020)
10.38	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.38 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2020)

II-7

10.39	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.39 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2020)
10.40	Form of Grant of Stock Appreciation Rights (incorporated by reference to Exhibit 10.40 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2020)
10.41	Securities Purchase Agreement, dated November 30, 2020, between the Company and EMA Financial, LLC (incorporated by reference to Exhibit 10.43 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021)
10.42	8% Convertible Promissory Note, dated November 30, 2020, issued to EMA Financial, LLC (incorporated by reference to Exhibit 10.44 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021)
10.43	Note Purchase Agreement, dated December 17, 2021, between the Company and Quick Capital, LLC (incorporated by reference to Exhibit 10.45 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021)
10.44	8% Convertible Promissory Note, dated December 17, 2021, issued to Quick Capital LLC (incorporated by reference to Exhibit 10.46 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021)
10.45	Common Stock Purchase Warrant, dated December 17, 2021, issued to Quick Capital, LLC (incorporated by reference to Exhibit 10.47 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021
10.46	Securities Purchase Agreement, dated February 9, 2021, between the Company and Auctus Fund, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021)
10.47	Note Cancellation and General Release, dated March 17, 2021 from Newbridge Securities Corporation (incorporated by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K filed with the SEC on April 13, 2021)
10.48	12% Convertible Promissory Note, dated March 11, 2021, issued to FirstFire Fund, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2021)
10.49	Common Stock Purchase Warrant, dated March 11, 2021, issued to FirstFire Fund, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2021)
10.50	Securities Purchase Agreement, dated March 11, 2021, between the Company and FirstFire Fund, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2021)
10.51	Registration Rights Agreement, dated March 11, 2021, between the Company and FirstFire Fund, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2021)
10.52	Securities Purchase Agreement, dated April 16, 2021, between the Company and Labrys Fund, LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2021)
10.53	Form of Exchange Agreement for exchange of Series B Stock for Series C Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2021)
21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 17, 2018)
23.1*	Consent of BF Borgers CPA PC
23.2*	Consent of The Crone Law Group, P.C. (included in Exhibit 5.1)

101.INS*	XBRL Instance Document
101.SCH*	XBRL Schema Document
101.CAL*	XBRL Calculation Linkbase Document
101.LAB*	XBRL Label Linkbase Document
101.PRE*	XBRL Presentation Linkbase Document
101.DEF*	XBRL Definition Linkbase Document

_________________

* Filed herewith

** Previously filed

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of either the Underwritten Offering or Selling Shareholders Offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Underwritten Offering and Selling Shareholders Offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes that:

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(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fi de offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 24th day of May, 2021.

Grom Social Enterprises, Inc.

Dated: May 24, 2021	By:	/s/ Darren Marks
Darren Marks Chief Executive Officer and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Darren Marks	Chief Executive Officer and President	May 24, 2021
Darren Marks	(Principal Executive Officer)

/s/ Melvin Leiner	Executive Vice President,	May 24, 2021
Melvin Leiner	Chief Financial Officer, Director and Secretary (Principal Financial and Accounting Officer)

*	Director	May 24, 2021
Dr. Thomas Rutherford

*	Director	May 24, 2021
Robert Stevens

*	Director	May 24, 2021
Norman Rosenthal

*By: /s/ Darren Marks

 Darren Marks

 Attorney-in-Fact

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